As filed with the Securities and Exchange Commission on May 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Banco Santander, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification No.)

Ciudad Grupo Santander

28660 Boadilla del Monte (Madrid), Spain

+34 91 259 6520

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Banco Santander, S.A.

New York Branch

45 E. 53rd Street

New York, New York 10022

Attn: Mercedes Pacheco, Managing Director and Senior Legal Counsel

(212) 350-3500

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Nicholas A. Kronfeld

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Tel. No.: (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed maximum offering per unit/Proposed maximum price(1)	Amount of registration fee(2)
Senior preferred debt securities	Unspecified	$0
Senior non preferred debt securities	Unspecified	$0
Subordinated debt securities	Unspecified	$0
Contingent convertible capital securities	Unspecified	$0
Ordinary shares(3)	Unspecified	$0

(1)

An unspecified initial offering price, aggregate number of, principal amount of, or liquidation preference of, the senior preferred debt securities, the senior non preferred debt securities, the subordinated debt securities, the contingent convertible capital securities and the ordinary shares, are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee.
(3)

The ordinary shares are being registered in connection with issuances from time to time following the conversion of contingent convertible capital securities. American Depositary Shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-213557).

PROSPECTUS

Banco Santander, S.A.

By this prospectus we may offer —

DEBT SECURITIES

CONTINGENT CONVERTIBLE CAPITAL SECURITIES

ORDINARY SHARES

Banco Santander, S.A. may use this prospectus to offer from time to time senior preferred debt securities, senior non preferred debt securities, subordinated debt securities, contingent convertible capital securities and, solely in connection with the issuance of contingent convertible capital securities, ordinary shares (including in the form of American Depositary Shares). Banco Santander, S.A.’s American Depositary Shares, or ADSs, each representing the right to receive one share of capital stock of Banco Santander, S.A., are listed on the New York Stock Exchange under the symbol “SAN”. In addition, Banco Santander, S.A.’s ordinary shares are listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Banco Santander, S.A.’s ordinary shares are also listed on the London (in the form of CREST Depository Interests), Warsaw and Mexico (on the Sistema Internacional de Cotizaciones of the Mexican Stock Exchange) stock exchanges.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of any series of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in any of the securities described in the prospectus. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May 14, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities and contingent convertible capital securities (convertible into ordinary shares upon a trigger event) we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus, the applicable prospectus supplement and any related issuer free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires

•	“Banco Santander” means Banco Santander, S.A. and the term “Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“debt securities” refers to the senior preferred debt securities, senior non preferred debt securities and subordinated debt securities;

•	“senior preferred debt securities” refers to the senior preferred unsubordinated debt securities issued by Banco Santander;

•	“senior non preferred debt securities” refers to the senior non preferred unsubordinated debt securities issued by Banco Santander;

•	“securities” refers to the debt securities and the contingent convertible capital securities;

•	“subordinated debt securities” refers to the subordinated debt securities issued by Banco Santander;

•	“we”, “our” and “us” refers to Banco Santander as issuer;

•	“$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars; and

•	“€” and “euro” refer to euro.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

BANCO SANTANDER, S.A.

Banco Santander, S.A. is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru, Colombia and Uruguay.

Banco Santander, S.A. was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander, S.A. is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander, S.A. conducts business under the commercial name “Santander”. The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and as set out below as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to any of the securities described in this prospectus.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on Banco Santander’s and the Group’s business, operations, financial condition or prospects and cause future results to be materially different from expected results. Banco Santander’s results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties that Banco Santander and the Group face. Described are only those risks relating to Banco Santander’s and the Group’s operations or an investment in the securities that Banco Santander considers to be material. There may be additional risks that Banco Santander currently considers not to be material or of which they are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and Banco Santander is not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear Banco Santander’s and the Group’s solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal, interest, liquidation preference and distributions which investors will receive in respect of the securities. In addition, each of the highlighted risks could adversely affect the trading price of the securities or the rights of investors under the securities and, as a result, investors could lose some or all of their investment. Holders of contingent convertible capital securities or debt securities should consult their own financial, tax and legal advisers regarding the risks of an investment in the securities.

Capitalized terms and certain other terms used in this section “Risk Factors”, unless otherwise defined in this section, have the meanings assigned to them in “Description of Debt Securities” and “Description of Contingent Convertible Capital Securities” below.

Risks relating to Banco Santander and the Group

For a description of the risks associated with Banco Santander and the Group, see the section entitled “Risk Factors” of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.

Risks Relating to the Securities

Holders of any series of securities may experience a loss in their investment in the event Banco Santander becomes subject to a resolution process under Law 11/2015 (or in the event that loss absorption is required by the SRB to avoid a resolution process).

Chapter VI of Law 11/2015, of June 18, for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time (“Law 11/2015”), regulates a set of measures targeted at ensuring that shareholders, subordinated creditors (including holders of securities) and certain senior creditors bear losses through a burden sharing mechanism within the framework of resolution processes. These measures could include the discharge of any indebtedness and a stay of payment in respect of any indebtedness imposed by the Single Resolution Board (the “SRB”), the Fondo de Reestructuración Ordenada Bancaria (the “FROB”) or any other entity with the authority to exercise the relevant tools and powers from time to time under Law 11/2015 (each, a “Relevant Resolution Authority”), even against the will or without the consent of those holding the relevant securities. Measures include repurchases of the debt securities at a certain price determined by the FROB, write-downs of the nominal value of contingent convertible capital and debt securities or their exchange for other securities. Potential investors in the securities of any series should consider the risk that a holder may lose all or part of its investment if Banco Santander became the subject of a resolution process (or, in the case of investors in the subordinated debt securities or contingent convertible capital securities of any series, in the event that loss absorption were required by the SRB to avoid a resolution process of Banco Santander; and additionally, pursuant to BRRD II and the SRM Regulation II (as defined below), senior non preferred securities and senior preferred securities eligible to comply with TLAC/MREL Requirements, may be also subject to Non-Viability Loss Absorption (as defined below)) and a loss absorption measure was taken with respect to the securities of such series in accordance with Chapter VI of Law 11/2015.

There is no active trading market for the securities.

Securities issued pursuant to this prospectus (other than Banco Santander’s ordinary shares) will be new securities which may not be widely distributed and for which there is currently no active trading market and no active trading market may develop. If securities of any series are traded after their initial issuance, they may trade at a discount to their initial offering price, depending on a number of factors, including: prevailing interest rates, the number of holders of such series of securities, the market for similar securities, general economic conditions and the financial condition of Banco Santander and Banco Santander’s credit ratings published by credit rating agencies, the interest of securities dealers in making a market for such series of securities and the introduction of any financial transaction tax. Although Banco Santander may submit applications to list any series of securities on recognized stock exchanges, there is no assurance that such applications will be accepted, that any particular series of securities will be so admitted or that an active trading market will develop, or if developed, that it will continue. If an active trading market does not develop or is not maintained in respect of a particular series of securities, the market price and liquidity of the securities of such series, as applicable, may be adversely affected. In that case, holders of the securities of such series may not be able to sell the securities of such series at a particular time or may not be able to sell securities of such series at a favorable price.

The securities of any series are subject to the subordination provisions of the Spanish Insolvency Law.

Law 22/2003 (Ley Concursal) dated 9 July 2003 (“Law 22/2003” or the “Spanish Insolvency Law”), which became effective on September 1, 2004 supersedes all pre-existing Spanish provisions which regulated Banco Santander’s bankruptcy, insolvency (including suspension of payments) and any process affecting creditors’ rights generally, including the ranking of its credits.

Law 11/2015 established the ranking of claims under Article 92.2° of the Spanish Insolvency Law for Spanish banking insolvency proceedings. According to Law 11/2015: (a) principal of subordinated debt securities qualifying as Tier 2 Instruments will rank (i) pari passu among themselves and with the principal of any other contractually subordinated obligations of the relevant debtor qualifying as Tier 2 Instruments, (ii) senior to any principal of contractually subordinated obligations of the relevant debtor qualifying as Additional Tier 1 Instruments and (iii) junior to any principal of contractually subordinated obligations of the relevant debtor not qualifying as Additional Tier 1 Instruments or Tier 2 Instruments, and (b) principal of contingent convertible capital securities qualifying as Additional Tier 1 will rank (i) pari passu among themselves and with the principal of any other contractually subordinated obligations of the relevant debtor qualifying as Additional Tier 1, and (ii) junior to any principal of contractually subordinated obligations of the relevant debtor not qualifying as Additional Tier 1.

Law 22/2003 provides, among other things, that interest (other than interest accruing under secured liabilities up to an amount equal to the value of the asset subject to the security) shall cease to accrue as from the date of the declaration of insolvency and any amount of interest accrued up to such date (other than any interest accruing under secured liabilities up to an amount equal to the value of the asset subject to the security) or Distributions in respect of contingent convertible capital securities, will be subject to the subordination provisions of Article 92.3° of the Spanish Insolvency Law.

The Spanish Insolvency Law, in certain instances, also has the effect of modifying or impairing creditors’ rights even if the creditor, either secured or unsecured, does not consent to the amendment. Secured and unsecured dissenting creditors may be written down not only once the insolvency has been declared by the judge as a result of the approval of a creditors’ agreement, but also as a result of an out-of-court restructuring agreement without insolvency proceedings having been previously opened (e.g., refinancing agreements which satisfy certain requirements and are validated by the judge), in both scenarios (i) to the extent that certain qualified majorities are achieved and unless (ii) some exceptions in relation to the kind of claim or creditor apply (which would not be the case for the securities).

The majorities legal regime envisaged for these purposes also hinges on (i) the type of the specific restructuring measure which is intended to be imposed (e.g., extensions, debt reductions, debt for equity swaps, etc.) as well as (ii) on the part of claims to be written-down (i.e. secured or unsecured, depending on the value of the collateral as calculated pursuant to the rules established in the Spanish Insolvency Law).

In no case shall subordinated creditors be entitled to vote upon a creditors’ agreement during the insolvency proceedings, and accordingly, shall be always subject to the measures contained therein, if passed.

Under the terms of the securities of any series, holders of such securities shall have agreed to be bound by and consent to the exercise of any resolution tool by the Relevant Resolution Authority.

Notwithstanding any other term of the securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the securities of any series, by its acquisition of the securities of any series, each holder (which, for the purposes of this risk, includes each holder of a beneficial interest in the securities of any series) acknowledges, accepts, consents and agrees to be bound by the effect of the exercise of any resolution tools (including the sale of business tool, the bridge institution tool, and the asset separation tool) by the Relevant Resolution Authority in compliance with any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as may be amended or superseded from time to time or come into effect in place thereof (including the BRRD II) (the “Bank Recovery and Resolution Directive” or “BRRD”), including but not limited to Law 11/2015, and Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time (“RD 1012/2015”), (ii) the Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or superseded from time to time (including SRM Regulation II) (the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder.

The potential impact of any resolution tool may include the total loss of value of the securities of any series, and under certain circumstances, the inability of Banco Santander to perform its obligations under its securities.

See “ —Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any debt securities” and “ —Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any contingent convertible capital securities” below for a further description of the range of actions which may be taken.

Because global securities will be held by or on behalf of DTC, investors will have to rely on their procedures for transfer, payment and communication with Banco Santander.

The securities of any series issued may be represented by one or more global securities. Such global securities will be registered with Cede & Co. as a nominee of the Depository Trust Company (“DTC”), and may be held through a DTC participant, including Euroclear and Clearstream. Except in the circumstances described in the relevant global security, investors will not be entitled to receive definitive securities. DTC will maintain records of the beneficial interests in the global securities. While the securities are represented by one or more global securities, investors will be able to trade their beneficial interests only through DTC (or any other clearing system that is a direct or indirect participant in DTC).

While the securities of any series are represented by one or more global securities, Banco Santander will discharge their payment obligations under the securities of such series by making payments to the common depositary or Principal Paying Agent for DTC for distribution to their account holders. A holder of a beneficial interest in a global security must rely on the procedures of DTC, or if such interest is held through a DTC participant, the procedures of such DTC participant, to receive payments under the relevant series of securities. Banco Santander has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global securities.

Holders of beneficial interests in the global securities will not have a direct right to vote in respect of the relevant series of securities. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint appropriate proxies. Similarly, holders of beneficial interests in the global securities will not have a direct right under the global securities to take enforcement action against Banco Santander in the event of a default under the relevant series of securities but will have to rely upon their rights under the relevant indenture.

If Banco Santander does not receive timely certain information related to securities of any series from the Principal Paying Agent (in order to provide such information to the Spanish tax authorities), payments on the securities will become subject to Spanish withholding tax and no additional amounts will be paid with respect thereto.

Article 44 of Royal Decree 1065/2007, as amended (“Royal Decree 1065/2007”) sets out the reporting obligations applicable to preferred securities (participaciones preferentes), such as the contingent convertible capital securities of any series, and debt instruments (such as the debt securities), in each case, issued under Law 10/2014. The procedures apply to income derived from preferred securities and debt instruments to which Law 10/2014 refers, including debt instruments issued at a discount for a period equal to or less than twelve months.

According to Article 44.5 of Royal Decree 1065/2007, income derived from preferred securities or debt instruments issued under Law 10/2014 and which have been originally registered with entities that manage clearing systems located outside Spain (provided that these entities are recognized by Spanish law or by the law of another Organization for Economic Cooperation and Development (“OECD”) country such as DTC, Euroclear and Clearstream, Luxembourg), will be paid free of Spanish withholding tax provided that the Principal Paying Agent appointed by Banco Santander submits, in a timely manner, a statement to Banco Santander, with the following information:

(i) identification of the securities;

(ii) income payment date (or refund if the securities are issued at discount or are segregated);

(iii) total amount of income (or total amount to be refunded if the securities are issued at discount or are segregated); and

(iv) total amount of the income corresponding to each clearing system located outside Spain.

For these purposes, “income” means interest and the difference, if any, between the aggregate amount payable on the redemption of the securities of any series and the issue price of the securities of such series.

In accordance with Article 44 of Royal Decree 1065/2007, the Principal Paying Agent should provide Banco Santander with the statement reflecting the relevant position at the close of business on the business day immediately prior to each interest payment date. In the event that on such date, an entity obliged to provide the declaration fails to do so, Banco Santander or the Principal Paying Agent on its behalf will make a withholding at the then applicable general rate (currently set at 19%) on the total amount of the return on the relevant debt securities or contingent convertible capital securities otherwise payable to their holders.

Notwithstanding the foregoing, in the event that withholding tax were required by law due to the failure of the Principal Paying Agent to submit in a timely manner a duly executed and completed certificate pursuant to Law 10/2014 and Royal Decree 1065/2007 and any implementing legislation or regulation, Banco Santander will not pay any additional amounts with respect to any such withholding, as provided in “Description of Debt Securities—Additional Amounts” and “Description of Contingent Convertible Capital Securities—Additional Amounts” below.

In the event that the currently applicable procedures are modified, amended or supplemented by, among other things, any Spanish law, regulation, interpretation or ruling of the Spanish tax authorities, Banco Santander will notify the holders of the relevant series of securities, as applicable, of such information procedures and their implications, as Banco Santander may be required to apply withholding tax on interest payments or Distributions, as applicable, in respect of the relevant series of securities if the holders of such series of securities do not comply with such information procedures.

Potential FATCA Withholding

Under certain provisions of the United States Internal Revenue Code of 1986, as amended, commonly referred to as “FATCA,” and Treasury regulations promulgated hereunder, certain payments made in respect of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares may be subject to withholding at a rate of 30%, to the extent that such payments are considered to be “foreign passthru payments.” Banco Santander (or its paying agent or other financial intermediaries) may be required to withhold under FATCA on payments made to (i) non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA, and (ii) other holders that fail to provide sufficient identifying information to the relevant payor. The United States has entered into intergovernmental agreements for the implementation of FATCA with many jurisdictions (including Spain), which may modify these requirements. Under current guidance it is not clear whether and to what extent payments on the debt securities, contingent convertible capital securities, ADSs or Conversion Shares will be considered foreign passthru payments subject to withholding under FATCA, or whether and to what extent withholding on foreign passthru payments may be required under intergovernmental agreements and their implementing rules. Under proposed Treasury regulations, (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding on foreign passthru payments will not be required prior to the date that is two years after the date on which final Treasury regulations defining the term foreign passthru payments are published in the U.S. Federal Register. In addition, FATCA withholding on foreign passthru payments will not be required with respect to securities treated as debt for U.S. federal income tax purposes that are issued on or before the date that is six months after the date on which final Treasury regulations defining the term foreign passthru payments are published in the U.S. Federal Register (provided that such debt securities are not materially modified thereafter, including, in certain circumstances, by reason of a substitution or variation by Banco Santander). Investors should consult their tax advisors as to whether and how these rules may apply to payments they receive on the debt securities, contingent convertible capital securities, ADSs or Conversion Shares.

The proposed financial transaction tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (although Estonia has since stated that it will not participate) (the “participating Member States”).

The Commission’s proposal has very broad scope and could, if introduced, apply to certain dealings in the securities (including secondary market transactions) under certain circumstances. The issuance and subscription for the securities should, however, be exempt.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT may give rise to tax liabilities for Banco Santander with respect to certain transactions if it is adopted based on the Commission’s Proposal. Examples of such transactions are the conclusion of a derivative contract in the context of Banco Santander’s hedging arrangements or the purchase or sale of securities. It should also be noted that the FTT could be payable in relation to relevant transactions by investors in respect of the securities (including secondary market transactions) if conditions for a charge to arise are satisfied and the FTT is adopted based on the Commission’s Proposal. Primary market transactions referred to in Article 5(c) of Regulation EC No 1287/2006 are expected to be exempt.

The Commission’s Proposal remains subject to negotiation by the participating Member States and the scope of any such tax is uncertain. Similarly, the timing of the enactment of the Commission’s Proposal, if at all, as well as the number of Member States who may elect to participate, is uncertain as of the date of this prospectus. Additional Member States of the European Union may decide to participate.

On 30 April 2019, the interim government submitted to the European Commission the “Update of the Stability Programme 2019-2022” (Actualización del Programa de Estabilidad 2019-2022). This report is not equivalent to a draft law, but it includes the economic projections for 2019-2022 and confirms the intention of the new government to approve the Spanish FTT, stating that “the creation of the Tax on Financial Transactions will be relaunched”.

In this vein, on 18 February 2020 the Spanish government passed a draft law for introducing the FTT in Spain which was submitted for discussions to the Spanish Parliament on 28 February 2020. In principle, the FTT should not affect transactions involving bonds or debt or analogous instruments, such as debt securities and contingent convertible capital securities. Nevertheless, it would likely tax the acquisition of listed shares (including the transfer or conversion) of Spanish companies with a market capitalisation of more than €1 billion, at a fixed tax rate of 0.2%, regardless of the jurisdiction of residence of the parties involved in the transaction. Should the acquisition of listed shares arise from the conversion of contingent convertible capital securities or other convertible bonds, special rules for the assessment of the taxable base would apply. The obligation to withhold, self-assess and pay the FTT falls on the financial intermediaries involved in the acquisition of the shares, whether acting in its name or on behalf of investors, regardless of whether or not the financial intermediaries are established in Spain.

If approved by the Spanish Parliament, the FTT would enter into force three months after its publication in the Official State Gazette (Boletín Oficial del Estado) and would potentially affect credit entities and investment companies whether acting in its name or as financial intermediaries (on behalf of investors).

As the draft law has been sent to the Spanish Parliament for debate and approval, some of the proposed measures could be substantially modified (or even abandoned) during the legislative process.

If introduced, certain dealings in the securities may be subject to the FTT, in which case neither Banco Santander nor the Principal Paying Agent nor any other person would be obliged to pay additional amounts with respect to any security as a result of imposition of such tax. Any discrepancies between the FTT regimes implemented by EU Member States, along with the increase in transactions costs, would likely create distortions in financial markets, potential double taxation and affect both the volume of trades and liquidity.

Prospective investors are advised to seek their own professional advice in relation to FTT.

The market value of the securities is likely to be limited by early redemption features

Early redemption features are likely to limit the market value of the securities. During any period when Banco Santander may redeem the securities, the market value of those instruments generally will not rise substantially above the price at which they can be redeemed. Banco Santander may be expected to redeem the securities when its cost of borrowing is lower than the interest rate on the securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Risks Relating to the Debt Securities

Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any debt securities.

The BRRD (which has been implemented in Spain through Law 11/2015 and RD 1012/2015) is designed to provide authorities with tools to intervene in unsound or failing credit institutions or investment firms (“institutions”) to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system.

As provided in the BRRD, Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the Relevant Resolution Authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest. The four resolution tools are: (i) sale of business—which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) bridge institution—which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation—which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in by which the Relevant Resolution Authority may exercise the Spanish Bail-in Power (as defined below). This includes the ability of the Relevant Resolution Authority to write down (including to zero) and/or to convert into equity or other securities or obligations (which equity, securities or obligations could also be subject to any future application of the Spanish Bail-in Power (as defined below)) certain unsecured debt claims (including senior preferred debt securities and senior non preferred debt securities) and subordinated obligations (including subordinated debt securities).

Law 11/2015 also provides for the resolution authority as a last resort, after having assessed and exploited the above resolution tools to the maximum extent possible while maintaining financial stability, to be able to provide extraordinary public financial support through additional financial stabilization tools. These consist of the public equity support and temporary public ownership tools. Any such extraordinary financial support must be provided in accordance with the EU state aid framework.

In accordance with Article 20 of Law 11/2015, an institution will be considered as failing or likely to fail in any of the following circumstances: (i) it is, or is likely in the near future to be, in significant breach of its solvency or any other requirements necessary for maintaining its authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts as they fall due; or (iv) it requires extraordinary public financial support (except in limited circumstances). The determination that an institution is no longer viable may depend on a number of factors which may be outside of that institution’s control.

In addition to the Spanish Bail-in Power, the Relevant Resolution Authority has the further power to permanently write-down (including to zero), or convert into equity, capital instruments such as the subordinated debt securities of any series at the point of non-viability of an institution or a group (“Non-Viability Loss Absorption”). In addition, pursuant to BRRD II and the SRM Regulation II eligible liabilities (including senior non preferred securities and senior preferred debt securities eligible to comply with TLAC/MREL Requirements) may be also subject to Non-Viability Loss Absorption. Any shares issued to holders of debt securities of such series upon any such conversion into equity may also be subject to any application of the Spanish Bail-in Power.

Any application of the Spanish Bail-in Power and Non-Viability Loss Absorption powers shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by the Applicable Banking Regulations (as defined below). Accordingly, the impact of such application on holders will depend on the ranking of the relevant instrument.

In addition, in accordance with Article 64.1(i) of Law 11/2015, the Relevant Resolution Authority has the power to alter the amount of interest payable under debt instruments and other eligible liabilities subject to resolution proceedings and the date on which the interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period).

The powers set out in the BRRD as implemented through Law 11/2015, RD 1012/2015 and the SRM Regulation will impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Holders of the debt securities of any series may be subject to write-down or conversion into equity on any application of the Spanish Bail-in Power and, in the case of the subordinated debt securities of any series, to Non-Viability Loss Absorption, which may result in such holders losing some or all of their investment. The exercise of any power under Law 11/2015 or any suggestion of such exercise could, therefore, materially adversely affect the rights of holders of the debt securities of any series and the price or value of their investment in any series of debt securities.

Under the terms of the debt securities of any series, holders of such securities shall have agreed to be bound by and consent to the exercise of any Spanish Bail-in Power and Non-Viability Loss Absorption by the Relevant Resolution Authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of an institution governed by the laws of a third country (which include the debt securities of any series) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power (as defined herein) and Non-Viability Loss Absorption and agree to be bound by the exercise of those powers by the Relevant Resolution Authority.

Notwithstanding any other term of the debt securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the debt securities of any series, by its acquisition of the debt securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of any series) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Spanish Bail-in Power, and in the case of subordinated debt securities and, pursuant to BRRD II and the SRM II, senior preferred debt securities eligible to comply with TLAC/MREL Requirements and senior non preferred debt securities, Non-Viability Loss Absorption by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on the debt securities and/or the conversion of all or a portion of the Amounts Due on the debt securities into shares or other securities or other obligations of Banco Santander or another person, including by means of a variation to the terms of the debt securities to give effect to the exercise by the Relevant Resolution Authority of such powers. Each holder of the debt securities further acknowledges and agrees that the rights of the holders of the debt securities are subject to—and will be varied, if necessary, so as to give effect to—the exercise of any Spanish Bail-in Power, and in the case of subordinated debt securities and, pursuant to BRRD II and the SRM II, senior preferred debt securities eligible to comply with TLAC/MREL Requirements and senior non preferred debt securities, Non-Viability Loss Absorption by the Relevant Resolution Authority.

For these purposes, the “Amounts Due” are the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the debt securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in Spain, relating to the transposition of the BRRD (including BRRD II), as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) RD 1012/2015, as amended from time to time, (iii) the SRM Regulation, as amended from time to time (including SRM II), and (iv) any other instruments, rules or standards made in connection with either (i), (ii) or (iii), pursuant to which any obligations of an institution can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such institution or any other person (or suspended for a temporary period).

In addition to the Spanish Bail-in Power, the BRRD, Law 11/2015 and the SRM Regulation provide for resolution authorities to have the further power to permanently write-down (including to zero) or convert into equity capital instruments such as the subordinated debt securities of any series at the point of non-viability of an institution or a group. The point of non-viability of an institution is the point at which the Relevant Resolution Authority determines that the institution meets the conditions for resolution, or that it will no longer be viable unless the relevant capital instruments are written down or converted into equity, or that extraordinary public support is to be provided and without such support the Relevant Resolution Authority determines that the institution would no longer be viable. The point of non-viability of a group is the point at which the group infringes or there are objective elements to support a determination that the group, in the near future, will infringe its consolidated solvency requirements in a way that would justify action by the Relevant Resolution Authority in accordance with Article 38.3 of Law 11/2015. Non-Viability Loss Absorption may be imposed prior to or in combination with any exercise of the Spanish Bail-in Power or any other resolution tool or power (where the conditions for resolution referred to above are met). In addition, pursuant to BRRD II and the SRM Regulation II, eligible liabilities (including the senior non preferred debt securities and certain senior preferred securities) may be subject to any non-viability loss absorption measure.

Any Spanish Bail-in Power or Non-Viability Loss Absorption may be exercised in such a manner as to result in holders of debt securities of the relevant series losing the value of all or a part of their investment in the securities of such series or receiving a different security from the securities of such series, which may be worth significantly less than the securities of such series and which have significantly fewer protections than those typically afforded to those kinds of securities. Moreover, the Relevant Resolution Authority may exercise its authority to implement the Spanish Bail-in Power or Non-Viability Loss Absorption without providing any advance notice to the holders of the debt securities of such series. For more information, see “Description of Debt Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power.”

Holders of the debt securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority.

Law 11/2015 contains certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool.

With respect to the capital instruments write-down and conversion power, the Relevant Resolution Authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that Common Equity Tier 1 items will be written down before Additional Tier 1 and Tier 2 Instruments, successively, are written down or converted into Common Equity Tier 1 instruments. In addition, pursuant to BRRD II and the SRM Regulation II, eligible liabilities (including the senior non preferred debt securities) may be subject to Non-Viability Loss Absorption.

In accordance with Article 48 of Law 11/2015 (and subject to any exclusions that may be applied by the Relevant Resolution Authority under Article 43 of Law 11/2015), in the case of any application of the Spanish Bail-in Power, the sequence of any resulting write-down or conversion by the Relevant Resolution Authority shall be as follows: (i) Common Equity Tier 1 instruments; (ii) the principal amount of Additional Tier 1 Instruments, (iii) the principal amount of Tier 2 Instruments; (iv) the principal amount of other subordinated claims that do not qualify as Additional Tier 1 capital instruments or Tier 2 capital instruments; and (v) the principal or outstanding amount of the eligible liabilities (pasivos admisibles) prescribed in Article 41 of Law 11/2015. Any application of the Spanish Bail-in Power under the BRRD shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by applicable banking regulations).

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the Spanish Bail-in Power (including the debt securities of any series) or to Non-Viability Loss Absorption and to the broader resolution powers of the Relevant Resolution Authority. Accordingly, holders of debt securities of any series may have limited or circumscribed rights to challenge any decision of the Relevant Resolution Authority to exercise its Spanish Bail-in Power or Non-Viability Loss Absorption.

The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain.

There remains uncertainty as to how or when the Spanish Bail-in Power and/or, in case of subordinated debt, and pursuant to BRRD II and the SRM II, senior preferred debt securities and senior non preferred debt securities eligible to comply with the TLAC/MREL Requirements, Non-Viability Loss Absorption may be exercised and how it would affect the Group and the holders of debt securities of any series. The determination that all or part of the principal amount of the debt securities of any series will be subject to loss absorption is likely to be inherently unpredictable and may depend on a number of factors which may be outside of Banco Santander’s control. Although there are proposed pre-conditions for the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption, there remains uncertainty regarding the specific factors which the Relevant Resolution Authority would consider in deciding whether to exercise the Spanish Bail-in Power or Non-Viability Loss Absorption with respect to the financial institution and/or securities issued or guaranteed by that institution. In addition, as the Relevant Resolution Authority will retain an element of discretion, holders of debt securities of any series may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Spanish Bail-in Power and/or, in case of subordinated debt, and pursuant to BRRD II and the SRM II, senior preferred debt securities and senior non preferred debt securities eligible to comply with the TLAC/MREL Requirements, Non-Viability Loss Absorption. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers, may occur which would result in a principal amount write off or conversion to equity. The uncertainty may adversely affect the value of holders’ investments in the debt securities of any series and the price and trading behavior of the debt securities may be affected by the threat of a possible exercise of any power under Law 11/2015 (including any early intervention measure before any resolution) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Resolution Authority may exercise any such power without providing any advance notice to the holders of debt securities.

Changes in law may adversely affect holders’ rights under the debt securities of any series or may adversely affect the Group’s business, financial performance and capital plans.

Changes in law after the date hereof may affect holders’ rights under the debt securities of any series as well as the market value of the debt securities of such series. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the debt securities of any series, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the debt securities of such series.

Any change in law or regulation that would cause the senior non preferred debt securities or the senior preferred of any series to fail to fully qualify as TLAC/MREL Eligible Instruments or subordinated debt securities of any series to be fully excluded (or likely to be fully excluded) from Tier 2 Capital would trigger a TLAC/MREL Disqualification Event or Capital Disqualification Event, respectively, entitles Banco Santander to redeem the senior non preferred debt securities, senior preferred debt securities (to the extent specified in the applicable prospectus supplement) or subordinated debt securities of such series, as applicable, in whole (but not in part) as more particularly described under “Description of Debt Securities—Redemption and Repurchase—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event” and “Description of Debt Securities—Redemption and Repurchase—Redemption of Subordinated Debt Securities for a Capital Disqualification Event”. In addition, any change in law or regulation that results in Banco Santander having to pay additional amounts to holders of debt securities of any series, or results in certain other tax consequences including (but not limited to) Banco Santander not being entitled to claim a deduction for Spanish tax purposes in respect of interest payments (or the value of such deduction to us being materially reduced), could trigger a tax event, which may entitle Banco Santander to redeem the debt securities of such series, in whole (but not in part) as more particularly described under “Description of Debt Securities—Redemption and Repurchase—Early Redemption for Taxation Reasons”.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the debt securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the debt securities of such series. There can be no assurances that, in the event of any early redemption, holders of debt securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the debt securities of such series.

Any legislative and regulatory uncertainty could also affect holders’ ability to accurately value the debt securities of any series and therefore affect the trading price of the debt securities of such series given the extent and impact on the debt securities of such series that one or more regulatory or legislative changes, including those described under “ —The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power are currently uncertain” and “ —Holders of the debt securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power by the Relevant Resolution Authority”, could have on the debt securities of such series.

Changes in law may adversely affect Banco Santander’s future effective tax rates.

There are a number of factors that may adversely impact Banco Santander’s future effective tax rates, such as: (i) the jurisdictions in which our profits are determined to be earned and taxed; (ii) changes in the valuation of our deferred tax assets and liabilities; (iii) adjustments to provisional taxes upon finalization of various tax returns; (iv) adjustments to the interpretation of transfer pricing standards; (v) changes in available tax credits; (vi) changes in IFRS; (vii) changes in tax laws or the interpretation of tax laws (e.g., in connection with fundamental United States international tax reform). In particular, the Spanish government announced in 2019 specific tax measures that may include a minimum 15% tax rate (18% for, e.g., credit entities) for Spanish corporate income tax and limitations on the Spanish participation exemption in connection with dividends and capital gains under specific conditions. Should these measures be finally passed, they would affect Banco Santander’ corporate-income-taxation position as well as that of the Group. In addition, it cannot be ruled out that, as part of the Spanish government’s efforts to address the COVID-19 situation, these tax measurements or new ones are introduced in 2020 to mitigate the economic consequences of the pandemic.

Credit ratings may not reflect all risks of an investment in the debt securities, and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the debt securities.

Banco Santander’s credit ratings may not reflect the potential impact of all risks relating to the market values of the debt securities of any series. However, real or anticipated changes in Banco Santander’s credit ratings will generally affect the market values of the debt securities of such series. Credit rating agencies continually revise their ratings for companies that they follow, including Banco Santander, and as such, the credit rating of Banco Santander may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. In addition, one or more independent credit rating agencies may assign credit ratings to the debt securities of any series.

Any ratings downgrade could adversely affect the trading prices of the debt securities of any series or the trading markets for the debt securities of any series to the extent trading markets for the debt securities of such series develop, and any ratings improvement will not necessarily increase the value of the debt securities of such series and will not reduce market risk and other investment risks related to the debt securities of such series.

Credit ratings may not reflect the potential impact of all risks related to structure and market of the debt securities of any series, and do not address the price, if any, at which the debt securities of any series may be resold prior to maturity (which may be substantially less than the original offering price of the debt securities of such series), and other factors that may affect the value of the debt securities of such series. A credit rating is not a recommendation to buy, sell or hold the debt securities of any series and may be revised or withdrawn by the rating agency at any time.

In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009 (as amended) (the “CRA Regulation”) from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended). Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Certain information with respect to the credit rating agencies and ratings will be disclosed in the relevant prospectus supplement.

The debt securities may not be a suitable investment for investors.

A prospective investor should determine whether an investment in any series of debt securities is appropriate in his or her particular circumstances after carefully considering, in conjunction with his or her legal, business and tax advisors, the consequences of an investment in the debt securities of such series and the other information set out in this prospectus and the relevant prospectus supplement, to arrive at his or her own evaluation of the investment. Banco Santander does not make any recommendation as to whether any series of debt securities are a suitable investment for any person.

The debt securities of any series may be redeemed by Banco Santander prior to maturity.

The debt securities of any series may be redeemable at Banco Santander’s option in certain circumstances as described in this prospectus and the relevant prospectus supplement. Banco Santander may choose to redeem the debt securities of such series at times when prevailing interest rates may be relatively low. In such circumstances, an investor may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the relevant debt securities.

In addition, the ability to redeem the debt securities of any series is likely to limit the market value of the debt securities of such series. During any period when Banco Santander may elect to redeem the debt securities of any series, the market value of the debt securities of such series generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period. See “Description of Debt Securities—Redemption and Repurchase” for more information on the circumstances under which Banco Santander may redeem the debt securities of any series.

The debt securities of any series are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The debt securities of any series are Banco Santander’s obligations but are not bank deposits. In the event of Banco Santander’s insolvency, the debt securities of any series will rank equally with Banco Santander’s other unsecured obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which Banco Santander may incur.

There is no restriction under the relevant indentures on the amount or type of further securities or indebtedness which Banco Santander may issue or incur which ranks senior to, or pari passu with, the debt securities of any series. The incurrence of any such further indebtedness may reduce the amount recoverable by holders of debt securities of any series on a liquidation, dissolution or winding-up of Banco Santander in respect of the debt securities of such series and may limit the ability of Banco Santander to meet its obligations in respect of the debt securities of such series, and result in a holder of the debt securities of such series losing all or some of its investment in the debt securities of such series.

The terms of the debt securities contain a waiver of set-off rights.

No holder of the senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, senior non preferred debt securities of any series or the subordinated debt securities of any series may at any time exercise or claim any right, of or claim for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the relevant securities against any right, claim or liability of Banco Santander or that Banco Santander may have or acquire against such holder, directly or indirectly and howsoever arising (and including all such rights, claims and liabilities arising under or in relation to any and all agreements or other instruments of any kind, whether or not relating to such debt securities).

The terms and conditions of the senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, senior non preferred debt securities of any series and the subordinated debt securities of any series provide that holders shall be deemed to have waived all rights, of or claims for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the relevant securities to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off Banco Santander’s obligations under the relevant securities against obligations owed by them to Banco Santander.

Risks Related to the Senior Preferred Debt Securities

The senior preferred debt securities of any series are unsecured and are effectively subordinated to Banco Santander’s secured indebtedness.

The senior preferred debt securities of any series are unsecured, will be effectively subordinated to all secured indebtedness Banco Santander may incur, to the extent of the assets securing such indebtedness. The relevant indenture relating to Banco Santander’s senior preferred debt securities does not restrict Banco Santander’s ability to incur secured indebtedness in the future. In the event of Banco Santander’s insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent Banco Santander has granted security over Banco Santander’s assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before Banco Santander can make payments on the senior preferred debt securities of any series. There may only be limited assets available to make payments on the senior preferred debt securities of any series in the event of an acceleration of the senior preferred debt securities of such series and Banco Santander may not have sufficient assets to pay amounts due on any or all of Banco Santander’s senior preferred debt securities of such series then outstanding.

In the event that the senior preferred debt securities of any series are subject to redemption, such senior preferred debt securities may be subject to substitution and/or variation without a holder’s consent

Subject as provided herein, in particular under “Description of Debt Securities—Substitution and Variation”, if the applicable prospectus supplement for a series of senior preferred debt securities specifies that such senior preferred debt securities are subject to redemption and a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem the senior preferred debt securities as set forth under “Description of Debt Securities —Redemption and Repurchase—Early Redemption for Taxation Reasons” occurs, Banco Santander may, at its option, and without the consent or approval of the holders of the senior preferred debt securities of such series, elect either (i) to substitute all (but not only some) of the senior preferred debt securities of such series or (ii) to modify the terms of all (but not only some) of the senior preferred debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the senior preferred debt securities of such series as the original terms of the senior preferred debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the senior preferred debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the senior preferred debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the senior preferred debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the senior preferred debt securities of such series.

Certain senior preferred debt securities may be redeemed prior to maturity upon the occurrence of a TLAC/MREL Disqualification Event

When so specified in the prospectus supplement, Banco Santander may, at its option, redeem all, but not some only, of the senior preferred debt securities, at any time at their early redemption amount, together with accrued but unpaid interest up to (but excluding) the date of redemption, upon or following the occurrence of a TLAC/MREL Disqualification Event.

The early redemption of the senior preferred debt securities may be subject to the prior consent of the Relevant Resolution Authority if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Risks Related to the Senior Non Preferred Debt Securities

Banco Santander’s obligations under the senior non preferred debt securities of any series are junior to certain obligations.

Banco Santander’s obligations under the senior non preferred debt securities of any series will be direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander in accordance with Additional Provision 14.2º of Law 11/2015. Upon the insolvency of Banco Santander, the payment obligations of Banco Santander under the senior non preferred debt securities on account of principal rank, subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise) (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of the Spanish Insolvency Law), (a) pari passu among themselves and with any Senior Non Preferred Liabilities (as defined below), (b) junior to the Senior Higher Priority Liabilities (as defined below) (and, accordingly, upon the insolvency of Banco Santander the claims in respect of the senior non preferred debt securities of any series will be met after payment in full of the Senior Higher Priority Liabilities) and (c) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Banco Santander’s Senior Higher Priority Liabilities would include, among other liabilities, its deposit obligations (other than the deposit obligations qualifying as preferred liabilities (créditos con privilegio general) under Additional Provision 14.1º of Law 11/2015, which will rank senior to the senior non preferred debt securities of any series), its obligations in respect of derivatives and other financial contracts and its unsubordinated and unsecured debt securities other than the Senior Non Preferred Liabilities. If Banco Santander were wound up or liquidated, Banco Santander expects that a liquidator would apply the assets which are available to satisfy all claims in respect of its unsubordinated and unsecured liabilities, first to satisfy claims of all other creditors ranking ahead of holders, including holders of Senior Higher Priority Liabilities, and then to satisfy claims in respect of the senior non preferred debt securities of any series (and other Senior Non Preferred Liabilities). If Banco Santander does not have sufficient assets to settle the claims of higher ranking creditors in full, the claims of the holders under the senior non preferred debt securities of any series will not be satisfied. Holders will share equally in any distribution of assets available to satisfy all claims in respect of its unsubordinated and unsecured liabilities with the creditors under any other Senior Non Preferred Liabilities if Banco Santander does not have sufficient funds to make full payment to all of them.

In addition, if Banco Santander enters into resolution, its eligible liabilities (including the senior non preferred debt securities) may be subject to bail-in, meaning potential write-down or conversion into equity securities or other instruments, and additionally, pursuant to BRRD II and the SRM Regulation II, may be subject to any Non-Viability Loss Absorption. The sequence of any resulting write-down or conversion of eligible instruments under Article 48 of the BRRD and Article 48 of Law 11/2015 provides for claims to be written down or converted into equity in accordance with the hierarchy of claims provided in the applicable insolvency legislation. Because the senior non preferred debt securities of any series are senior non preferred obligations (créditos ordinarios no preferentes), Banco Santander expects them to be written down or converted in full after any subordinated obligations of Banco Santander under Article 92 of the Spanish Insolvency Law and before any of Banco Santander’s Senior Higher Priority Liabilities are written down or converted. Banco Santander expects that upon insolvency, the payment obligations in respect of principal under the senior non preferred debt securities of any series would rank pari passu with any obligations in respect of principal of any senior non preferred debt securities or any other securities with the same ranking issued by Banco Santander.

As a consequence, holders of the senior non preferred debt securities of any series bear significantly more risk than holders of Banco Santander’s Senior Higher Priority Liabilities and could lose all or a significant part of their investment if Banco Santander were to become (i) subject to resolution under the BRRD (as implemented through Law 11/2015 and RD 1012/2015) and the senior non preferred debt securities of any series become subject to the application of the bail-in or (ii) insolvent.

The senior non preferred debt securities provide for limited events of default.

Holders have no ability to accelerate the maturity of their senior non preferred debt securities. The terms and conditions of the senior non preferred debt securities do not provide for any events of default, except in the case that an order is made by any competent court commencing insolvency proceedings against Banco Santander or for its winding up, dissolution or liquidation. Accordingly, in the event that any payment on the senior non preferred debt securities of any series is not made when due, each holder of such series will have a claim only for amounts then due and payable on their senior non preferred debt securities.

The senior non preferred debt securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject as provided herein, in particular under “Description of Debt Securities—Substitution and Variation”, if a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem the debt securities as set forth under “Description of Debt Securities —Redemption and Repurchase—Early Redemption for Taxation Reasons” occurs, Banco Santander may, at its option, and without the consent or approval of the holders of the senior non preferred debt securities of such series, elect either (i) to substitute all (but not some only) of the senior non preferred debt securities of such series or (ii) to modify the terms of all (but not some only) of the senior non preferred debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the senior non preferred debt securities of such series as the original terms of the senior non preferred debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the senior non preferred debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the senior non preferred debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the senior non preferred debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the senior non preferred debt securities of such series.

The senior non preferred debt securities may be redeemed prior to maturity upon the occurrence of a TLAC/MREL Disqualification Event

Banco Santander may, at its option, redeem all, but not some only, of the senior non preferred debt securities, at any time at their early redemption amount, together with accrued but unpaid interest up to (but excluding) the date of redemption, upon or following the occurrence of a TLAC/MREL Disqualification Event.

The early redemption of the senior non preferred debt securities may be subject to the prior consent of the Relevant Resolution Authority if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

The EU Banking Reforms provide that the redemption of eligible liabilities prior to the date of their contractual maturity is subject to the prior permission of the resolution authority. According to the EU Banking Reforms, such consent will be given only if one of the following conditions is met:

i.

earlier than or at the same time of such redemption, the institution replaces the eligible liabilities instruments with own funds or eligible liabilities instruments of equal or higher quality at terms that are sustainable for the income capacity of the institution; or

ii.

the institution has demonstrated to the satisfaction of the resolution authority that the own funds and eligible liabilities of the institution would, following such redemption, exceed the requirements laid down in the CRD IV (as defined below) and the BRRD by a margin that the resolution authority in agreement with the competent authority considers necessary; or

iii.

the institution has demonstrated to the satisfaction of the resolution authority that the partial or full replacement of eligible liabilities with own funds instruments is necessary to ensure compliance with the own funds requirements laid down in the CRD IV for continuing authorization.

It is not possible to predict whether any further change in the laws or regulations of Spain, Applicable Banking Regulations or in the application or official interpretation thereof will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the senior non preferred debt securities, and if so whether or not Banco Santander will elect to exercise such option to redeem the senior non preferred debt securities or any prior consent of the Relevant Resolution Authority, if required, will be given.

Risks Related to the Subordinated Debt Securities

Banco Santander’s obligations under the subordinated debt securities of any series are subordinated to existing and future senior indebtedness.

Banco Santander’s obligations under the subordinated debt securities of any series will be unsecured and subordinated and will rank junior in priority of payment to all unsubordinated obligations of Banco Santander and to all subordinated obligations of Banco Santander not qualifying as Tier 1 or Tier 2 Capital. Although subordinated debt securities may pay a higher rate of interest than comparable debt securities which are not subordinated, there is a greater risk that holders of the subordinated debt securities of any series will lose all or some of their investment should Banco Santander become (i) subject to resolution under the BRRD (as implemented through Law 11/2015 and RD 1012/2015) and the subordinated debt securities of any series become subject to the application of the Spanish Bail-in Power or Non-Viability Loss Absorption or (ii) insolvent.

The subordinated debt securities provide for limited events of default.

Holders have no ability to accelerate the maturity of their subordinated debt securities. The terms and conditions of the subordinated debt securities do not provide for any events of default, except in the case that an order is made by any competent court commencing insolvency proceedings against Banco Santander or for its winding up, dissolution or liquidation. Accordingly, in the event that any payment on the subordinated debt securities of any series is not made when due, each holder of such series will have a claim only for amounts then due and payable on their subordinated debt securities.

The subordinated debt securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject as provided herein, in particular under “Description of Debt Securities—Substitution and Variation”, if a Capital Disqualification Event or a tax event that would entitle Banco Santander to redeem the debt securities as set forth under “Description of Debt Securities —Redemption and Repurchase—Early Redemption for Taxation Reasons” occurs, Banco Santander may, at its option, and without the consent or approval of the holders of the subordinated debt securities of such series, elect either (i) to substitute all (but not some only) of the subordinated debt securities of such series or (ii) to modify the terms of all (but not some only) of the subordinated debt securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the subordinated debt securities of such series as the original terms of the subordinated debt securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the subordinated debt securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the subordinated debt securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the subordinated debt securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the subordinated debt securities of such series.

Risks Relating to the Contingent Convertible Capital Securities

The contingent convertible capital securities of any series are subject to certain provisions of the laws of the Kingdom of Spain and their official interpretation, which may change and have a material adverse effect on the terms and market value of the contingent convertible capital securities of such series.

Changes in the laws of Spain or their official interpretation by regulatory authorities such as the Bank of Spain or the European Central Bank after the date hereof may affect the rights and effective remedies of holders of any series of contingent convertible capital securities as well as the market value of the contingent convertible capital securities of such series.

Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the contingent convertible capital securities of such series, which may have an adverse effect on investment in the contingent convertible capital securities of such series.

Any such changes (including those which may result from the publication of the technical standards which interpret CRR) could impact the calculation of the CET1 ratio or the CET1 Capital of Banco Santander or the Group or the Risk Weighted Assets Amount. Furthermore, because the occurrence of the Trigger Event and restrictions on Distributions where the Maximum Distributable Amount depends, in part, on the calculation of these ratios and capital measures, any change in Spanish law or their official interpretation by regulatory authorities that could affect the calculation of such ratios and measures could also affect the determination of whether the Trigger Event has actually occurred and/or whether Distributions on the contingent convertible capital securities are subject to restrictions.

Such calculations may also be affected by changes in applicable accounting rules, the accounting policies of Banco Santander and the Group and the application by Banco Santander and the Group of these policies. Any such changes, including changes over which Banco Santander or the Group has a discretion, may have a material adverse impact on the reported financial position of Banco Santander or the Group and accordingly may give rise to the occurrence of the Trigger Event in circumstances where such Trigger Event may not otherwise have occurred, notwithstanding the adverse impact this will have for holders of any series of contingent convertible capital securities.

Furthermore, any change in the laws or regulations of Spain, Applicable Banking Regulations or any change in the application or official interpretation thereof may in certain circumstances result in Banco Santander having the option to redeem the contingent convertible capital securities of any series in whole but not in part. In any such case, the contingent convertible capital securities of such series would cease to be outstanding, which could materially and adversely affect investors and frustrate investment strategies and goals.

Such legislative and regulatory uncertainty could affect an investor’s ability to value the contingent convertible capital securities accurately and therefore affect the market price of the contingent convertible capital securities of such series given the extent and impact on the contingent convertible capital securities of such series of one or more regulatory or legislative changes.

Banco Santander will be restricted from making payments of Distributions on the contingent convertible capital securities in certain circumstances, in which case Banco Santander will cancel such Distributions, and holders of contingent convertible capital securities of any series may not be able to anticipate whether or not Banco Santander will cancel such Distributions.

Under Article 141 of the CRD IV Directive, Member States of the European Union must require that institutions that fail to meet the “combined buffer requirement” (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be prohibited from paying any “discretionary payments” (which are defined broadly by the CRD IV Directive as payments relating to Common Equity Tier 1, variable remuneration and payments on Additional Tier 1 Instruments such as the contingent convertible capital securities of any series), until it calculates its applicable restrictions and communicates them to the Regulator and, once done, such institution will be subject to restricted “discretionary payments”.

The restrictions will be scaled according to the extent of the breach of the “combined buffer requirement” and calculated as a percentage of the profits of the institution since the last distribution of profits or “discretionary payment”. Such calculation will result in a “Maximum Distributable Amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer requirement”, no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments, including potentially exercising Banco Santander’s discretion to cancel (in whole or in part) payments of Distributions in respect of the contingent convertible capital securities of any series.

Articles 43 to 49 of Law 10/2014 and Chapter II of Title II of Royal Decree 84/2015 implement the above provisions in Spain. In particular Article 48 of Law 10/2014 and Articles 73 and 74 of Royal Decree 84/2014 deal with restrictions on distributions and Article 24 of Circular 2/2016 of the Bank of Spain.

There are a number of factors that make the determination and application of the Maximum Distributable Amount particularly complex, including the following:

•

the Maximum Distributable Amount applies when the “combined buffer requirement” is not maintained. The “combined buffer requirement” represents the amount of capital that a financial institution is required to maintain beyond the minimum Pillar 1 and (if applicable) Pillar 2 capital requirements. However, there are several different buffers, some of which are intended to encourage countercyclical behaviour (with extra capital retained when profits are robust) and others of which are intended to provide additional capital cushions for institutions whose failure would result in a significant systemic risk;

•

the institution-specific countercyclical buffer, the G-SII (a financial institution that is deemed to be a global systemically important institution) buffer and the systemic risk buffer may be applied and varied at any time upon decision of the relevant authorities. As a result, the potential impact of the Maximum Distributable Amount will change over time;

•

the Maximum Distributable Amount calculation could be different for Banco Santander on a consolidated and on an individual basis and different capital buffers could also apply. In addition, if a capital buffer is not respected, it is not completely clear the extent to which Banco Santander’s consolidated as compared to its individual net income may be taken into account in different circumstances. It is also possible that some discretionary payments will affect the Maximum Distributable Amount on a consolidated but not an individual basis for Banco Santander and vice versa; and

•

payments made earlier in the year will reduce the remaining Maximum Distributable Amount available for payments later in the year, and Banco Santander will have no obligation to preserve any portion of the Maximum Distributable Amount for payments scheduled to be made later in a given year. Even if Banco Santander attempts to do so, there can be no assurance that it will be successful, as the Maximum Distributable Amount at any time depends on the amount of net income earned during the course of the relevant year, which will necessarily be difficult to predict.

These and other possible interpretation issues (including any changes which arise from the EU Banking Reforms) make it difficult to determine how the Maximum Distributable Amount will apply as a practical matter to limit Distributions on the contingent convertible capital securities. This uncertainty and the resulting complexity may adversely impact the market price and liquidity of the contingent convertible capital securities.

Furthermore, the BRRD and the Regulation (EU) No. 2016/1450 did not provide details on the implications of a failure by an institution to comply with its MREL requirement. However, pursuant to the EU Banking Reforms, and in line with the FSB standard on TLAC, any failure by an institution to meet the “combined buffer requirement” in excess of the applicable minimum TLAC/MREL Requirements is intended to be treated in a similar manner as a failure to meet the “combined buffer requirement” on top of its minimum regulatory capital requirements (i.e. the imposition of restrictions or prohibitions on discretionary payments by the Bank, but subject to a potential nine months grace period). Accordingly, any failure by the Bank and/or the Group to comply with its TLAC/MREL Requirement may have a material adverse effect on the Bank’s business, financial conditions and results of operations and could result in the imposition of restrictions or prohibitions on discretionary payments by the Bank, including the payment of Distributions on the contingent convertible capital securities. See also Risk Factor “Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto”.

In addition, in accordance with Article 64.1.(i) of Law 11/2015, the Relevant Resolution Authority has the power to alter the amount of distributions or interest payable under debt instruments issued by banks subject to resolution proceedings and the date on which the distributions or interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period). In addition, the European Central Bank also has the power under Article 68.2(i) of Law 10/2014 (implementing Article 104 of CRD IV Directive) to impose in certain circumstances requirements on Banco Santander, the effect of which will be to restrict or prohibit payments of Distributions by Banco Santander to holders of the contingent convertible capital securities of any series, which is most likely to materialize if at any time Banco Santander is failing, or is expected to fail, to meet its capital requirements.

Moreover, Banco Santander’s capital requirements, are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Investors may not be able to predict accurately the proximity of the risk of discretionary payments on the contingent convertible capital securities of any series being prohibited from time to time as a result of the operation of Article 48 of Law 10/2014. There can be no assurance that any of the capital requirements or capital buffer requirements applicable to Banco Santander will not be amended in the future to include new and more onerous capital requirements, which in turn may affect Banco Santander’s capacity to make payments of Distributions on the contingent convertible capital securities of any series. See “ —Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.”

Law 11/2015 enables a range of actions to be taken in relation to credit institutions and investment firms considered to be at risk of failing. The taking of any action under Law 11/2015 could materially affect the value of any contingent convertible capital securities.

The BRRD (which has been implemented in Spain through Law 11/2015 and RD 1012/2015) is designed to provide authorities with tools to intervene in institutions to ensure the continuity of the institution’s critical financial and economic functions, while minimizing the impact of an institution’s failure on the economy and financial system.

Law 11/2015 contains four resolution tools and powers which may be used alone or in combination where the Relevant Resolution Authority considers that (a) an institution is failing or likely to fail, (b) there is no reasonable prospect that any alternative private sector measures would prevent the failure of such institution within a reasonable timeframe, and (c) a resolution action is in the public interest. The four resolution tools are: (i) sale of business—which enables resolution authorities to direct the sale of the firm or the whole or part of its business on commercial terms; (ii) bridge institution—which enables resolution authorities to transfer all or part of the business of the firm to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation—which enables resolution authorities to transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) bail-in by which the Relevant Resolution Authority may exercise the Spanish Bail-in Power. This includes the ability of the Relevant Resolution authority to write down (including to zero) and/or to convert into equity or other securities or obligations (which equity, securities or obligations could also be subject to any future application of the Spanish Bail-in Power) certain unsecured debt claims and subordinated obligations (including contingent convertible capital securities).

Law 11/2015 also provides for the resolution authority as a last resort, after having assessed and exploited the above resolution tools to the maximum extent possible while maintaining financial stability, to be able to provide extraordinary public financial support through additional financial stabilization tools. These consist of the public equity support and temporary public ownership tools. Any such extraordinary financial support must be provided in accordance with the EU state aid framework.

In accordance with Article 20 of Law 11/2015, an institution will be considered as failing or likely to fail in any of the following circumstances: (i) it is, or is likely in the near future to be, in significant breach of its solvency or any other requirements necessary for maintaining its authorization; (ii) its assets are, or are likely in the near future to be, less than its liabilities; (iii) it is, or is likely in the near future to be, unable to pay its debts as they fall due; or (iv) it requires extraordinary public financial support (except in limited circumstances). The determination that an institution is no longer viable may depend on a number of factors which may be outside of that institution’s control.

In addition to the Spanish Bail-in Power, the Relevant Resolution Authority has the further power to permanently write-down (including to zero) or convert into equity, capital instruments such as the contingent convertible capital securities of any series at the point of non-viability of an institution or a group (Non-Viability Loss Absorption). Any shares issued to holders of contingent convertible capital securities of such series upon any such conversion into equity may also be subject to any application of the Spanish Bail-in Power.

The powers set out in Law 11/2015 and the SRM Regulation will impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Holders of the contingent convertible capital securities of any series may be subject to write-down or conversion into equity on any application of the Spanish Bail-in Power and to Non-Viability Loss Absorption, which may result in such holders losing some or all of their investment. The exercise of any power under Law 11/2015 or any suggestion of such exercise could, therefore, materially adversely affect the rights of holders of the contingent convertible capital securities of any series and the price or value of their investment in any series of contingent convertible capital securities.

Under the terms of the contingent convertible capital securities of any series, holders of contingent convertible capital securities of such series shall have agreed to be bound by the exercise of any Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority.

Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of an institution governed by the laws of a third-country (which include the contingent convertible capital securities of any series) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power and Non-Viability Loss Absorption and agree to be bound by the exercise of those powers by the Relevant Resolution Authority.

Notwithstanding any other term of the contingent convertible capital securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the contingent convertible capital securities of any series, by its acquisition of the contingent convertible capital securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of any series) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Spanish Bail-in Power or any Non-Viability Loss Absorption by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on the contingent convertible capital securities and/or the conversion of all or a portion of the Amounts Due on the contingent convertible capital securities into shares or other securities or other obligations of Banco Santander or another person, including by means of a variation to the terms of the contingent convertible capital securities to give effect to the exercise by the Relevant Resolution Authority of such powers. Each holder of the contingent convertible capital securities further acknowledges and agrees that the rights of the holders of the contingent convertible capital securities are subject to—, and will be varied, if necessary, so as to give effect to—, the exercise of any Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority.

For these purposes, the “Amounts Due” are the Liquidation Preference, together with any accrued but unpaid Distributions, if any, and Additional Amounts, if any, due on the contingent convertible capital securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Spanish Bail-in Power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with any laws, regulations, rules or requirements in effect in Spain, relating to the transposition of the BRRD (including BRRD II), as amended from time to time, including, but not limited to (i) Law 11/2015, as amended from time to time, (ii) RD 1012/2015, as amended from time to time, (iii) the SRM Regulation, as amended from time to time (including SRM II), and (iv) any other instruments, rules or standards made in connection with either (i), (ii) or (iii), pursuant to which any obligations of an institution can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such institution or any other person (or suspended for a temporary period).

In addition to the Spanish Bail-in Power, the BRRD, Law 11/2015 and the SRM Regulation provide for resolution authorities to have the further power to permanently write-down (including to zero) or convert into equity capital instruments such as the contingent convertible capital securities of any series at the point of non-viability of an institution or a group. The point of non-viability of an institution is the point at which the Relevant Resolution Authority determines that the institution meets the conditions for resolution, or that it will no longer be viable unless the relevant capital instruments are written down or converted into equity, or that extraordinary public support is to be provided and without such support the Relevant Resolution Authority determines that the institution would no longer be viable. The point of non-viability of a group is the point at which the group infringes or there are objective elements to support a determination that the group, in the near future, will infringe its consolidated solvency requirements in a way that would justify action by the Relevant Resolution Authority in accordance with Article 38.3 of Law 11/2015. Non-Viability Loss Absorption may be imposed prior to or in combination with any exercise of the Spanish Bail-in Power or any other resolution tool or power (where the conditions for resolution referred to above are met).

Any Spanish Bail-in Power or Non-Viability Loss Absorption may be exercised in such a manner as to result in holders of contingent convertible capital securities of the relevant series losing the value of all or a part of their investment in the contingent convertible capital securities of such series or receiving a different security from the contingent convertible capital securities of such series, which may be worth significantly less than the contingent convertible capital securities of such series and which have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant Resolution Authority may exercise its authority to implement the Spanish Bail-in Power or Non-Viability Loss Absorption without providing any advance notice to the holders of the contingent convertible capital securities of such series. For more information, see “Description of Contingent Convertible Capital Securities—Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power”.

Holders of contingent convertible capital securities of any series are likely to have limited rights to challenge the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption by the Relevant Resolution Authority.

Law 11/2015 contains certain safeguards for creditors in respect of the application of the capital instruments write-down and conversion power and the bail-in tool.

With respect to the capital instruments write-down and conversion power, the Relevant Resolution Authority will exercise such power in accordance with the priority of claims under normal insolvency proceedings such that Common Equity Tier 1 items will be written down before Additional Tier 1 and Tier 2 Instruments, successively, are written down or converted into Common Equity Tier 1 instruments.

In accordance with Article 48 of Law 11/2015 (and subject to any exclusions that may be applied by the Relevant Resolution Authority under Article 43 of Law 11/2015), in the case of any application of the Spanish Bail-in Power, the sequence of any resulting write-down or conversion by the Relevant Resolution Authority shall be as follows: (i) Common Equity Tier 1 instruments; (ii) the principal amount of Additional Tier 1 Instruments, (iii) the principal amount of Tier 2 Instruments; (iv) the principal amount of other subordinated claims that do not qualify as Additional Tier 1 capital instruments or Tier 2 capital instruments; and (v) the principal or outstanding amount of the eligible liabilities (pasivos admisibles) prescribed in Article 41 of Law 11/2015. Any application of the Spanish Bail-in Power under the BRRD shall be in accordance with the hierarchy of claims in normal insolvency proceedings (unless otherwise provided by applicable banking regulations).

Notwithstanding the above, there may be limited protections, if any, that will be available to holders of securities subject to the Spanish Bail-in Power (including the contingent convertible capital securities of any series) or to Non-Viability Loss Absorption and to the broader resolution powers of the Relevant Resolution Authority. Accordingly, holders of contingent convertible capital securities of any series may have limited or circumscribed rights to challenge any decision of the Relevant Resolution Authority to exercise its Spanish Bail-in Power or Non-Viability Loss Absorption.

The circumstances under which the Relevant Resolution Authority would exercise its Spanish Bail-in Power or Non-Viability Loss Absorption are currently uncertain.

There remains uncertainty as to how or when the Spanish Bail-in Power or Non-Viability Loss Absorption may be exercised and how it would affect the Group and the holders of contingent convertible capital securities of any series. The determination that all or part of the Liquidation Preference of the contingent convertible capital securities of any series will be subject to loss absorption is likely to be inherently unpredictable and may depend on a number of factors which may be outside of Banco Santander’s control. Although there are proposed pre-conditions for the exercise of the Spanish Bail-in Power or Non-Viability Loss Absorption, there remains uncertainty regarding the specific factors which the Relevant Resolution Authority would consider in deciding whether to exercise the Spanish Bail-in Power or Non-Viability Loss Absorption with respect to the financial institution and/or securities issued or guaranteed by that institution. In addition, as the Relevant Resolution Authority will retain an element of discretion, holders of contingent convertible capital securities of any series may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Spanish Bail-in Power or Non-Viability Loss Absorption. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers, may occur which would result in a Liquidation Preference write off or conversion to equity. The uncertainty may adversely affect the value of holders’ investments in the contingent convertible capital securities of any series and the price and trading behavior of the contingent convertible capital securities of any series. may be affected by the threat of a possible exercise of any power under Law 11/2015 (including any early intervention measure before any resolution) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Resolution Authority may exercise any such power without providing any advance notice to the holders of debt securities.

The contingent convertible capital securities are irrevocably and mandatorily convertible into newly issued Common Shares in certain prescribed circumstances, and as a result, holders of contingent convertible capital securities of any series could lose all or part of their investment in the contingent convertible capital securities of such series.

Upon the occurrence of the Trigger Event, the contingent convertible capital securities of any series will be irrevocably and mandatorily (and without any requirement for the consent or approval of holders of the contingent convertible capital securities of such series) converted into newly issued Common Shares. Because the Trigger Event will occur when the CET1 ratio of Banco Santander and/or the Group, as applicable, will have deteriorated significantly, the resulting Trigger Event will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Event.

Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share may be below the Floor Price, and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. In addition, there may be a delay in a holder of contingent convertible capital securities receiving its Common Shares following the Trigger Event, during which time the market price of the Common Shares may fall further. As a result, the value of the Common Shares received on conversion following the Trigger Event could be substantially lower than the price paid for the contingent convertible capital securities at the time of their purchase.

Accordingly, an investor in the contingent convertible capital securities of any series faces almost the same risk of loss as an investor in the Common Shares in the event of the Trigger Event. See also “ —Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the Common Shares and/or movements in any ratio that could give rise to the occurrence of a Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate. ” below.

A capital reduction may take place in accordance with the Spanish Companies Act.

In accordance with Article 418.3 of the Spanish Companies Act, in the event that Banco Santander intends to approve a capital reduction by reimbursement of contributions (restitución de aportaciones) to shareholders, holders of contingent convertible capital securities of any series will be entitled to convert the contingent convertible capital securities of such series into Common Shares at the applicable Conversion Price prior to the execution of such capital reduction. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by Banco Santander will not be considered a capital reduction for these purposes.

The circumstances that may give rise to the Trigger Event are inherently unpredictable and may be caused by factors outside of Banco Santander’s control. Banco Santander has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 ratio to avoid a Trigger Event and any actions Banco Santander may take now or in the future could result in its CET1 ratio failing.

The occurrence of the Trigger Event is inherently unpredictable and depends on a number of factors, many of which are outside of Banco Santander’s control. For example, the occurrence of one or more of the risks described under “Risk Factors” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2019, or the deterioration of the circumstances described therein, could substantially increase the likelihood of the occurrence of the Trigger Event. Furthermore, the occurrence of the Trigger Event depends, in part, on the calculation of the CET1 ratio, which can be affected, among other things, by the growth of the business and future earnings of Banco Santander and/or the Group, as applicable; expected payments by Banco Santander in respect of dividends and Distributions and other equivalent payments in respect of instruments ranking junior to the contingent convertible capital securities of any series as well as other Parity Securities; regulatory changes (including possible changes in regulatory capital definitions, calculations and risk weighted assets), Banco Santander’s ability to actively manage the risk weighted assets of Banco Santander and the Group and changes in applicable accounting rules, or any changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. In addition, since the Regulator may require Banco Santander to calculate the CET1 ratio at any time, the Trigger Event could occur at any time.

Due to the inherent uncertainty in determining whether the Trigger Event may exist, it will be difficult to predict when, if at all, the contingent convertible capital securities of any series will be converted into Common Shares. Accordingly, trading behavior in respect of the contingent convertible capital securities of any series is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication that Banco Santander and/or the Group, as applicable, is trending towards the Trigger Event can be expected to have an adverse effect on the market price and liquidity of the contingent convertible capital securities of such series and on the price of the Common Shares. Under such circumstances, investors may experience difficulty selling or may not be able to sell the contingent convertible capital securities of such series or at prices comparable to other similar yielding instruments. In addition, the risk of Trigger Conversion could drive down the price of Banco Santander’s Common Shares and therefore have a material adverse effect on the market value of any Common Shares received upon Trigger Conversion.

Holders of the contingent convertible capital securities of any series will bear the risk of fluctuations in the price of the Common Shares and/or movements in any ratio that could give rise to the occurrence of the Trigger Event. Holders of the contingent convertible capital securities of any series will also bear the risk of changes in the U.S. dollar and euro exchange rate.

The market price of the contingent convertible capital securities of any series is expected to be affected by fluctuations in the market price of the Common Shares, in particular if at any time there is a significant deterioration in any of the ratios by reference to which the determination of any occurrence of the Trigger Event is made, and it is impossible to predict whether the price of the Common Shares will rise or fall. Market prices of the Common Shares will be influenced by, among other things, the financial position of the Group, the results of operations and political, economic, financial and other factors. Any decline in the market price of the Common Shares or any indication that a ratio is trending towards occurrence of the Trigger Event may have an adverse effect on the market price of the contingent convertible capital securities of any series. The level of each ratio specified in the definition of Trigger Event may also significantly affect the market price of the contingent convertible capital securities of any series and/or the Common Shares.

Fluctuations in the market price of the Common Shares between the Trigger Event Notice Date and the Conversion Settlement Date may also further affect the value to a holder of any Common Shares delivered to that holder on the Conversion Settlement Date.

In addition, as Banco Santander’s Common Shares are denominated and trade in euros, the market price of the contingent convertible capital securities of any series may also be affected by fluctuations in the U.S. dollar and euro exchange rate due to the contingent convertible capital securities of such being denominated in U.S. dollars. Upon a Trigger Conversion, the contingent convertible capital securities of such series will convert into Common Shares, or if the holder elects, ADSs, at the Conversion Price. Because the Trigger Conversion will occur when the CET1 ratio of Banco Santander will have deteriorated significantly, the resulting Trigger Conversion will likely be accompanied by a prior deterioration in the market price of the Common Shares, which may be expected to continue after announcement of the Trigger Conversion. Therefore, in the event of the occurrence of the Trigger Event, the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate, may be below the Floor Price, and investors could receive Common Shares at a time when the market price of the Common Shares is considerably less than the Conversion Price. Fluctuations in the U.S. dollar and euro exchange rate could therefore also affect the realizable value of the Common Shares.

Furthermore, there may be a delay in holders of contingent convertible capital securities of any series receiving their Common Shares or ADSs, as applicable, following a Trigger Event, during which time the market price of the Common Shares and/or ADSs (as the case may be) or the exchange rate of euro against the U.S. dollar may further decline. No interest or other compensation is payable in the event of a loss by holders of contingent convertible capital securities of any series due to foreign currency conversions.

The contingent convertible capital securities of any series have no scheduled maturity and no fixed redemption date and holders of contingent convertible capital securities of any series do not have the right to cause the contingent convertible capital securities of such series to be redeemed or otherwise accelerate the repayment of the Liquidation Preference of the contingent convertible capital securities except in very limited circumstances.

The contingent convertible capital securities of any series are perpetual securities and have no fixed maturity date or fixed redemption date. Banco Santander is under no obligation to redeem the contingent convertible capital securities of any series at any time and the holders of contingent convertible capital securities of such series have no right to call for their redemption at any time. Although under certain circumstances as described under “Description of Contingent Convertible Capital Securities—Redemption and Repurchase” Banco Santander may redeem the contingent convertible capital securities of any series, Banco Santander is under no obligation to do so and holders of contingent convertible capital securities of any series have no right to call for their redemption.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander.

The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander, in whole but not in part, subject to the prior consent of the Regulator, on the dates to be specified in the relevant prospectus supplement, at the Redemption Price per contingent convertible capital security and otherwise in accordance with Applicable Banking Regulations then in effect. Under the CRR, the Regulator will give its consent to a redemption of the contingent convertible capital securities of any series in such circumstances provided that either of the following conditions is met:

(i) on or before such redemption of the contingent convertible capital securities of such series, Banco Santander replaces the contingent convertible capital securities of such series with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(ii) Banco Santander has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital and its eligible liabilities would, following such redemption, exceed the requirements laid down in CRD IV and BRRD by a margin that the Regulator considers necessary.

The contingent convertible capital securities of any series are also redeemable on or after the relevant issue date at the option of Banco Santander in whole but not in part, at any time, at the Redemption Price (subject to the prior consent of the Regulator and otherwise in accordance with Applicable Banking Regulations then in force) if there is a Capital Event or a Tax Event.

It is not possible to predict whether or not a change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, will occur and so lead to the circumstances in which Banco Santander is able to elect to redeem the contingent convertible capital securities of any series, and if so whether or not Banco Santander will elect to exercise such option to redeem the contingent convertible capital securities of such series. There can be no assurances that, in the event of any such early redemption, holders of contingent convertible capital securities of any series will be able to reinvest the proceeds at a rate that is equal to the return on the contingent convertible capital securities of such series.

In the case of any early redemption of the contingent convertible capital securities of any series at the option of Banco Santander, Banco Santander may exercise this option when its funding costs are lower than the Distribution Rate at which Distributions are then payable in respect of the contingent convertible capital securities of such series. In these circumstances, the rate at which holders of contingent convertible capital securities of such series are able to reinvest the proceeds of such redemption is unlikely to be as high as, and may be significantly lower than, that Distribution Rate.

In addition, the redemption feature of the contingent convertible capital securities of any series may affect their market value. During any period when Banco Santander has the right to elect to redeem the contingent convertible capital securities of such series, the market value of the contingent convertible capital securities of any series is unlikely to rise substantially above the price at which they can be redeemed. This may also be true prior to such period.

Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.

The contingent convertible capital securities of any series accrue Distributions as further described “Description of Contingent Convertible Capital Securities—Distributions”, but Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason and without any restriction on it thereafter. Payments of Distributions in any financial year of Banco Santander shall be made only out of Available Distributable Items. To the extent that:

(i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items; and/or

(ii) the Regulator, in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part,

then Banco Santander will, without prejudice to the right above to cancel the payment of all such Distributions on the contingent convertible capital securities of such series, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

No Distribution will be made on the contingent convertible capital securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded. See Risk Factor “CRD IV introduces capital requirements that are in addition to the minimum capital ratio. These additional capital requirements will restrict Banco Santander from making payments of Distributions on the contingent convertible capital securities in certain circumstances, in which case Banco Santander will cancel such Distributions, and holders of contingent convertible capital securities of any series may not be able to anticipate whether or not Banco Santander will cancel such Distributions”.

There can, therefore, be no assurances that a holder of contingent convertible capital securities of any series will receive payments of Distributions in respect of the contingent convertible capital securities of such series. Unpaid Distributions are not cumulative or payable at any time thereafter and, accordingly, if any Distribution (or part thereof) is not made in respect of the contingent convertible capital securities of any series as a result of any requirement for, or election of, Banco Santander to cancel such Distributions then the right of the holders of contingent convertible capital securities of such series to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of any series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) will constitute an event of default or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause the liquidation, dissolution or winding up of Banco Santander.

If, as a result of any of the conditions set out above being applicable, only part of the Distributions under the contingent convertible capital securities of any series may be paid, Banco Santander may proceed, in its sole discretion, to make such partial Distributions under the contingent convertible capital securities of such series.

Notwithstanding the applicability of any one or more of the conditions set out above resulting in Distributions under the contingent convertible capital securities of any series not being paid or being paid only in part, Banco Santander will not be in any way limited or restricted from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible capital securities of any series (including, without limitation, any CET1 Capital of Banco Santander or the Group) or in respect of any other Parity Security.

Furthermore, upon the occurrence of the Trigger Event, no further Distributions on the contingent convertible capital securities of any series will be made, including any accrued and unpaid Distributions, which will be cancelled.

As a holding company, the level of Banco Santander’s Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict Banco Santander’s ability to make Distributions on the contingent convertible capital securities of any series.

As a holding company of other operating companies, the level of Banco Santander’s Distributable Items is affected in part by a number of factors, including Banco Santander’s ability to receive funds, directly or indirectly, from Banco Santander’s operating subsidiaries in a manner which creates Distributable Items. Consequently, Banco Santander’s future Distributable Items, and therefore Banco Santander’s ability to make payments of Distributions, are a function of Banco Santander’s existing Distributable Items, Banco Santander’s future profitability and performance and the ability of Banco Santander’s operating subsidiaries to distribute or dividend profits up the Group structure to Banco Santander. In addition, Banco Santander’s Distributable Items will also be reduced by the redemption of equity instruments and the servicing of other debt and equity instruments and there are no restrictions on Banco Santander’s ability to make payments on, or redemptions of, Parity Securities or junior securities even if that results in Banco Santander’s Distributable Items not being sufficient to make a scheduled Distribution on the contingent convertible capital securities of any series.

The ability of Banco Santander’s subsidiaries to pay dividends and Banco Santander’s ability to receive Distributions and other payments from Banco Santander’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, Distributions and other payments to Banco Santander by Banco Santander’s subsidiaries, which could in time restrict Banco Santander’s ability to fund other operations or to maintain or increase Banco Santander’s Distributable Items. The level of Banco Santander’s Distributable Items may be further affected by changes to regulations or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements outside Spain could adversely affect Banco Santander’s Distributable Items in the future.

Further, Banco Santander’s Distributable Items may be adversely affected by the performance of Banco Santander’s business in general, changes in its organizational structure, factors affecting its financial position (including capital and leverage), the economic environment in which it operates and other factors outside of its control. Banco Santander shall not make a payment of Distributions on the contingent convertible capital securities of any series on any Distribution Payment Date (and such Distribution shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Distribution Payment Date) if the level of Distributable Items is insufficient to fund that payment. Distributions that are deemed cancelled shall not be due and shall not accumulate or be payable at any time thereafter and holders of contingent convertible capital securities of any series shall have no right thereto. See “ —Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto.”

The contingent convertible capital securities of any series do not contain events of default and the remedies available to holders under the convertible capital securities of any series are limited.

Holders of convertible capital securities of any series have no ability to require Banco Santander to redeem the convertible capital securities of such series. The terms of the convertible capital securities of any series do not provide for any events of default. Banco Santander is entitled to cancel the payment of any Distribution in whole or in part at any time (see “ —Payments of Distributions on the contingent convertible capital securities of any series are payable in Banco Santander’s sole and absolute discretion and Banco Santander may (and in certain circumstances will have no choice but to) cancel any Distributions in whole or in part at any time. Unpaid Distributions are not cumulative or payable at any time thereafter and holders of contingent convertible capital securities of such series shall have no rights thereto”) and such cancellation will not constitute any event of default or similar event or entitle holders of convertible capital securities of such series to take any related action against Banco Santander. If Common Shares are not issued and delivered following the Trigger Event, then on a liquidation, dissolution or winding-up of Banco Santander the claim of a holder of convertible capital securities of any series will not be in respect of the Liquidation Preference of its contingent convertible capital securities of such series but will be an entitlement to receive out of the relevant assets a monetary amount equal to that which holders of the contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such Trigger Conversion had taken place immediately prior to such liquidation, dissolution or winding-up.

Holders of the contingent convertible capital securities of any series only have a limited ability to cash in their investment in the contingent convertible capital securities of such series.

Banco Santander has the option to redeem the convertible capital securities of any series in certain circumstances (see “ —The contingent convertible capital securities of any series may be redeemable at the option of Banco Santander” above). The ability of Banco Santander to redeem or repurchase the contingent convertible capital securities of any series is subject to Banco Santander satisfying certain conditions as described under “Description of Contingent Convertible Capital Securities—Redemptions and Purchases”. There can be no assurance that holders of convertible capital securities of any series will be able to reinvest the amount received upon redemption and/or repurchase at a rate that will provide the same rate of return as their investment in the convertible capital securities of such series.

Therefore, holders of the contingent convertible capital securities of any series have no ability to cash in their investment, except:

(i) if Banco Santander exercises its rights to redeem or repurchase the contingent convertible capital securities of such series in accordance with “Description of Contingent Convertible Capital Securities—Redemption and Repurchase”; or

(ii) by selling the contingent convertible capital securities of such series or, following the occurrence of the Trigger Event and the issue and delivery of Common Shares or, if the holder elects, ADSs, in accordance with “Description of Contingent Convertible Capital Securities—Conversion Upon Trigger Event”, their Common Shares or ADSs, provided a secondary market exists at the relevant time for the contingent convertible capital securities of such series, the Common Shares or the ADSs.

Holders of the contingent convertible capital securities of any series have limited anti-dilution protection.

The number of Common Shares to be issued and delivered on Trigger Conversion in respect of each contingent convertible capital security of any series shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the Conversion Price in effect on the Trigger Event Notice Date. The Conversion Price will be, if the Common Shares are then admitted to trading on a Relevant Stock Exchange, the higher of: (a) the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate, (b) the Floor Price and (c) the nominal value of a Common Share at the time of conversion, translated into U.S. dollars at the Prevailing Rate, or, if the Common Shares are not then admitted to trading on a Relevant Stock Exchange, the higher of (b) and (c) above. See “Description of Contingent Convertible Capital Securities—Conversion Price” regarding the Conversion Price.

The Floor Price will be adjusted in the event that there is a consolidation, reclassification/redesignation or subdivision affecting the Common Shares, the payment of any Extraordinary Dividends or Non-Cash Dividends, rights issues or grant of other subscription rights or certain other events which affect the Common Shares, but only in the situations and to the extent provided in “Description of Contingent Convertible Capital Securities—Anti-Dilution Adjustment of the Floor Price”. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Common Shares or that, if a holder of contingent convertible capital securities of any series were to have held the Common Shares at the time of such adjustment, the holder of the contingent convertible capital securities of such series would not have benefited to a greater extent.

Furthermore, the relevant indenture does not provide for certain undertakings from Banco Santander which are sometimes included in securities that convert into the ordinary shares of an issuer to protect investors in situations where the relevant conversion price adjustment provisions do not operate to neutralize the dilutive effect of certain corporate events or actions on the economic value of the Conversion Price. For example, the relevant indenture contains neither an undertaking restricting the modification of rights attaching to the Common Shares nor an undertaking restricting issues of new share capital with preferential rights relative to the contingent convertible capital securities of any series.

Further, if Banco Santander issues any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve), where the Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares and such Dividend does not constitute an Extraordinary Dividend, no conversion price adjustment shall be applicable in accordance with sub-paragraphs (b) and (c) of “Description of Contingent Convertible Capital Securities—Anti-Dilution Adjustment of the Floor Price”, and therefore holders of contingent convertible capital securities of any series will not be protected by anti-dilution measures.

Accordingly, corporate events or actions in respect of which no adjustment to the Floor Price is made may adversely affect the value of the contingent convertible capital securities of any series.

In order to comply with increasing regulatory capital requirements imposed by applicable regulations, Banco Santander may need to raise additional capital. Further capital raisings by Banco Santander could result in the dilution of the interests of the holders of contingent convertible capital securities of any series subject only to the limited anti-dilution protections referred to above.

The obligations of Banco Santander under the contingent convertible capital securities of any series are subordinated to unsubordinated obligations and subordinated obligations senior in right of payment to the contingent convertible capital securities of any series and will be further subordinated upon conversion into Common Shares.

Unless previously converted into Common Shares, the payment obligations of Banco Santander under the contingent convertible capital securities are direct, unconditional, unsecured and subordinated obligations of Banco Santander and, in accordance with Additional Provision 14.3 of Law 11/2015 but, subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander for so long as the obligations of Banco Santander in respect of the contingent convertible capital securities constitute Additional Tier 1 Instruments, rank (a) pari passu among themselves and with (i) all other claims in respect of any liquidation preference or otherwise for principal in respect of any outstanding Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments; (b) junior to (i) any unsubordinated obligations of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander which become subordinated pursuant to Article 92.1º of the Insolvency Law and (iii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and (c) senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Subject to compliance with applicable regulatory requirements, Banco Santander expects from time to time to incur additional indebtedness or other obligations that will constitute senior and other subordinated indebtedness that will rank ahead of the contingent convertible capital securities of any series, and the contingent convertible capital securities of any series do not contain any provisions restricting Banco Santander’s ability or Banco Santander’s subsidiaries from incurring such senior or subordinated indebtedness. Although the contingent convertible capital securities of any series may pay a higher rate of interest than other comparable securities which are not as deeply subordinated, there is a risk that holders of contingent convertible capital securities of such series will lose all or some of their investment should Banco Santander become insolvent since Banco Santander’s assets would be available to pay such amounts only after all of Banco Santander’s senior creditors have been paid in full.

In addition, if Banco Santander were wound up, dissolved or liquidated, Banco Santander’s liquidator would first apply the assets of Banco Santander to satisfy all claims of holders of unsubordinated obligations of Banco Santander and other creditors ranking ahead of holders of convertible capital securities of any series. If Banco Santander does not have sufficient assets to settle claims of prior ranking creditors in full, the claims of the holders of convertible capital securities of any series will not be satisfied. Holders of convertible capital securities of any series will share equally in any distribution of assets with the holders of any other Parity Securities if Banco Santander does not have sufficient funds to make full payment to all of them. In such a situation, convertible capital securities of such series could lose all or part of their investment.

Furthermore, if the Trigger Event occurs but the relevant conversion of the convertible capital securities of any series into Common Shares is still to take place before the dissolution, liquidation or winding-up of Banco Santander, the entitlement of holders of convertible capital securities of any series will be to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if the Trigger Conversion had taken place immediately prior to such dissolution, liquidation or winding-up.

Therefore, if the Trigger Event occurs, each holder of convertible capital securities of any series will be effectively further subordinated from being the holder of a subordinated debt instrument to being the holder of Common Shares and there is an enhanced risk that holders of convertible capital securities of such series will lose all or some of their investment.

Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series.

Following a Trigger Conversion, Banco Santander will be obligated to issue the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), which will hold the Common Shares on behalf of holders of contingent convertible capital securities of such series. Once the Common Shares are delivered to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series), all of Banco Santander’s obligations under the contingent convertible capital securities of such series will be irrevocably and automatically released in consideration of such issuance to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and under no circumstances will such released obligations be reinstated and holders of contingent convertible capital securities of such series will not be entitled to any form of compensation in the event of Banco Santander’s potential recovery or change in Banco Santander’s CET1 ratio after the Conversion Settlement Date. With effect from the Conversion Settlement Date, holders of contingent convertible capital securities of any series will have recourse only to the Settlement Shares Depository for the delivery to them of Common Shares.

If Banco Santander does not deliver the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of the relevant series) following a Trigger Event, the only claim holders of contingent convertible capital securities of any series will have against Banco Santander will be for specific performance to have such Common Shares issued and delivered. Moreover, holders of contingent convertible capital securities of any series will not have any rights against Banco Santander with respect to repayment of the Liquidation Preference of the contingent convertible capital securities of any series or payment of Distributions or any other amount on, or in respect of, the contingent convertible capital securities of such series, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the Liquidation Preference of the contingent convertible capital securities will equal zero at all times from and after the Trigger Conversion and any Distributions will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any Distribution Payment Date falling between the date of a Trigger Event and the Trigger Conversion.

In addition, Banco Santander has not yet appointed a Settlement Shares Depository and may not be able to appoint a Settlement Shares Depository if a Trigger Conversion occurs. In such case, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Common Shares to another nominee or to holders of contingent convertible capital securities of any series directly) the issuance and/or delivery of the Settlement Shares, or, if holders of contingent convertible capital securities elect, ADSs, as applicable, to such holders. Such arrangements may be disadvantageous to, and more restrictive on, holders of contingent convertible capital securities of such series, such as involving a longer period of time before they receive ADSs or Common Shares than would be the case under the arrangements expected to be entered into with a Settlement Shares Depository or the inability to deliver ADSs. Nevertheless, such issuance also will irrevocably and automatically release all of Banco Santander’s obligations under the contingent convertible capital securities of such series as if the Common Shares had been issued to the Settlement Shares Depository.

The terms of the contingent convertible capital securities contain a waiver of set-off rights.

No holder of the contingent convertible capital securities may at any time exercise or claim any right, of or claim for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the contingent convertible capital securities against any right, claim or liability of Banco Santander or that Banco Santander may have or acquire against such holder, directly or indirectly and howsoever arising (and including all such rights, claims and liabilities arising under or in relation to any and all agreements or other instruments of any kind, whether or not relating to such contingent convertible capital securities).

The terms and conditions of the contingent convertible capital securities provide that holders shall be deemed to have waived all rights, of or claims for, deduction, set-off, netting, compensation, retention or counterclaim arising directly or indirectly under or in connection with the contingent convertible capital securities to the fullest extent permitted by applicable law in relation to all such actual and potential rights, claims and liabilities. As a result, holders will not at any time be entitled to set-off Banco Santander’s obligations under the contingent convertible capital securities against obligations owed by them to Banco Santander.

If a Delivery Notice is not duly delivered by a holder of contingent convertible capital securities of any series, that holder will bear the risk of fluctuations in the price of the Common Shares, and Banco Santander may, in its sole and absolute discretion, cause the sale of any Common Shares underlying the contingent convertible capital securities of such series.

In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, upon conversion, the relevant holder must deliver a duly completed Delivery Notice in accordance with the provisions set out under “Description of Contingent Convertible Capital Securities—Settlement Procedures”. If a duly completed Delivery Notice is not so delivered, then such holder will bear the risk of fluctuations in the price of the Common Shares that may further affect the value to that holders of any Common Shares subsequently delivered. In addition, Banco Santander may, on the Notice Cut-off Date, in its sole and absolute discretion, elect to appoint a person (the “Selling Agent”) to (save as provided below) procure that all Common Shares held by the Settlement Shares Depository in respect of which no duly completed Delivery Notice has been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable.

Due to the fact that, in the event of the Trigger Event, investors are likely to receive Common Shares at a time when the market price of the Common Shares may be low, the cash value of the Common Shares received upon any such sale could be substantially lower than the price paid for the contingent convertible capital securities of such series at the time of their purchase. In addition, the proceeds of such sale may be further reduced as a result of the number of Common Shares offered for sale at the same time being much greater than may be the case in the event of sales by individual holders of contingent convertible capital securities of any series.

Holders of contingent convertible capital securities of any series may be obliged to make a takeover bid in case of the Trigger Event if they take delivery of Common Shares.

Upon the occurrence of the Trigger Event, a holder of contingent convertible capital securities of any series receiving Common Shares may have to make a takeover bid addressed to the shareholders of Banco Santander pursuant to the consolidated text of the Securities Market Act approved by Royal Legislative Decree 4/2015 of 23 October, as amended, and Royal Decree 1066/2007 of 27 July 2007, as amended, on the legal regime of takeover bids, implementing Directive 2004/25/EC of the European Parliament and of the Council of 21 April 2004, if its aggregate holding in Banco Santander exceeds 30% of the available voting rights or if its aggregate holding in Banco Santander is less than 30% of such voting rights, but within 24 months of the date on which it acquired that lower percentage, it nominates a number of directors that, when taken together with any directors it has previously nominated, represent more than half of the members of Banco Santander’s management body, in each case as a result of the conversion of the contingent convertible capital securities of any series into Common Shares.

Holders of contingent convertible capital securities of any series may be subject to disclosure obligations and/or may need approval by Banco Santander’s Regulators and other authorities under certain circumstances.

As the contingent convertible capital securities of any series are convertible into Common Shares in certain circumstances, an investment in the contingent convertible capital securities of any series may result in holders of the contingent convertible capital securities of such series, upon conversion of the contingent convertible capital securities of such series into Common Shares, having to comply with certain approval and/or disclosure requirements pursuant to Spanish and other laws and regulations. Non-compliance with such approval and/or disclosure requirements may lead to the incurrence by holders of contingent convertible capital securities of such series of substantial fines and/or suspension of voting rights associated with the Common Shares. Accordingly, each potential investor should consult its legal advisers as to the terms of the contingent convertible capital securities of any series, in respect of its existing shareholding and the level of holding it would have if it receives Common Shares following a Trigger Event.

There is no restriction under the contingent convertible capital securities indenture on the amount or type of further securities or indebtedness which Banco Santander may incur.

Except as provided under “Description of Contingent Convertible Capital Securities—Subordination”, there is no restriction under the contingent convertible capital securities indenture on the amount or type of further securities or indebtedness which Banco Santander may issue or incur which ranks senior to, or pari passu with, the contingent convertible capital securities of any series. The incurrence of any such further indebtedness may reduce the amount recoverable by holders of contingent convertible capital securities of any series on a dissolution, liquidation or winding-up of Banco Santander in respect of the contingent convertible capital securities of such series and may limit the ability of Banco Santander to meet its obligations in respect of the contingent convertible capital securities of such series, and result in a holder of the contingent convertible capital securities of such series losing all or some of its investment in the contingent convertible capital securities of such series. In addition, the contingent convertible capital securities of any series do not contain any restriction on Banco Santander issuing securities that may have preferential rights to the Common Shares or securities ranking pari passu with the contingent convertible capital securities of such series and having similar or preferential terms to the contingent convertible capital securities of such series.

Prior to the issue and registration of the Common Shares to be delivered following the occurrence of the Trigger Event, holders of contingent convertible capital securities of any series will not be entitled to any rights with respect to such Common Shares, but will be subject to all changes made with respect to the Common Shares.

Any pecuniary rights with respect to the Common Shares, in particular the entitlement to dividends, shall only arise, and the exercise of voting rights and rights related thereto with respect to any Common Shares is only possible, after the date on which, following Trigger Conversion, as a matter of Spanish law the relevant Common Shares are issued and the person entitled to the Common Shares is registered as a shareholder in Iberclear and its participating entities in accordance with the provisions of, and subject to the limitations provided in, the articles of association of Banco Santander. Therefore, any failure by Banco Santander to issue, or effect the registration of, the Common Shares after the occurrence of the Trigger Event would result in the holders of contingent convertible capital securities of the relevant series not receiving any benefits related to the holding of the Common Shares and, on a dissolution, liquidation or winding-up of Banco Santander, the entitlement of any such holders will be an entitlement to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such dissolution, liquidation or winding-up, as described in “Description of Contingent Convertible Capital Securities—Liquidation Distribution”.

The contingent convertible capital securities of any series are Banco Santander’s exclusive obligations.

The contingent convertible capital securities of any series are Banco Santander’s exclusive obligations. Banco Santander is a holding company and conducts a substantial portion of its operations through its subsidiaries. Banco Santander’s subsidiaries are separate and distinct legal entities, and have no obligations to pay any amounts due on the contingent convertible capital securities of any series or to provide Banco Santander with funds to meet any of its payment obligations. Banco Santander’s rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of the subsidiary’s creditors.

The contingent convertible capital securities of any series may not be a suitable investment for all investors.

The contingent convertible capital securities of any series are novel and complex financial instruments that involve a high degree of risk. As a result, an investment in the contingent convertible capital securities of any series and the Common Shares issuable following a Trigger Event will involve certain increased risks. Each potential investor in the contingent convertible capital securities of any series must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

(i) has sufficient knowledge and experience to make a meaningful evaluation of the contingent convertible capital securities of such series, the merits and risks of investing in the contingent convertible capital securities of such series and the information contained or incorporated by reference in this prospectus, taking into account that the contingent convertible capital securities of such series may only be a suitable investment for professional or institutional investors;

(ii) has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the contingent convertible capital securities of such series and the impact the contingent convertible capital securities of such series will have on its overall investment portfolio;

(iii) has sufficient financial resources and liquidity to bear all of the risks of an investment in the contingent convertible capital securities of such series, including where the currency for payments in respect of the contingent convertible capital securities of such series is different from the potential investor’s currency and the possibility that the entire Liquidation Preference of the contingent convertible capital securities of any series could be lost, including following the exercise by the Relevant Resolution Authority of any Spanish Bail-in Power;

(iv) understands thoroughly the terms of the contingent convertible capital securities of such series, including the provisions relating to the payment and cancellation of Distributions and the Trigger Conversion of the contingent convertible capital securities of such series into Common Shares, and is familiar with the behavior of financial markets, including the possibility that the contingent convertible capital securities of any series may become subject to write down or conversion if the Spanish Bail-in Power is exercised; and

(v) is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the contingent convertible capital securities of any series unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the contingent convertible capital securities of such series will perform under changing conditions, the resulting effects on the likelihood of the Trigger Conversion into Common Shares and the value of the contingent convertible capital securities of such series, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus and the prospectus supplement or incorporated by reference herein.

The market value of the contingent convertible capital securities of any series may be influenced by unpredictable factors.

Certain factors, many of which are beyond Banco Santander’s control, will influence the value of the contingent convertible capital securities of any series and the price, if any, at which securities dealers may be willing to purchase or sell the contingent convertible capital securities of such series in the secondary market, including:

•	Banco Santander’s creditworthiness from time to time;

•	supply and demand for the contingent convertible capital securities of such series;

•

economic, financial, political or regulatory events or judicial decisions that affect Banco Santander, the Group or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of Banco Santander’s ordinary shares and/or ADSs.

Accordingly, if holders sell their contingent convertible capital securities of any series in the secondary market, they may not be able to obtain a price equal to the Liquidation Preference of the contingent convertible capital securities of such series or a price equal to the price that they paid for the contingent convertible capital securities of such series.

The contingent convertible capital securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The contingent convertible capital securities of any series, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for Banco Santander or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the contingent convertible capital securities of any series.

Credit ratings may not reflect all risks associated with an investment in the contingent convertible capital securities of any series.

Ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the contingent convertible capital securities of any series.

Similar ratings assigned to different types of securities do not necessarily mean the same thing and any rating assigned to the contingent convertible capital securities of any series does not address the likelihood that Distributions or any other payments in respect of the contingent convertible capital securities of such series will be made on any particular date or at all. Credit ratings also do not address the marketability or market price of securities.

Any change in the credit ratings assigned to the contingent convertible capital securities of any series may affect the market value of the contingent convertible capital securities of such series. Such change may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to the contingent convertible capital securities of any series, as opposed to any revaluation of Banco Santander’s financial strength or other factors such as conditions affecting the financial services industry generally.

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Potential investors should not rely on any rating of the contingent convertible capital securities of any series and should make their investment decision on the basis of considerations such as those outlined under “The contingent convertible capital securities of any series may not be a suitable investment for all investors”.

In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended), subject to transitional provisions that apply in certain circumstances whilst the registration application is pending. Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). Certain information with respect to the credit rating agencies and ratings will be disclosed in the relevant prospectus supplement.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors may be subject to law or review or regulation by certain authorities. Each potential investor should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the contingent convertible capital securities of any series are lawful investments for it, (ii) the contingent convertible capital securities of such series can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the contingent convertible capital securities of any series. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the contingent convertible capital securities of any series under any applicable risk-based capital or similar rules.

The contingent convertible capital securities of any series may trade with accrued Distributions, but under certain circumstances described above, such Distributions may be cancelled and not paid on the relevant Distribution Payment Date.

The contingent convertible capital securities of any series may trade, and/or the prices for the contingent convertible capital securities of any series may appear in the relevant trading systems with accrued Distributions. If this occurs, purchasers of contingent convertible capital securities of any series in the secondary market will pay a price that reflects such accrued Distributions upon purchase of the contingent convertible capital securities of such series. However, if a payment of Distributions on any Distribution Payment Date is cancelled or deemed cancelled (either in whole or in part) as described herein and thus is not due and payable, purchasers of such contingent convertible capital securities of such series will not be entitled to that Distribution (or cancelled portion thereof) on the relevant Distribution Payment Date. This may affect the value of holders’ investment in the contingent convertible capital securities of any series.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date for the sole purpose of evidencing a holder’s rights to receive Common Shares or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and the rights of holders of contingent convertible capital securities of any series will be limited accordingly.

Following a Trigger Conversion, the contingent convertible capital securities of any series will remain in existence until the applicable Conversion Settlement Date (at which point the contingent convertible capital securities of any series will be cancelled) for the sole purpose of evidencing the right of holders of contingent convertible capital securities of any series to receive Common Shares, or, if they elect, ADSs, as applicable, from the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series). If Banco Santander has been unable to appoint a Settlement Shares Depository, Banco Santander will effect, by means Banco Santander deems reasonable under the circumstances (including, without limitation, issuance of the Settlement Shares to another nominee or to the holders of the contingent convertible capital securities of any series directly), the issuance and/or delivery of the Settlement Shares, or, if they elect, ADSs, as applicable, to them. See also “ —Holders of contingent convertible capital securities of any series will have limited rights after the Trigger Conversion and the issuance of the Common Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with terms of the contingent convertible capital securities of the relevant series) will constitute an irrevocable and automatic release of all of Banco Santander’s obligations in respect of the contingent convertible capital securities of such series”.

Although Banco Santander currently expects that beneficial interests in the contingent convertible capital securities of any series will be transferable between the Trigger Conversion and the Suspension Date and that any trades in the contingent convertible capital securities of any series would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the contingent convertible capital securities of any series are transferable following the Trigger Conversion, there is no guarantee that an active trading market will exist for the contingent convertible capital securities of any series following the Trigger Conversion. Accordingly, the price received for the sale of any beneficial interest in any contingent convertible capital securities of any series during this period may not reflect the market price of such contingent convertible capital securities or the Common Shares. Furthermore, transfers of beneficial interests in the contingent convertible capital securities of any series may be restricted following the Trigger Conversion. For example, if the clearance and settlement of transactions in the contingent convertible capital securities of any series is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the contingent convertible capital securities of such series in DTC and trading in the contingent convertible capital securities of such series may cease. The contingent convertible capital securities of any series may also cease to be admitted to the relevant stock exchange before or after the Suspension Date.

In addition, Banco Santander has been advised by DTC that it will suspend all clearance and settlement of transactions in the contingent convertible capital securities of any series on the Suspension Date. As a result, holders of contingent convertible capital securities of any series will not be able to settle the transfer of any contingent convertible capital securities of such series through DTC following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of any series that holders may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The contingent convertible capital securities of any series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of any series are then listed or admitted to trading after the Suspension Date.

Moreover, although holders of contingent convertible capital securities of any series will have a right to obtain their pro rata share of Settlement Shares upon the issuance of such Settlement Shares to the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), the Settlement Shares will be registered in the name of the Settlement Shares Depository (or the relevant recipient in accordance with the terms of the contingent convertible capital securities of any series), and holders will not be able to sell or otherwise transfer any Settlement Shares until such time as they are delivered to them and registered in their name or to the account they specify.

Holders of contingent convertible capital securities of any series will be responsible for any taxes following a Trigger Conversion.

Neither Banco Santander nor any member of the Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Common Shares following a Trigger Conversion. Holders of contingent convertible capital securities of any series must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the issue and delivery of Common Shares to the Settlement Shares Depository on their behalf.

Limitations on gross-up obligation under the contingent convertible capital securities of any series

Banco Santander’s obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes under the terms of the contingent convertible capital securities of any series applies only to payments of distributions due and paid under the contingent convertible capital securities of any series and not to payments of Liquidation Preference. As such, Banco Santander would not be required to pay any additional amounts under the terms of the contingent convertible capital securities of any series to the extent any withholding or deduction applied to payments of Liquidation Preference. Accordingly, if any such withholding or deduction were to apply to any payments of Liquidation Preference under the contingent convertible capital securities of any series, holders of contingent convertible capital securities of such series may receive less than the full amount due under the contingent convertible capital securities of such series, and the market value of the contingent convertible capital securities of any series may be adversely affected. In any case, increased payments to comply with gross-up obligations will only be made if and to the extent that they do not exceed Distributable Items.

The contingent convertible capital securities of any series may be subject to substitution and/or variation without a holder’s consent

Subject as provided herein, in particular under “Description of Contingent Convertible Capital Securities—Substitution and Variation”, if a Capital Event or a Tax Event occurs, Banco Santander may, at its option, and without the consent or approval of the holders of the contingent convertible capital securities of such series, elect either (i) to substitute all (but not some only) of the contingent convertible capital securities of such series or (ii) to modify the terms of all (but not some only) of the contingent convertible capital securities of such series, in each case so that they are substituted for, or varied to, become, or remain, Qualifying Notes. While Qualifying Notes generally must contain terms that are materially no less favorable to holders of the contingent convertible capital securities of such series as the original terms of the contingent convertible capital securities of such series, there can be no assurance that the terms of any Qualifying Notes will be viewed by the market as equally favorable, or that the Qualifying Notes will trade at prices that are equal to the prices at which the contingent convertible capital securities of such series would have traded on the basis of their original terms.

Further, prior to the making of any such substitution or variation, Banco Santander, shall not be obliged to have regard to the tax position of individual holders of the contingent convertible capital securities of such series or to the tax consequences of any such substitution or variation for any such individual holder. No holder of the contingent convertible capital securities of such series shall be entitled to claim, whether from the Trustee, Banco Santander, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution or variation upon an individual holder of the contingent convertible capital securities of such series.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to any debt securities that may be offered by Banco Santander. The term “debt securities” does not include the “contingent convertible capital securities” described under “Description of Contingent Convertible Capital Securities”.

Each time that Banco Santander issues debt securities, Banco Santander will file a prospectus supplement and/or free writing prospectus with the SEC, which you should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of an investor’s security and may contain additional or different terms of those debt securities to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each investor’s debt security. Investors should also read the indentures under which Banco Santander will issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

In this description of debt securities, the following expressions have the following meanings:

“Additional Tier 1 Instrument” means any contractually subordinated obligation (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law, ranking as an additional tier 1 instrument (instrumentos de capital adicional de nivel 1) under Additional Provision 14.3º(c) of Law 11/2015.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the debt securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD IV, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator and/or the Relevant Resolution Authority then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group).

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), as amended or superseded from time to time, (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Business Day” means, unless otherwise provided for in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to the debt securities of that series are payable.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to any series of debt securities as may be specified in the relevant prospectus supplement.

“Capital Disqualification Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in the entire outstanding aggregate principal amount of subordinated debt securities of any series ceasing to be included in, or counting towards, Banco Santander and/or the Group’s Tier 2 Capital.

“CRD IV” means any or any combination of the CRD IV Directive, the CRR, and any CRD IV Implementing Measures.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC or such other directive as may come into effect in place thereof, as amended or replaced from time to time (including by the CRD V Directive).

“CRD IV Implementing Measures” means any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a stand alone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of Banco Santander (on a stand alone basis) or the Group (on a consolidated basis).

“CRD V Directive” means Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof, as amended from time to time (including by CRR II).

“CRR II” means Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012.

“EU Banking Reforms” means the CRD V Directive, BRRD II, CRR II and the SRM Regulation II.

“FSB TLAC Term Sheet” means the Total Loss-absorbing Capacity (TLAC) term sheet set forth in the document dated 9 November 2015 published by the Financial Stability Board, entitled “Principles on Loss-absorbing and Recapitalization Capacity of G-SIBs in Resolution,” as amended from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“MREL” means the “minimum requirement for own funds and eligible liabilities” for credit institutions under the BRRD, set in accordance with Article 45 of the BRRD (as transposed in the Kingdom of Spain), Commission Delegated Regulation (EU) 2016/1450 of 23 May 2016, supplementing Directive 2014/59/EU of the European Parliament and of the Council with regard to regulatory technical standards specifying the criteria relating to the methodology for setting the minimum requirement for own funds and eligible liabilities and any other Applicable Banking Regulations.

“Principal Paying Agent” means any Person (which may include Banco Santander) authorized by Banco Santander to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, the debt securities of any series on behalf of Banco Santander. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon, London Branch will act as the Principal Paying Agent in respect of the debt securities of any series.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Qualifying Notes” means, with respect to each applicable series of senior preferred debt securities, each series of senior non preferred debt securities and each series of subordinated debt securities, at any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series than the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable, provided that Banco Santander shall have delivered a certificate signed by two directors of Banco Santander to that effect to the Trustee not less than five Business Days prior to (x) in the case of a substitution of the senior preferred debt securities of the applicable series, the senior non preferred debt securities of any series or the subordinated debt securities of any series, as applicable, pursuant to “—Substitution and Variation”, the issue date of the relevant securities or (y) in the case of a variation of the senior preferred debt securities of the applicable series, the senior non preferred debt securities of any series or the subordinated debt securities of any series, as applicable, pursuant to “—Substitution and Variation”, the date such variation becomes effective, provided that such securities shall:

(i) (a) in the case of applicable senior preferred debt securities and senior non preferred debt securities, contain terms which comply with the then current requirements for TLAC/MREL Eligible Instruments as embodied in the Applicable Banking Regulations, and (b) in the case of subordinated debt securities, contain terms which comply with the then current requirements for their inclusion in the Tier 2 Capital of Banco Santander; and

(ii) carry the same rate of interest as the senior preferred debt securities of such series, senior non preferred debt securities of such series or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(iii) have the same denomination and aggregate outstanding principal amount as the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(iv) have the same date of maturity and the same dates for payment of interest as the senior preferred debt securities of such series, the senior non preferred debt securities of such series or the subordinated debt securities of such series, as applicable, prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(v) have at least the same ranking as the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable; and

(vi) not, immediately following such substitution or variation, (a) in the case of applicable senior preferred debt securities and senior non preferred debt securities, be subject to a TLAC/MREL Disqualification Event and/or a tax event that would entitle Banco Santander to redeem the debt securities as set forth under “—Redemption and Repurchase—Early Redemption for Taxation Reasons”; and (b) in the case of subordinated debt securities, be subject to a Capital Disqualification Event and/or a tax event that would entitle Banco Santander to redeem the debt securities as set forth under “—Redemption and Repurchase—Early Redemption for Taxation Reasons”; and

(vii) be listed or admitted to trading on any stock exchange as selected by Banco Santander, if the senior preferred debt securities of such series, the senior non preferred debt securities of such series, or the subordinated debt securities of such series, as applicable, were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to “—Substitution and Variation.”

“Regulator” means the European Central Bank, the Bank of Spain or such other or successor authority exercising primary bank supervisory authority, in each case with respect to prudential matters in relation to Banco Santander and/or the Group.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations) and as amended or superseded from time to time, or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II).

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms.

“Supervisory Permission” means, in relation to any action, such supervisory permission (or, as appropriate, waiver) from the Regulator and/or the Relevant Resolution Authority as is required therefor under Applicable Banking Regulations.

“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any contractually subordinated obligation (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law, ranking as a tier 2 instrument (instrumentos de capital de nivel 2) under Additional Provision 14.3º(b) of Law 11/2015.

“TLAC” means the “total loss-absorbing capacity” requirement for global systemically important institutions under the CRR, set in accordance with Article 92a of the CRR and any other Applicable Banking Regulations.

A “TLAC/MREL Disqualification Event” shall have occurred at any time that all or part of the outstanding nominal amount of a series of senior non preferred debt securities or senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement does not fully qualify as TLAC/MREL Eligible Instruments of Banco Santander and/or the Group, except where such non-qualification (i) is due solely to the remaining maturity of the relevant securities (as applicable) being less than any period prescribed for TLAC/MREL Eligible Instruments by the Applicable Banking Regulations as at the issue date of the relevant securities or (ii) is as a result of the relevant securities (as applicable) being bought back by or on behalf of Banco Santander or a buy back of the relevant securities which is funded by or on behalf of Banco Santander or (iii) in the case of senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, is due to the relevant securities not meeting any requirement in connection to their ranking upon insolvency of the Bank or any limitation on the amount of such Instruments that may be eligible for the inclusion in the amount of TLAC/MREL Eligible Instruments of the Bank and/or the Group.

A TLAC/MREL Disqualification Event shall, without limitation, be deemed to include where such non-qualification arises as a result of (a) any legislation which gives effect to the EU Banking Reforms in the Kingdom of Spain differing in any respect from the EU Banking Reforms (including if the EU Banking Reforms are not implemented in full in the Kingdom of Spain), or (b) the official interpretation or application of the EU Banking Reforms as implemented in the Kingdom of Spain (including any interpretation or pronouncement by any relevant court, tribunal or authority) differing in any respect from the manner in which the EU Banking Reforms have been reflected herein.

“TLAC/MREL Eligible Instrument” means an instrument that complies with the TLAC/MREL Requirements.

“TLAC/MREL Requirements” means the total loss-absorbing capacity requirements and/or minimum requirement for own funds and eligible liabilities applicable to Banco Santander and/or the Group under the Applicable Banking Regulations.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, Spain or any other jurisdiction.

The debt securities will be direct, unconditional and unsecured debt obligations of Banco Santander. The indentures do not limit the amount of debt securities that Banco Santander may issue. Banco Santander may issue debt securities in one or more series. The relevant prospectus supplement and any related issuer free writing prospectus for any particular series of debt securities will describe the terms of the offered debt securities, including but not limited to, some or all of the following terms:

•	whether they are senior preferred debt securities, senior non preferred debt securities or subordinated debt securities;

•	the rank of such senior preferred debt securities, senior non preferred debt securities or subordinated debt securities if different from that set forth in this prospectus;

•

with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, if different from those set forth in this prospectus, and the redemption terms and the events of default applicable to each series of the subordinated debt securities, if different from those set forth in this prospectus;

•

with respect to the senior non preferred debt securities, the redemption terms and the events of default applicable to each series of the senior non preferred debt securities, if different from those set forth in this prospectus;

•	their specific designation, authorized denomination and aggregate principal amount (and any limitations of such aggregated principal amount);

•	the price or prices at which they will be issued;

•	the date or maturity of the debt securities;

•	the interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	any modifications or additions to mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which Banco Santander will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•

whether and under what circumstances, if other than those described in this prospectus, Banco Santander will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, Banco Santander may redeem the debt securities following those developments;

•	the clearing system in which such debt securities will be settled and cleared; and

•	any listing on a securities exchange.

Holders of debt securities shall have no voting rights except those described under the heading “ —Modification and Waiver” below.

Payments of Interest

Banco Santander will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that Banco Santander sets out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the debt securities will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions described in “ —Additional Amounts” below.

Status of the Debt Securities

Senior preferred debt securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander under the senior preferred debt securities of any series on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander and, upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of senior preferred debt securities in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the senior preferred debt securities are subject to the Bail-in Power.

Senior Non Preferred Debt Securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander under the senior non preferred debt securities of any series on account of principal constitute direct, unconditional, unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander and, in accordance with Additional Provision 14.2º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (and unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.1º or 92.3º to 92.7º of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Non Preferred Liabilities, (ii) junior to the Senior Higher Priority Liabilities (and, accordingly, upon the insolvency of Banco Santander, the claims in respect of principal under the senior non preferred debt securities will be met after payment in full of the Senior Higher Priority Liabilities) and (iii) senior to any present and future subordinated obligations (créditos subordinados) of Banco Santander in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of senior non preferred debt securities in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the senior non preferred debt securities are subject to the Bail-in Power.

“Senior Higher Priority Liabilities” means the unsubordinated and unsecured obligations (créditos ordinarios) of Banco Santander (which will include, among others, the senior preferred debt securities), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of Banco Santander under Additional Provision 14.2º of Law 11/2015 (including any senior non preferred debt securities) and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, the payment obligations of Banco Santander under the subordinated debt securities on account of principal constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (unless they qualify as subordinated claims (créditos subordinados) pursuant to Articles 92.3º to 92.7º of the Spanish Insolvency Law) rank for so long as the obligations of Banco Santander in respect of the subordinated debt securities constitute Tier 2 Instruments:

(i)

pari passu among themselves and with (i) all other claims for principal in respect of Tier 2 Instruments which are not subordinated obligations under Articles 92.3º to 92.7º of the Spanish Insolvency Law, and (ii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under the relevant subordinated debt securities;

(ii)

junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander (including any Senior Non Preferred Liabilities), (ii) any subordinated obligations (créditos subordinados) of Banco Santander under Article 92.1º of the Spanish Insolvency Law, (iii) any claim for principal in respect of Senior Subordinated Liabilities which are not subordinated obligations under Articles 92.3º to 92.7º of the Spanish Insolvency Law and (iv) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under the relevant subordinated debt securities; and

(iii)

senior to (i) any claims for principal in respect of Additional Tier 1 Instruments of Banco Santander, (ii) any subordinated obligations (créditos subordinados) under Articles 92.3º to 92.7º of the Spanish Insolvency Law and (iii) any other subordinated obligations (créditos subordinados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of Banco Santander under the relevant subordinated debt securities.

Banco Santander agrees with respect to any series of subordinated debt securities and each holder of subordinated debt securities of any series, by his or her acquisition of a subordinated debt security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the subordinated debt security. In addition, each holder of subordinated debt securities of any series by his or her acquisition of the securities authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant subordinated debt securities as provided in the subordinated indenture and as summarized herein and appoints the applicable trustee his or her attorney-in-fact for any and all such purposes.

Claims of holders of subordinated debt securities in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of Banco Santander shall constitute subordinated claims (créditos subordinados) against Banco Santander ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of Banco Santander.

The obligations of Banco Santander under the subordinated debt securities are subject to the Bail-in Power.

“Senior Subordinated Liabilities” means any contractually subordinated obligation (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law, ranking as subordinated debt which is not an Additional Tier 1 Instrument or a Tier 2 Instrument (deuda subordinada que no sea capital adicional de nivel 1 o 2) under Additional Provision 14.3º(a) of Law 11/2015.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of any series of debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively, the “Taxes”) of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such Taxes, is required by law. In that event, Banco Santander shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the holders of the debt securities of the particular series of such amounts as would have been received by them had no such withholding or deduction been required.

However, Banco Santander shall not be required to pay any Additional Amounts in respect of any debt securities:

(i)

to, or to a third party on behalf of, a holder if the holder or the beneficial owner of debt securities is liable for such Taxes, in respect of such debt securities by reason of his having some connection with Spain other than (i) the mere holding of such debt security or (ii) the receipt of any payment in respect of such debt security; or

(ii)

to, or to a third party on behalf of, a holder or a beneficial owner in respect of whose series of debt securities Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations, including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation; or

(iii)

to, or to a third party on behalf of, a holder or a beneficial owner of debt securities in respect of whom Banco Santander does not receive such information concerning such holder’s or beneficial owner’s identity and tax residence as may be required in order to comply with the procedures that may be implemented to comply with the interpretation of Royal Decree 1065/2007 eventually made by the Spanish tax authorities; or

(iv)

presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(v)	in relation to any estate, inheritance, gift, sales, transfer or similar taxes; or

(vi)

to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain if the Spanish tax authorities determine that payments made to such individuals are not exempt from withholding tax and require a withholding to be made; or

(vii)

to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the debt securities of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(viii)

where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto; or

(viii)	in the case of any combination of items listed in (i) through (viii) above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of (iv) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of debt securities, notice to that effect shall have been duly given to the holders of the relevant series of debt securities in accordance with the indenture.

Unless the context otherwise requires, any reference in this “Additional Amounts” section to “principal” shall include any premium payable, or Redemption Amount and any other amounts in the nature of principal payable pursuant to the relevant indenture and “interest” shall include all amounts payable described under “ —Payments of Interest” above and any other amounts in the nature of interest payable under the relevant indenture.

As used in this “Additional Amounts” section, the term “Redemption Amount” means, as appropriate, the Maturity Redemption Amount, Early Redemption Amount (Tax), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Call), Early Redemption Amount (Put) and Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Except where the context requires otherwise, any reference in the prospectus supplement to payment of principal of or interest on a debt security shall be deemed to include any Additional Amounts payable with respect thereto.

Additional Issuances

Banco Santander may, without the consent of the holders of the debt securities of any series, issue additional debt securities of such series having the same ranking and same interest rate, maturity date, redemption terms and other terms as the debt securities of such series described in the relevant prospectus supplement except for the price to the public, original interest accrual date, issue date and first interest payment date, provided however that such additional debt securities will not have the same CUSIP, ISIN or other identifying number as the outstanding debt securities of the relevant series unless the additional debt securities are fungible with the outstanding debt securities of the relevant series for U.S. federal income tax purposes. Any such additional debt securities, together with the debt securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the relevant indenture. There is no limitation on the amount of debt securities that Banco Santander may issue under the relevant indentures.

Redemption and Repurchase

Early Redemption for Taxation Reasons

Unless otherwise specified in the relevant prospectus supplement, the following shall apply if, in relation to the debt securities of any series, (i) as a result of any change in, or amendment to, the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the first issued debt securities of such series or any earlier date specified in the relevant prospectus supplement, Banco Santander shall determine that (a) it would be required to pay additional amounts as described in “ —Additional Amounts” above or (b) it would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next interest payment date on such series of debt securities or the value of such deduction to Banco Santander would be materially reduced or (c) the applicable tax treatment of the debt securities of such series changes in a material way that was not reasonably foreseeable at the issue date and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that such circumstances prevail and describing the facts leading thereto, an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail and, in the case of senior non preferred debt securities, a copy of the Supervisory Permission for the redemption, if and as required, or, in the case of subordinated debt securities, a copy of the Regulator’s consent for the redemption. In any such case Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice (ending, in the case of debt securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the debt securities of such series in accordance with the terms described under “ —Notices” below (which notice shall be irrevocable), redeem in whole, but not in part, the outstanding debt securities of such series (in the case of subordinated debt securities and senior non preferred debt securities in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early tax redemption amount (the “Early Redemption Amount (Tax)”) (which shall be their principal amount or at such other Early Redemption Amount (Tax) as may be specified in or determined as described in the relevant prospectus supplement), together with accrued interest (if any) thereon; provided, however, that (i) in the case of (a) above, no such notice of redemption may be given earlier than 90 days (or, in the case of debt securities which bear interest at a floating rate a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the debt securities of such series plus 60 days) prior to the earliest date on which Banco Santander would be obliged to pay such additional amounts were a payment in respect of the debt securities of such series then due and (ii) in the case of senior non preferred debt securities, subordinated debt securities or senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement only, redemption for taxation reasons may only take place in accordance with Applicable Banking Regulations in force at the relevant time and subject to Banco Santander obtaining, with respect to the senior non preferred debt securities or, if applicable, the senior preferred debt securities of such series, the prior Supervisory Permission therefor, if and as required, or with respect to the subordinated debt securities of such series, the prior consent of the Regulator.

Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event

Unless otherwise specified in the relevant prospectus supplement, if, in relation to senior non preferred debt securities of any series or senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement only, a TLAC/MREL Disqualification Event has occurred and is continuing, then Banco Santander may, at its option and having given not less than 15 nor more than 60 days’ notice (ending, in the case of the relevant securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the relevant securities in accordance with the terms described under “—Notices” below (which notice shall be irrevocable and shall specify the date for redemption) and a concurrent copy thereof to the Trustee, elect to redeem in whole but not in part the outstanding securities of such series at their principal amount, together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption (the “Early Redemption Amount (TLAC/MREL Disqualification Event)”).

Redemption on the basis of a TLAC/MREL Disqualification Event is subject to Banco Santander obtaining prior Supervisory Permission if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Early Redemption of Subordinated Debt Securities for Capital Disqualification Event

Unless otherwise specified in the relevant prospectus supplement, if, in relation to subordinated debt securities of any series, (i) there is a Capital Disqualification Event and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, Banco Santander may, at its option and having given no less than 15 nor more than 60 days’ notice (ending, in the case of subordinated debt securities which bear interest at a floating rate, on a day upon which interest is payable) to the holders of the subordinated debt securities of such series in accordance with the terms described under “ —Notices” below (which notice shall be irrevocable), redeem in whole but not in part the outstanding subordinated debt securities of such series in accordance with the requirements of Applicable Banking Regulations in force at the relevant time) at their early capital disqualification event redemption amount (the “Early Redemption Amount (Capital Disqualification Event)”) (which shall be their principal amount or such other Early Redemption Amount (Capital Disqualification Event) as may be specified in or determined in the relevant prospectus supplement), together with any accrued and unpaid interest thereon to (but excluding) the date fixed for redemption; provided, however, that the Regulator consents to redemption of the subordinated debt securities of such series.

Redemption for regulatory reasons is subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Optional Early Redemption (Call)

Unless otherwise specified in the relevant prospectus supplement, Banco Santander may, upon the expiration of the appropriate notice (described below) and subject to such conditions as may be specified in the relevant prospectus supplement, redeem in whole (but not, unless and to the extent that the relevant prospectus supplement specifies otherwise, in part) the debt securities of such series at their call early redemption amount (the “Early Redemption Amount (Call)”) (which shall be their principal amount or such other Early Redemption Amount (Call) as may be specified in or determined in the relevant prospectus supplement), together with any accrued interest (if any) thereon to (but excluding) the date or dates fixed for redemption.

In the case of senior non preferred debt securities, subordinated debt securities or senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement only, redemption at the option of Banco Santander will be subject to the prior consent of the Regulator and/or the Relevant Resolution Authority if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Partial Redemption

If the debt securities of any series are to be redeemed in part only on any date in accordance with “ —Optional Early Redemption (Call)” above, the debt securities to be redeemed will be selected not more than 60 days nor less than 15 days prior to such redemption date by the Trustee pro rata to their principal amounts, or by lot or by such method as the Trustee deems fair and appropriate, provided that the amount redeemed in respect of the debt securities of such series shall be equal to the minimum authorized denomination or an integral multiple thereof, subject always to compliance with all applicable laws and the requirements of any clearing system on which the debt securities of such series may be cleared and of any listing authority, stock exchange and/or quotation system on which the debt securities of such series may be listed and/or quoted. In the case of debt securities issued in global form, DTC shall select Book-Entry Interests in such debt securities as described under “ —Form of Securities; Book-Entry System” below. The Trustee shall not be liable for selections made by it in accordance with this paragraph or for selections made by DTC. No debt securities of $2,000 or less can be redeemed in part.

In the case of senior non preferred debt securities and subordinated debt securities partial redemption will be subject to the prior consent of the Regulator and/or the Relevant Resolution Authority if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations in force at the relevant time.

Optional Early Redemption (Put) of Senior Preferred Debt Securities

Unless otherwise specified in the relevant prospectus supplement, Banco Santander shall, upon the exercise of the relevant option by a holder of senior preferred debt securities of any series, redeem the senior preferred debt securities of such series on the date or the dates specified in the relevant prospectus supplement at the put early redemption amount (the “Early Redemption Amount (Put)”) (which shall be the principal amount or such other Early Redemption Amount (Put) as may be specified in or determined in the relevant prospectus supplement), together with accrued interest (if any) thereon. In order to exercise such option, the holder of the senior preferred debt securities of such series must, not less than 60 days before the date so specified (or such other period as may be specified in the relevant prospectus supplement), deposit a duly completed redemption notice in the form which is available from the specified office of the Trustee specifying the aggregate principal amount in respect of which such option is exercised (which must be the minimum denomination specified in the relevant prospectus supplement or an integral multiple thereof). Such notice must also be delivered in accordance with the requirements of the applicable clearing system. No option exercised may be withdrawn (except as provided in the relevant indenture).

The Early Redemption (Put) shall not apply in the case of senior non preferred debt securities or subordinated debt securities of any series and holders of senior non preferred debt securities or subordinated debt securities of any series may not redeem the senior non preferred debt securities or subordinated debt securities of such series prior to the maturity date of such series.

A holder of any series of senior preferred debt securities may not exercise such option in respect of any series of senior preferred debt securities which is the subject of an exercise by Banco Santander of its option to redeem such series of senior preferred debt securities under “ —Early Redemption for Taxation Reasons” or “ —Optional Early Redemption (Call)” above.

Notice of Redemption

For purposes of this section “ —Redemption and Repurchase”, the appropriate notice to be given by Banco Santander to the Trustee and the holders of the debt securities of such series, shall be signed by two duly authorized officers of Banco Santander and shall specify:

•	the series of debt securities subject to redemption;

•

whether such series of debt securities is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the debt securities series which is to be redeemed, except in the case of “—Early Redemption for Taxation Reasons”, “—Early Redemption of Subordinated Debt Securities for Capital Disqualification Event” and “—Early Redemption of Senior Debt Securities for a TLAC/MREL Disqualification Event”, which must be redeemed in full;

•

the due date for such redemption which shall be a Business Day, which shall be not less than 15 days nor more than 60 days (or such lesser period as may be specified in the relevant prospectus supplement) after the date on which such notice is validly given and which is, in the case of debt securities which bear interest at a floating rate, a date upon which interest is payable; and

•

the Early Redemption Amount (Tax), Early Redemption Amount (TLAC/MREL Disqualification Event), Early Redemption Amount (Capital Disqualification Event), Early Redemption Amount (Call) or Early Redemption Amount (Put), as applicable, at which the debt securities of such series are to be redeemed.

Any such notice shall be irrevocable, and the delivery thereof shall oblige Banco Santander to make the redemption therein specified (unless the Bail-in Power is exercised by the Relevant Resolution Authority before the occurrence of such redemption).

Repurchase of Debt Securities

Banco Santander and any of its subsidiaries or any third party designated by any of them, may at any time repurchase debt securities in the open market or otherwise and at any price.

In the case of senior non preferred debt securities and subordinated debt securities of any series, the repurchase of the relevant securities of such series by Banco Santander or any of its subsidiaries shall take place in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the prior consent of the Regulator and/or the Relevant Resolution Authority, if and as required.

Modification and Waiver

Modification

Banco Santander and the Trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities of that series, including for, but not limited to, any of the following purposes:

•

to evidence the succession of another corporation to Banco Santander and the assumption by any such successor of the covenants of Banco Santander under the relevant indenture and in the debt securities of any series;

•

to add to the covenants of Banco Santander for the benefit of the holders of all or any series of debt securities (and, if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon Banco Santander under the relevant indenture;

•	to add any additional Events of Default;

•

to change or eliminate any of the provisions of the relevant indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the debt securities of any series;

•	to change any place of payment under certain circumstances, so long as a place of payment as required by the relevant indenture is maintained;

•

to cure any ambiguity, to correct or supplement any provision in the relevant indenture which may be defective or inconsistent with any other provision of the relevant indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of appointment under the relevant indenture by a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the relevant indenture as shall be necessary to provide for or facilitate the administration of the trusts under the relevant indenture by more than one Trustee, pursuant to the requirements of the relevant indenture;

•	to change or eliminate any provision of the relevant indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•

with respect to any debt security (including a global security), to amend any such debt security to conform to the description of the terms of such debt security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such debt security.

In addition to the permitted amendments described in the preceding paragraph, Banco Santander and the Trustee may amend or supplement the relevant indenture or the debt securities of any series and the related supplemental indenture without the consent of any holders of the debt securities of such series to conform the provisions of the relevant indenture to this “Description of Debt Securities” section in this registration statement and the applicable prospectus supplement.

Banco Santander may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, Banco Santander may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security;

•	reduce the principal amount of or the interest rates, or any premium payable upon the redemption of, or any missed payments, with respect to any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default (as such terms are defined below and described in the relevant prospectus supplement);

•

modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, an Senior Preferred Debt Security Event of Default, a Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, (as those terms are defined under “ —Events of Default and Defaults; Limitations of Remedies” below), may require the non-objection from, or consent of, the Regulator or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Preferred Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Preferred Debt Security Event of Default” with respect to any series of senior preferred debt securities shall result if:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of the senior preferred debt securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement); or

(ii)

Breach of other obligations: Banco Santander fails to perform or observe any of its other obligations under or in respect of the senior preferred debt securities of such series or the senior preferred debt securities indenture and (except in any case where such failure is incapable of remedy when no such continuation as is hereinafter mentioned will be required) the failure continues for a period of 30-days next following the service by the Trustee on Banco Santander of a notice requiring the same to be remedied; or

(iii)

Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the senior preferred debt securities of that series or a merger with, or spin-off or other structural modification into, another institution in this case even without being approved by holders of the senior preferred debt securities of such series, provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction); or

(iv)

Cessation of business: Banco Santander ceases or threatens to cease to carry on the whole or a substantial part of its business (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the senior preferred debt securities of that series or a merger with, or spin-off or other structural modification into, another financial institution in each such case even without being approved by holders of the senior preferred debt securities of such series, provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction), or Banco Santander stops or threatens to stop payment of, or is unable to, or admits in writing inability to, pay, its debts (or any class thereof) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(v)

Insolvency proceedings: (a) proceedings are initiated against Banco Santander under any applicable liquidation, insolvency, composition, reorganization or other similar laws, or an application made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to Banco Santander or in relation to the whole or a part of the undertaking or assets of either of them, or an encumbrancer takes possession of the whole or a part of the undertaking or assets of either of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued or put in force against the whole or a part of the undertaking or assets or any of them and (b) in any case is not discharged within 14 days; or

(vi)

Arrangements with creditors: Banco Santander initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganization or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors).

Under the terms of the senior preferred debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Preferred Debt Security Event of Default.

If any Senior Preferred Debt Security Event of Default shall occur in relation to any series of senior preferred debt securities, the Trustee or the holders of at least 25% in outstanding principal amount of the senior preferred debt securities of that series may at their discretion declare that the senior preferred debt securities of such series and all interest then accrued thereon shall be forthwith due and payable, whereupon the same shall become immediately due and payable at its early termination amount (the “Early Termination Amount”) (which shall be its principal amount or such other Early Termination Amount as may be specified in or determined in accordance with the relevant prospectus supplement, together with all interest (if any) accrued thereon), without presentment, demand, protest or other notice of any kind, all of which Banco Santander will expressly waive, anything contained in the senior preferred debt securities of such series to the contrary notwithstanding, unless, prior thereto, all Senior Preferred Debt Security Events of Default in respect of the senior preferred debt securities of such series shall have been cured.

Notwithstanding the preceding paragraph, under Spanish law, interest on debt instruments accruing after commencement of insolvency proceedings against the issuer may not be declared as due and payable after the commencement of insolvency proceedings against the issuer.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior preferred debt securities.

Senior Non Preferred Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, if any of the following events occurs and is continuing with respect to the senior non preferred debt securities of any series it shall constitute a “Senior Non Preferred Debt Security Event of Default”:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of the senior non preferred debt securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement).

(ii)

Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger or spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the senior non preferred debt securities of that series or a merger with, or spin-off or other structural modification into, another institution, in this case even without being approved by holders of the senior non preferred debt securities of such series, provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).

Under the terms of the senior non preferred debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Senior Non Preferred Debt Security Event of Default.

If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of that series may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.

If a Senior Non Preferred Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of that series may declare the senior non preferred debt securities of such series immediately due and payable whereupon the senior non preferred debt securities of such series shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their Early Termination Amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the senior non preferred debt securities of any series may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the senior non preferred debt securities of such series, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the senior non preferred debt securities of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior non preferred debt securities of any series

Subordinated Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, subject to the conditions described below, if any of the following events occurs and is continuing with respect to the subordinated debt securities of any series it shall constitute a “Subordinated Debt Security Event of Default”:

(i)

Non-payment: default is made in the payment of any interest or principal due in respect of the subordinated debt securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified in the relevant prospectus supplement).

(ii)

Winding up: any order is made by any competent court or resolution passed for the winding up, dissolution or liquidation of Banco Santander (except in any such case for the purpose of reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural) which has been previously approved by the holders of at least a majority of the outstanding principal amount of the subordinated debt securities of that series or a merger with, or spin off or other structural modification into another institution in this case even without being approved by holders of the subordinated debt securities of such series, provided that any entity that survives or is created as a result of such merger, spin-off or other structural modification is given a rating by an internationally recognized rating agency at least equal to the then current rating of Banco Santander at the time of such transaction).

Under the terms of the subordinated debt securities indenture, no exercise of a resolution tool or resolution power by the Relevant Resolution Authority or any action in compliance therewith shall constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs as set forth in paragraph (i) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of that series may institute proceedings for the winding up, dissolution or liquidation of Banco Santander but may take no further action in respect of such default.

If a Subordinated Debt Security Event of Default occurs as set forth in paragraph (ii) above, then the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of that series may declare the subordinated debt securities of such series immediately due and payable whereupon the subordinated debt securities of such series shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their Early Termination Amount together with all interest (if any) accrued thereon.

Without prejudice to paragraphs (i) and (ii) above, the Trustee or the holders of at least 25% in outstanding principal amount of the subordinated debt securities of any series may at their discretion and without further notice, institute such proceedings against Banco Santander as they may think fit to enforce any obligation, condition or provision binding on Banco Santander under the subordinated debt securities of such series, provided that, except as provided in (ii) winding up above, Banco Santander shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the subordinated debt securities of such series sooner than the same would otherwise have been payable by it or any damages.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities of any series.

Events of Default and Defaults—General

The Trustee may without prejudice to its rights in respect of any subsequent Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default from time to time and at any time waive any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default or authorize any proposed Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default by Banco Santander, provided that in its opinion the interests of the holders shall not be materially prejudiced thereby and, provided, further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Trustee made pursuant to the terms described under “—Limitations on Suits” above but no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, except an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to the provisions of the applicable indenture relating to the duties of the Trustee, if an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default occurs and is continuing with respect to the debt securities of any series, the Trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered indemnity satisfactory to the Trustee in its sole discretion. Subject to the indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the Trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the Trustee will, within 90 days after the occurrence of an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of such series notice of the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default of which the Trustee has received written notice, unless the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default has been cured or waived. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

Neither a cancellation of debt securities of any series, a reduction, in part or in full, of the principal amount of debt securities of any series or any accrued and unpaid interest on such debt securities, the conversion thereof into another security or obligation of Banco Santander or another person, in each case, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of any Bail-in Power by the Relevant Resolution Authority with respect to such debt securities, will be an event of default or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such securities to any remedies, which are hereby expressly waived.

Substitution of Issuer

Banco Santander may, without the consent of the holders of any of the debt securities of any series, consolidate or amalgamate with, merge into any other corporation or convey or transfer or lease Banco Santander’s properties and assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any such consolidation, amalgamation or merger, or any transferee or lessee of such assets, is a company organized under the laws of any part of the European Union that assumes, by a supplemental indenture, Banco Santander’s obligations on the debt securities of such series and under the applicable indenture, and such supplemental indenture is executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance or transfer, no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable and no event which, after notice or lapse of time or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture, as the case may be, comply with the indenture and all conditions precedent have been complied with.

Any direct or indirect subsidiary of Banco Santander may assume the obligations of Banco Santander under any series of debt securities, subject to the prior consent of the European Central Bank, if required, with respect to any series of subordinated debt securities or debt securities, without the consent of the holders of any series of debt securities, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the relevant indenture, executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and Banco Santander shall, by amendment to the relevant indenture, unconditionally guarantee all of the obligations of such successor entity under the debt securities of such series and the relevant indenture as so modified by such amendment; (b) immediately after giving effect to such assumption of obligations, no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, and no event which, after notice or lapse of time or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture.

In the event of any assumption, Additional Amounts under the debt securities of any series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. Additional Amounts for payments of interest or principal due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the debt securities of any series in the circumstances described above under the section “ —Early Redemption for Taxation Reasons” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, Banco Santander will be released from all its obligations under the applicable debt securities and indentures other than in respect of the guarantee described above.

An assumption of the obligations of Banco Santander under any series of debt securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the debt securities of such series for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the senior preferred debt securities where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement, senior non preferred debt securities of any series, the subordinated debt securities of any series nor the Trustee acting on behalf of the holders of the senior preferred debt securities of such series, the senior non preferred debt securities of such series or the subordinated debt securities of such series, may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the senior preferred debt securities of such series or the senior preferred debt securities indenture, the senior non preferred debt securities of such series or the senior non preferred debt securities indenture or the subordinated debt securities of such series or the subordinated debt securities indenture, as applicable, and each holder and beneficial owner of the senior preferred debt securities of such series, the senior non preferred debt securities of such series and the subordinated debt securities of such series, by virtue of its holding of the senior preferred debt securities of such series or any interest therein, any senior non preferred debt securities of such series or any interest therein or any subordinated debt securities of such series or any interest therein, as applicable, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a senior preferred debt security where the TLAC/MREL Disqualification Event has been specified as applicable in the relevant prospectus supplement or any interest therein, a senior non preferred debt security of any series or any interest therein or to any holder or beneficial owner of a subordinated debt security of any series or any interest therein by Banco Santander in respect of, or arising under, the senior preferred debt securities of such series, the senior non preferred debt securities of such series or the subordinated debt securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if the event of any voluntary or involuntary liquidation of Banco Santander shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Substitution and Variation

With respect to senior non preferred debt securities of any series and any applicable series of senior preferred debt securities, if a TLAC/MREL Disqualification Event or a tax event that would entitle Banco Santander to redeem the debt securities of such series as set forth under “—Redemption and Repurchase—Early Redemption for Taxation Reasons” occurs and is continuing, Banco Santander may substitute all (but not some) of the debt securities of such series or modify the terms of all (but not some) of the debt securities of such series, without any requirement for the consent or approval of the holders of the debt securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the debt securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Supervisory Permission therefor as required under Applicable Banking Regulations, if required.

With respect to subordinated debt securities of any series, if a Capital Disqualification Event or a tax event that would entitle Banco Santander to redeem the debt securities as set forth under “—Redemption and Repurchase—Early Redemption for Taxation Reasons” occurs and is continuing, Banco Santander may substitute all (but not some) of the subordinated debt securities of any series or modify the terms of all (but not some) of the subordinated debt securities of such series, without any requirement for the consent or approval of the holders of the subordinated debt securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the subordinated debt securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation), and subject to obtaining Regulator consent, if required.

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the senior preferred debt securities of such applicable series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable, can inspect or obtain copies of the new terms and conditions of the senior preferred debt securities of such applicable series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable. Such substitution or variation will be effected without any cost or charge to such holders.

The senior preferred debt securities of any applicable series, senior non preferred debt securities of any series and subordinated debt securities of any series, as applicable, shall cease to bear interest from (and including) the date of substitution thereof.

Any holder or beneficial owner of the senior preferred debt securities of any applicable series, senior non preferred debt securities of any series or subordinated debt securities of any series, as applicable, shall, by virtue of its acquisition of the senior preferred debt securities of any applicable series, senior non preferred debt securities of any series or any beneficial interest therein or the subordinated debt securities of any series or any beneficial interest therein, as applicable, be deemed to accept the substitution or variation of the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt security of such series, as applicable, and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the senior preferred debt securities of such series, senior non preferred debt securities of such series or subordinated debt securities of such series, as applicable.

A substitution or a modification of the terms of the senior preferred debt securities of any series, the senior non preferred debt securities of any series or subordinated debt securities of any series might be considered for U.S. federal income tax purposes to be an exchange by the holders of such securities for new debt securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that the authorization and execution by Banco Santander of the indentures and the debt securities, certain provisions of the senior non preferred debt securities and the senior non preferred debt indenture relating to the ranking of the senior non preferred debt securities and certain provisions of the subordinated debt securities and the subordinated indenture related to the subordination of the subordinated debt securities shall be governed by and construed in accordance with Spanish law.

Agreement and Acknowledgement With Respect to the Exercise of the Bail-in Power

Notwithstanding any other term of the debt securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the debt securities of any series, by its acquisition of the debt securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of any series) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

- the reduction of all, or a portion, of the Amounts Due on a permanent basis;

- the conversion of all, or a portion, of the Amounts Due into shares, other securities or other obligations of Banco Santander or another person (and the issue to the holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities, in which case the holder agrees to accept in lieu of its rights under such debt securities any such shares, other securities or other obligations of Banco Santander or another person;

- the cancellation of the debt securities or Amounts Due;

- the amendment or alteration of the maturity of the debt securities or amendment of the interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the debt securities are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities shall not constitute an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default and the terms and conditions of the debt securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the debt securities subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Group entities incorporated in the relevant member state.

No repayment or payment of Amounts Due, if any, on the debt securities of any series, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the debt securities of such series), to the extent permitted by the Trust Indenture Act of 1939 (“Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities of such series.

Additionally, by its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the holders of the debt securities of such series with respect to any portion of the debt securities of such series that are written-down, converted to equity and/or cancelled under the relevant indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the debt securities of such series to direct certain actions relating to the debt securities of such series; and

(ii) the relevant indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the debt securities of any series remain outstanding, there will at all times be a Trustee for the debt securities of such series in accordance with the relevant indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities of such series remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of the debt securities of any series, each holder of the debt securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the debt securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the debt securities of any series, each holder (including each beneficial owner) of the debt securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the debt securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the debt securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Each holder of the debt securities also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the debt securities.

Discharge, Defeasance and Covenant Defeasance

Banco Santander may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at the option of Banco Santander, are called for redemption within one year, by depositing or causing to be deposited with the applicable trustee, in trust, funds in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the debt securities of such series, including principal, interest, premium and any additional amounts to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date of the debt securities of such series, as the case may be.

Banco Santander may also elect to have its obligations under the relevant indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that Banco Santander will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the relevant indenture, except for:

•	the rights of holders of the outstanding debt securities of the relevant series to receive principal, interest, any premium and any additional amounts when due from the trust described below;

•

the obligations of Banco Santander to issue temporary debt securities, register the transfer of debt securities, replace temporary or mutilated, destroyed, lost or stolen debt securities, pay additional amounts, maintain an office or agency for payment and hold money for payments in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee; and

•	the defeasance provisions of the applicable indenture.

In addition, Banco Santander may elect to have its obligations released with respect only to certain covenants in the relevant indentures (“covenant defeasance”). Any omission to comply with any obligations so released will not constitute a default or an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, with respect to the debt securities of any series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of or within any series:

•

Banco Santander must irrevocably have deposited or caused to be deposited with the applicable trustee, in trust, money, in U.S. dollars or in the foreign currency in which the debt securities of such series are payable at stated maturity, or U.S. government obligations or a combination of money and U.S. government obligations applicable to the debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, in the opinion of an internationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, to pay and discharge when due all of the principal, interest and any premium of the debt securities of such series and any mandatory sinking fund or analogous payments thereon;

•

the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which Banco Santander is a party or by which it is bound;

•

no Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, or event which, with notice or lapse of time, or both, would become an Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable with respect to the outstanding debt securities of such series may have occurred and be continuing on the date of the establishment of such a trust, and in the case of legal defeasance, at any time during the period ending on the 91st day after such date;

•

Banco Santander must have delivered to the applicable trustee an opinion of counsel of recognized standing to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance of debt securities only, the opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by Banco Santander, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture;

•

the legal defeasance or covenant defeasance must not cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all relevant debt securities are in default within the meaning of such Act);

•

the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

•

in the case of the subordinated debt securities of any series, Banco Santander shall have delivered to the applicable trustee an opinion of counsel substantially to the effect that (i) the trust funds deposited to effect the legal defeasance or covenant defeasance will not be subject to any rights of holders of senior indebtedness, including those arising under the applicable subordination provisions of the subordinated indenture, and (ii) after the second anniversary following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of Banco Santander, no opinion is given as to the effect of such laws on the trust funds except in certain limited circumstances set forth in the subordinated indenture.

Unless otherwise provided in the relevant prospectus supplement, if, after Banco Santander has deposited funds or U.S. government obligations to effect legal defeasance or covenant defeasance with respect to the debt securities of any series,

•	the holder of a debt security of such series is entitled to elect and does elect to receive payment in a currency other than that in which such deposit has been made in respect of such note; or

•	a “conversion event” (as defined below) occurs in respect of the foreign currency in which such deposit has been made; then,

the indebtedness represented by the debt securities of such series shall be deemed to have been and will be fully discharged and satisfied through the payment of the principal or interest, premium, and any additional amounts on the debt securities of such series as they becomes due out of the proceeds yielded by converting the amount or other property so deposited into the currency in which the debt securities of such series become payable as a result of such election or such conversion event based on the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, except, with respect to a conversion event, for such foreign currency in effect at the time of the conversion event.

A “conversion event” means the cessation of use of (i) a foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the euro both within the European monetary system and for the settlement of transactions by public institutions of or within the EU.

In the event Banco Santander effects covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, the amount in money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity. They may not, however, be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable. In this case, Banco Santander will remain liable to make payment of such amounts due at the time of acceleration.

The relevant prospectus supplement may further describe the provisions permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Upon the exercise of the Bail-in Power with respect to a series of debt securities which results in the cancellation, or the conversion into other securities, of all the principal amount of, and interest on the debt securities of such series or the debt securities of such series otherwise ceasing to be outstanding, the relevant indenture shall be satisfied and discharged as to such series.

Limitation on Suits

No holder of debt securities will be entitled to proceed directly against Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of debt securities, before a holder of the debt securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•

The holder must have given the Trustee written notice that a continuing Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable has occurred and remains uncured.

•

The holders of not less than 25% in outstanding aggregate principal amount of the debt securities of the relevant series must make a written request that the Trustee institute proceedings because of the Senior Preferred Debt Security Event of Default, Senior Non Preferred Debt Security Event of Default or Subordinated Debt Security Event of Default, as applicable, and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•

The Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the debt securities indenture or the relevant debt securities, the right of any holder of debt securities to receive payment of the principal amount of and interest on, the debt securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

If and for so long as the debt securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the Trustee, the paying agent or the debt security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the debt securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such debt securities. All notices and communications to be given to the holders and all payments to be made to holders under the debt securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the Trustee, the paying agent and the debt security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the Trustee, the paying agent and the debt security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the Trustee, the paying agent or the debt security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the Trustee, or any agent of Banco Santander or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the debt securities of any series or beneficial interests therein that acquire the debt securities of such series in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the debt securities of such series that acquire the debt securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the debt securities of such series, including in relation to the Bail-in Power.

The Trustee

The Bank of New York Mellon, London Branch, is the Trustee under the indentures with respect to the debt securities. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture Trustee under the Trust Indenture Act. Subject to the provisions of the relevant indentures and the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of their business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to Banco Santander’s debt securities.

DESCRIPTION OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible capital securities that may be offered by Banco Santander.

Each time that Banco Santander issues contingent convertible capital securities, it will file a prospectus supplement and/or free writing prospectus with the SEC, which investors should read carefully. The prospectus supplement and/or free writing prospectus will summarize specific financial terms of your security and may contain additional or different terms of those contingent convertible capital securities to those described in this prospectus. All references in this prospectus to a prospectus supplement in respect of any series of securities include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of such series. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements made below in this section may not apply to each investor’s contingent convertible capital security. Contingent convertible capital securities will be issued by Banco Santander under a contingent convertible capital securities indenture. The contingent convertible capital securities indenture is a contract between Banco Santander, as issuer, and The Bank of New York Mellon, as Trustee. The contingent convertible capital securities indenture does not limit Banco Santander’s ability to incur additional indebtedness, including the issuance of further contingent convertible capital securities. Investors should also read the contingent convertible capital securities indenture and any related supplemental indenture establishing such contingent convertible capital convertible securities, which have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

The contingent convertible capital securities are Banco Santander’s perpetual subordinated convertible debt securities mandatorily convertible into Banco Santander’s ordinary shares only upon the occurrence of certain events. The contingent convertible capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the Kingdom of Spain.

Banco Santander may issue contingent convertible capital securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible capital securities will describe the terms of the offered contingent convertible capital securities, including, but not limited to, some or all of the following terms, to the extent such terms differ from or are in addition to those set forth in this prospectus:

•	the specific designation and Liquidation Preference of the contingent convertible capital securities;

•	how to calculate Distributions;

•	the date or dates from which Distributions, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the price or prices at which they will be issued;

•

the terms on which the contingent convertible capital securities may or are required to convert into ordinary shares of Banco Santander and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any Distributions are payable;

•	the terms and conditions of any mandatory redemption;

•	the terms and conditions, if any, under which Banco Santander may elect to substitute or vary the terms of the contingent convertible capital securities;

•	the currency or currencies in which Liquidation Preference and Distributions are denominated and in which Banco Santander will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible capital securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible capital securities;

•

whether and under what circumstances, if other than those described in this prospectus, Banco Santander will pay additional amounts on the contingent convertible capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, Banco Santander may redeem the contingent convertible capital securities following those developments;

•	the clearing system or systems on which the contingent convertible capital securities will be cleared and settled; and

•	any listing on a securities exchange.

Holders of contingent convertible capital securities shall have no voting rights except those described under the heading “ —Modification and Waiver” below, unless and until such contingent convertible capital securities are converted into Banco Santander’s ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares”.

Certain Defined Terms

In this “Description of Contingent Convertible Capital Securities” the following terms have the following meanings:

“Accounting Currency” means EUR or such other primary currency used in the presentation of the Group’s accounts from time to time;

“Additional Tier 1 Instrument” means any contractually subordinated obligation (créditos subordinados) of Banco Santander according to Article 92.2º of the Spanish Insolvency Law, ranking as an additional tier 1 instrument (instrumentos de capital adicional de nivel 1) under Additional Provision 14.3º. (c) of Law 11/2015;

“ADS Depositary” means The Bank of New York Mellon, as the depositary under Banco Santander’s ordinary share American Depository Facility or any successor ADS depositary;

“Agents” means the agents appointed in accordance with the contingent convertible capital securities indenture or applicable supplemental indenture;

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the contingent convertible capital securities of any series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority;

“Applicable Banking Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, then applicable to Banco Santander and/or the Group including, without limitation to the generality of the foregoing, the CRD IV, the BRRD, the SRM Regulation and those regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency of the Regulator and/or the Relevant Resolution Authority then applicable to Banco Santander and/or the Group including, among others, those giving effect to the MREL and the TLAC or any equivalent or successor principles, in each case to the extent then in effect in the Kingdom of Spain (whether or not such regulations requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to Banco Santander and/or the Group);

“Available Distributable Items” means, in respect of the payment of a Distribution at any time, those profits and reserves (if any) of Banco Santander which are available, in accordance with Applicable Banking Regulations for the payment of such Distribution.

As at the date of this registration statement, Article 4(1)(128) of the CRR provides as follows:

“Distributable Items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose, before distributions to holders of own funds instruments, less any losses brought forward, any profits which are non-distributable pursuant to Union or national law or the institution’s bylaws and any sums placed in non-distributable reserves in accordance with national law or the statutes of the institution, in each case with respect to the specific category of own funds instruments to which Union or national law, institutions’ bylaws, or statutes relate; such profits, losses and reserves being determined on the basis of the individual accounts of the institution and not on the basis of the consolidated accounts.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), as amended or superseded from time to time, (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU of 15 May establishing the framework for the recovery and resolution of credit institutions and investment firms or such other directive as may amend or come into effect in place thereof (including the BRRD II), as implemented into law by Law 11/2015 and RD 1012/2015, as amended or replaced from time to time and including any other relevant implementing regulatory provisions.

“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC.

“Business Day” means, unless otherwise provided for in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place or places where the Liquidation Preference of, or any Distributions on, or any Additional Amounts with respect to the contingent convertible capital securities of that series are payable.

“Calculation Agent” means the Trustee or such other person authorized by Banco Santander as the party responsible for calculating the Distributions and/or such other amount(s) from time to time in relation to any series of contingent convertible capital securities as may be specified in the relevant prospectus supplement.

“Capital Event” means a change in Spanish law, Applicable Banking Regulations or any change in the application or official interpretation thereof that results or is likely to result in any outstanding aggregate Liquidation Preference of the contingent convertible capital securities of the relevant series ceasing to be included in, or counting towards, the Group’s or Banco Santander’s Tier 1 Capital;

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;

“CET1 Capital” means at any time, the Common Equity Tier 1 Capital of Banco Santander or the Group, respectively, as calculated in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“CET1 ratio” means, at any time, with respect to Banco Santander or the Group, as the case may be, the ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the CET1 Capital of Banco Santander or the Group, respectively, at such time divided by the Risk Weighted Assets Amount of Banco Santander or the Group, respectively, at such time;

“Clearing System” means DTC or any of the European Clearing Systems, as applicable;

“Clearing System Contingent Convertible Capital Securities” means, for so long as any contingent convertible capital securities of a series is represented by a global contingent convertible capital security held by or on behalf of a Clearing System, any particular Liquidation Preference of such series of the contingent convertible capital securities shown in the records of a Clearing System as being held by a holder of the contingent convertible capital securities of such series;

“CNMV” means the Spanish Market Securities Commission (Comisión Nacional del Mercado de Valores);

“Common Shares” means ordinary shares in the capital of Banco Santander, each of which confers on the holder one vote at general meetings of Banco Santander and is credited as fully paid up;

“Conversion Price” means, in respect of the Trigger Event Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Current Market Price of a Common Share, translated into U.S. dollars at the Prevailing Rate;

(ii)	the Floor Price; and

(iii)	the nominal value of a Common Share, in each case on the Trigger Event Notice Date, translated into U.S. dollars at the Prevailing Rate; or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above;

For the avoidance of doubt, the translation into U.S. dollars at the Prevailing Rate described above shall in no circumstances imply that any Common Share will be issued at a price of less than its nominal value expressed in the Share Currency.

“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered following a Trigger Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Trigger Event Notice Date and notice of the expected Conversion Settlement Date and of the Conversion Price shall be given to holders of contingent convertible capital securities in accordance with “ —Notices” below not more than 10 Business Days following the Trigger Event Notice Date;

“Conversion Shares” means the number of Common Shares to be issued on Trigger Conversion in respect of each contingent convertible capital security of any series to be converted;

“CRD IV” means any, or any combination of, the CRD IV Directive, the CRR, and any CRD IV Implementing Measures;

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC or such other directive as may come into effect in place thereof, as amended or replaced from time to time (including by the CRD V Directive);

“CRD IV Implementing Measures” means any regulatory capital rules implementing the CRD IV Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to Banco Santander (on a stand alone basis) or the Group (on a consolidated basis) and which prescribe the requirements to be fulfilled by financial instruments for inclusion in the regulatory capital or the minimum requirement for own funds and eligible liabilities, as the case may be, of Banco Santander (on a stand alone basis) or the Group (on a consolidated basis);

“CRD V Directive” means Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures;

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on the prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 or such other regulation as may come into effect in place thereof, as amended from time to time (including by CRR II);

“CRR II” means Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012;

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the 5 consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest euro cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(a)

if the Common Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement; or

(b)

if the Common Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, and provided further that:

(i)

if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)

if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser;

In making any calculation or determination of Current Market Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Delivery Notice” means a notice in the form for the time being currently available from the specified office of any Paying and Conversion Agent or in such form as may be acceptable to DTC from time to time, which contains the relevant account and related details for the delivery of any ADSs or Common Shares and all relevant certifications and/or representations as may be required by applicable law and regulations (or is deemed to constitute the confirmation thereof), and which are required to be delivered in connection with a conversion of the contingent convertible capital securities and the delivery of the ADSs or Common Shares;

“Distribution” means the non-cumulative cash distribution in respect of the contingent convertible capital securities and a Distribution Period determined in accordance with “ —Distributions” below;

“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;

“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;

“Distribution Rate” means the rate at which the contingent convertible capital securities accrue Distributions in accordance with “ —Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital provided that:

(a)	where:

(i)

a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)

there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)	any issue of Common Shares falling within subparagraphs (a) and (b) of “ —Conversion Upon Trigger Event—Conversion Price—Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of Banco Santander by or on behalf of Banco Santander or any member of the Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of Banco Santander or any member of the Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5 percent. the average of the daily Volume Weighted Average Price of a Common Share on the 5 dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the 5 dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by Banco Santander or, as the case may be, any member of the Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105 percent. of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;

(d)

if Banco Santander or any member of the Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by Banco Santander for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) Banco Santander, such dividend or distribution shall for the purposes of these contingent convertible capital securities of any series be treated as a dividend or distribution made or paid to Shareholders by Banco Santander, and the provisions of the contingent convertible capital securities and the contingent convertible capital securities indenture, including references to Banco Santander paying or making a dividend, shall be construed accordingly;

“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;

“EUR”, “€” and “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended;

“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);

“Existing Shareholders” has the meaning given in the definition of “Newco Scheme”;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of 5 dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

“Floor Price” means the price per Common Share determined in the relevant prospectus supplement, subject to adjustment in accordance with “ —Anti-Dilution Adjustment of the Floor Price” below;

“Further Contingent Convertible Capital Securities” means any securities which are contingently convertible into Common Shares of Banco Santander pursuant to their terms in the event that the CET1 ratio of Banco Santander or the Group is less than a specified percentage;

“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A., Sociedad Unipersonal);

“Independent Financial Adviser” means an independent financial institution of international repute appointed by Banco Santander at its own expense;

“Initial Margin” means the percent per annum determined in the relevant prospectus supplement;

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time;

“Liquidation Distribution” means the Liquidation Preference per contingent convertible capital security plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “ —Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;

“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;

“Maximum Distributable Amount” means any maximum distributable amount applicable to Banco Santander or the Group required to be calculated in accordance with (a) Article 48 of Law 10/2014 and any provision implementing such article, each interpreted in light of Article 141 of the CRD IV Directive and/or (b) Applicable Banking Regulations;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (Scheme of Arrangement which effects the interposition of a limited liability company (“Newco”) between the Shareholders of Banco Santander immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and Banco Santander, provided that:

(a)	only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)

immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)	immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of Banco Santander;

(d)

all Subsidiaries of Banco Santander immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of Banco Santander (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)

immediately after completion of the Scheme of Arrangement, Banco Santander (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by Banco Santander immediately prior to the Scheme of Arrangement.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;

“Parity Securities” means any preferred securities (participaciones preferentes) issued under Law 13/1985 and/or Royal Decree – Law 14/2013 of 29 November (“RD-L 14/2013”) and/or Law 10/2014 and/or under the CRR from time to time by Banco Santander or by any Subsidiary and which are guaranteed by Banco Santander or any preferential participations, preferential shares or preference shares (acciones preferentes) ranking pari passu with any preferred securities (participaciones preferentes) issued from time to time by Banco Santander or by any Subsidiary and which are guaranteed by Banco Santander or any other instrument issued or guaranteed by Banco Santander ranking pari passu with the contingent convertible capital securities;

“Paying and Conversion Agent” means the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible capital securities indenture or any supplemental indenture and includes any successors thereto appointed from time to time in accordance with the contingent convertible capital securities indenture or any supplemental indenture;

“Payment Business Day” means (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London and (ii) in the case of contingent convertible capital securities in definitive form only, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the relevant place of presentation;

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (CET) on that date as appearing on or derived from the Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (CET) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;

“Principal Paying Agent” means any Person (which may include Banco Santander) authorized by Banco Santander to pay the Liquidation Preference of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible capital securities of any series on behalf of Banco Santander. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon, its London Branch will act as the Principal Paying Agent in respect of the contingent convertible capital securities of any series;

“Qualifying Notes” means, with respect to each series of contingent convertible capital securities, at any time, any securities issued directly by Banco Santander that have terms not otherwise materially less favorable to the holders of the contingent convertible capital securities of such series than the terms of the contingent convertible capital securities of such series, provided that Banco Santander shall have delivered a certificate signed by two directors of Banco Santander to that effect to the Trustee not less than five Business Days prior to (x) in the case of a substitution of the contingent convertible capital securities of any series pursuant to “—Substitution and Variation”, the issue date of the relevant securities or (y) in the case of a variation of the contingent convertible capital securities of any series pursuant to “—Substitution and Variation”, the date such variation becomes effective, provided that such securities shall:

(i) contain terms which comply with the then current requirements for their inclusion in the Tier 1 Capital of Banco Santander; and

(ii) carry the same rate of interest as the contingent convertible capital securities of such series prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(iii) have the same denomination and aggregate outstanding principal amount as the contingent convertible capital securities prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(iv) have the same date of maturity, if applicable, and the same dates for payment of interest as the contingent convertible capital securities prior to the relevant substitution or variation pursuant to “—Substitution and Variation”; and

(v) have at least the same ranking as the contingent convertible capital securities; and

(vi) not, immediately following such substitution or variation, be subject to a Capital Event and/or a Tax Event; and

(vii) be listed or admitted to trading on any stock exchange as selected by Banco Santander, if the contingent convertible capital securities were listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or variation pursuant to “—Substitution and Variation.”

“RD 1012/2015” means Royal Decree 1012/2015 of 6 November implementing Law 11/2015, as amended or replaced from time to time;

“Recognized Stock Exchange” means a regulated regularly operating, recognized stock exchange or securities market in an OECD member state;

“Redemption Price” means, per contingent convertible capital security, the Liquidation Preference plus, if applicable, where not cancelled pursuant to, or otherwise subject to the limitations on payment set out in “ —Distributions”, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to (but excluding) the date fixed for redemption of the contingent convertible capital securities of the relevant series;

“Reference Page” means the relevant page on Bloomberg or Reuters or such other information service provider that displays the relevant information chosen by Banco Santander at its own discretion;

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations) and as amended or superseded from time to time, or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies;

“Regulator” means the European Central Bank, the Bank of Spain or such other or successor authority exercising primary bank supervisory authority, in each case with respect to prudential matters in relation to Banco Santander and/or the Group;

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time;

“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Risk Weighted Assets Amount” means at any time, with respect to Banco Santander or the Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of Banco Santander or the Group, respectively, calculated in accordance with Applicable Banking Regulations at such time;

“Scheme of Arrangement” has the meaning given in the definition of “Newco Scheme”;

“Securities” means any securities including, without limitation, shares in the capital of Banco Santander, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of Banco Santander;

“Settlement Shares Depository” means a reputable independent financial institution, trust company or similar entity to be appointed by Banco Santander on or prior to any date when a function ascribed to the Settlement Shares Depository is required to be performed to perform such functions and who will hold Common Shares in Iberclear or any of its participating entities in a designated trust or custody account for the benefit of the holders of the contingent convertible capital securities of any series and otherwise on terms consistent with the terms of the contingent convertible capital securities and the contingent convertible capital securities indenture;

“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;

“Shareholders” means the holders of Common Shares;

“Spanish Companies Act” means the consolidated text of the Spanish Companies Act (Ley de Sociedades de Capital), as amended, approved by the Royal Decree Legislative 1/2010, of 2 July 2010;

“Spanish Stock Exchanges” means the Madrid, Barcelona, Bilbao and Valencia stock exchanges and the Automated Quotation System -Continuous Market (Sistema de Interconexión Bursátil -Mercado Continuo (SIBE));

“Specified Date” has the meanings given in sub-paragraphs (d), (f), (g) and (h) of “ —Anti-Dilution Adjustment of the Floor Price” below, as applicable;

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by Banco Santander to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than Banco Santander) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with Banco Santander or any member of the Group;

“Spin-Off Securities” means equity share capital of an entity other than Banco Santander or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than Banco Santander;

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time (including by the SRM Regulation II);

“SRM Regulation II” means Regulation (EU) 2019/877 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 806/2014 as regards the loss-absorbing and recapitalization capacity of credit institutions and investment firms;

“Subsidiary” means any entity over which Banco Santander may have, directly or indirectly, control in accordance with Applicable Banking Regulations;

“Tax Event” in respect of any series of contingent convertible capital securities, means that as a result of any change in the laws or regulations of Spain or in either case of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the contingent convertible capital securities of such series Banco Santander shall determine that (a) Banco Santander would not be entitled to claim a deduction in computing taxation liabilities in Spain (as defined in “ —Additional Amounts” below) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to Banco Santander would be materially reduced, or (b) Banco Santander would be required to pay Additional Amounts (as defined below), or (c) the applicable tax treatment of the contingent convertible capital securities of such series changes in a material way that was not reasonably foreseeable at the issue date;

“Tier 1 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 1 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapters 1, 2 and 3 (Tier 1 Capital, Common Equity Tier 1 Capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;

“Tier 2 Capital” means at any time, with respect to Banco Santander or the Group, as the case may be, the Tier 2 capital of Banco Santander or the Group, respectively, as calculated by Banco Santander in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions.

“Trigger Conversion” has the meaning given in “ —Conversion Procedures” below;

“Trigger Event” means if, at any time, the CET1 ratio of Banco Santander or the Group calculated in accordance with Applicable Banking Regulations is less than 5.125 percent, as determined by Banco Santander or the Regulator;

“Trigger Event Notice” has the meaning given in “ —Conversion Procedures” below;

“Trigger Event Notice Date” means the date on which a Trigger Event Notice is given;

“U.S.$” and “U.S. dollars” means the lawful currency of the United States of America;

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in U.S. government securities;

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate; and

“Voting Rights” means the right generally to vote at a general meeting of Shareholders of Banco Santander (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Payments

Banco Santander will make any payments of Distributions and Liquidation Preference on any particular series of contingent convertible capital securities on the dates and, in the case of payments of Distributions, in the amounts that are determined by the method of calculation described in, the relevant prospectus supplement. All payments in respect of the contingent convertible capital securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to the provisions of “ —Additional Amounts” below.

Distributions

The contingent convertible capital securities of any series will accrue non-cumulative cash distributions (“Distributions”) as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.

Distributions Discretionary

Banco Santander may elect, in its sole and absolute discretion, to cancel the payment of any Distribution in whole or in part at any time that it deems necessary or desirable, and for any reason.

Distributions on the contingent convertible capital securities will be non-cumulative. Accordingly, if any Distribution (or part thereof) is not paid in respect of the contingent convertible capital securities of any series as a result of any election of Banco Santander to cancel such Distribution pursuant this section “ —Distributions Discretionary” or the limitations on payment set out in “ —Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or part thereof) in respect of the relevant Distribution Period will be extinguished and Banco Santander will have no obligation to pay such Distribution (or part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible capital securities of such series are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or part thereof) or non-payment of any Distribution (or part thereof) as a result of the limitations on payment set out in “ —Restrictions on Payments” below will constitute an event of default, an Enforcement Event or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause such Distribution to be paid or the dissolution, liquidation or winding-up of Banco Santander or in any way limit or restrict Banco Santander from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible capital securities of such series (including, without limitation, any CET1 Capital of Banco Santander or the Group) or in respect of any other Parity Security or other security.

Restrictions on Payments

To the extent that (i) Banco Santander has insufficient Available Distributable Items to make Distributions on the contingent convertible capital securities of such series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities or CET1 Capital securities then outstanding to the extent permitted by the Applicable Banking Regulations, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items, and/or (ii) the Regulator, in accordance with Applicable Banking Regulations, requires Banco Santander to cancel the relevant Distribution in whole or in part, then Banco Santander will, without prejudice to the right above to cancel at its discretion the payment of any such Distributions on the contingent convertible capital securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible capital securities of such series.

No Distribution will be made on the contingent convertible capital securities of any series until the Maximum Distributable Amount (if required) is calculated and if and to the extent that such payment would cause the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group to be exceeded.

Agreement to Distribution Cancellation

By acquiring contingent convertible capital securities, holders and beneficial owners of the contingent convertible capital securities acknowledge and agree that:

(a) Distributions are payable solely at Banco Santander’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled by Banco Santander at Banco Santander’s sole discretion and/or deemed cancelled as a result of our having insufficient Available Distributable Items or as a result of the Regulator requiring Banco Santander to cancel the Distributions or as a result of exceeding the Maximum Distributable Amount (if any) then applicable to Banco Santander and/or the Group; and

(b) a cancellation or deemed cancellation of Distributions (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture or applicable supplemental indenture and the contingent convertible capital securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible capital securities or the contingent convertible capital securities indenture or applicable supplemental indenture.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “ —Distributions”, “ —Liquidation Distribution” and “ —Conversion Upon Trigger Event”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible capital securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Notice of Distribution Cancellation

If practicable, Banco Santander will provide notice of any cancellation or deemed cancellation of Distributions (in each case, in whole or in part) to the holders of the contingent convertible capital securities through the relevant Clearing System (or, if the contingent convertible capital securities are held in definitive form, to the holders of the contingent convertible capital securities directly at their addresses shown on the register for the contingent convertible capital securities) and to the Trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), or give the holders of the contingent convertible capital securities any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation of Banco Santander (a “Liquidation Event”), holders of the contingent convertible capital securities of any series (unless previously converted into Common Shares pursuant to “ —Conversion Upon Trigger Event” below) shall be entitled to receive out of the assets of Banco Santander available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of Banco Santander ranking junior to the contingent convertible capital securities of such series.

If, before the occurrence of a Liquidation Event, the Trigger Event occurs but the relevant conversion of the contingent convertible capital securities of such series into Common Shares pursuant to “ —Conversion Upon Trigger Event” below is still to take place, holders of the contingent convertible capital securities of such series will be entitled to receive out of the relevant assets of Banco Santander a monetary amount equal to that which holders of such contingent convertible capital securities of such series would have received on any distribution of the assets of Banco Santander if such conversion had taken place immediately prior to such liquidation.

After payment of the relevant entitlement in respect of a contingent convertible capital security as described in this section, such contingent convertible capital security will confer no further right or claim to any of the remaining assets of Banco Santander.

Subordination

Unless previously converted into Common Shares pursuant to section “ —Conversion Upon Trigger Event” below, the payment obligations of Banco Santander under the contingent convertible capital securities on account of the Liquidation Preference or otherwise of principal constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of Banco Santander according to Article 92.2º of Spanish Insolvency Law and, in accordance with Additional Provision 14.3º of Law 11/2015, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of Banco Santander (unless they qualify as subordinated claims (créditos suboridnados) pursuant to Articles 92.3º to 92.7º of the Spanish Insolvency Law) for so long as the obligations of Banco Santander in respect of the contingent convertible capital securities constitute an Additional Tier 1 Instrument, rank:

(a)

pari passu among themselves and with (i) all other claims in respect of any liquidation preference or otherwise for principal in respect of any outstanding Additional Tier 1 Instruments and (ii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with Banco Santander’s obligations under Additional Tier 1 Instruments;

(b)

junior to (i) any unsubordinated obligations (créditos ordinarios) of Banco Santander, (ii) any subordinated obligations (créditos subordinados) of Banco Santander which become subordinated pursuant to Article 92.1º of the Spanish Insolvency Law and (iii) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to Banco Santander’s obligations under Additional Tier 1 Instruments; and

(c)

senior to (i) any claims for the liquidation amount of the Common Shares and (ii) any other subordinated obligations (créditos subordinados) of Banco Santander under Articles 92.3º to 92.7º of the Spanish Insolvency Law, and (iii) any other subordinated obligations (créditos suboridnados) of Banco Santander which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to Banco Santander’s obligations under Additional Tier 1 Instruments.

Banco Santander agrees with respect to any series of contingent convertible capital securities and each holder of contingent convertible capital securities of any series, by his or her acquisition of a contingent convertible capital security, will be deemed to have agreed to the above described subordination. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible capital security. In addition, each holder of contingent convertible capital securities of any series by his or her acquisition of the securities authorizes and directs the applicable trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible capital securities as provided in the contingent convertible capital securities indenture and as summarized herein and appoints the applicable trustee his or her attorney-in-fact for any and all such purposes.

Banco Santander may not issue, or guarantee the issue of, any Parity Securities or other instruments equivalent to Parity Securities, either directly or through a guarantee, ranking senior to the contingent convertible capital securities of any series, unless the terms and conditions of the contingent convertible capital securities of such series are amended so as to rank pari passu with any such issue of senior securities.

Redemption and Repurchase

The contingent convertible capital securities are perpetual and may only be repurchased or redeemable in accordance with the following provisions of the contingent convertible capital securities indenture described in this section “ —Redemption and Repurchase”.

Optional Redemption

Unless otherwise provided in the applicable prospectus supplement, subject to certain exceptions described further below, the contingent convertible capital securities shall not be redeemable prior to the date specified in the relevant prospectus supplement. The contingent convertible capital securities of any series may be redeemed by Banco Santander following such date in whole but not in part, unless otherwise provided by the applicable prospectus supplement, subject to (i) the prior consent of the Regulator and (ii) the final paragraph of “Redemption Procedures” below, on the date or dates specified in the relevant prospectus supplement at the Redemption Price (and otherwise in accordance with Applicable Banking Regulations then in force).

Pre-Conditions to Redemptions and Repurchases

Article 78(1) of the CRR provides that the Regulator will give its consent to a redemption or repurchase of the contingent convertible capital securities provided that either of the following conditions is met:

(a) on or before such redemption of the contingent convertible capital securities, Banco Santander replaces the contingent convertible capital securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of Banco Santander; or

(b) Banco Santander has demonstrated to the satisfaction of the Regulator that its Tier 1 Capital and Tier 2 Capital and its eligible liabilities would, following such redemption, exceed the requirements laid down in the CRD IV and BRRD by a margin that the Regulator considers necessary.

Redemption Due to a Capital Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible capital securities of any series, (i) there is a Capital Event, and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price.

Redemption Due to a Tax Event

Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of any series of contingent convertible capital securities, (i) there is a Tax Event, and (ii) such circumstances are evidenced by the delivery by Banco Santander to the Trustee of a certificate signed by two directors of Banco Santander stating that the said circumstances prevail and describing the facts leading thereto and a copy of the Regulator’s consent to the redemption, the contingent convertible capital securities of such series may be redeemed, in whole but not in part, at the option of Banco Santander, subject to the prior consent of the Regulator if and as required under Applicable Banking Regulations and may only take place in accordance with Applicable Banking Regulations then in force, at any time, at the Redemption Price per contingent convertible capital security.

Redemption Procedures

The decision to redeem the contingent convertible capital securities must be irrevocably notified by Banco Santander to holders of the contingent convertible capital securities of such series upon not less than 15 nor more than 60 days’ notice prior to the relevant redemption date (i) through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with “ —Notices” below, and to the Trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee.

Any notice of redemption will state: the redemption date; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible capital securities indenture become due and payable upon each contingent convertible capital security being redeemed and that, subject to certain exceptions, Distributions will cease to accrue on or after that date; the place or places where the contingent convertible capital securities are to be surrendered for payment of the redemption price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible capital securities being redeemed.

If Banco Santander gives notice of redemption of the contingent convertible capital securities of any series, then by 12:00 noon (CET) on the relevant redemption date, Banco Santander will:

(a) irrevocably deposit with the Principal Paying Agent funds sufficient to pay the Redemption Price; and

(b) give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders.

If the notice of redemption has been given on any series of contingent convertible capital securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:

(a) Distributions on the contingent convertible capital securities of such series shall cease to accrue;

(b) such contingent convertible capital securities of such series will no longer be considered outstanding; and

(c) the holders of contingent convertible capital securities of such series will no longer have any rights as holders except the right to receive the Redemption Price.

Non-payment of Redemption Price

If in connection with any series of contingent convertible capital securities either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if Banco Santander improperly withholds or refuses to pay the Redemption Price of the contingent convertible capital securities of such series, Distributions will continue to accrue, subject as provided in “ —Distributions” above, at the rate specified from the redemption date to (but excluding) the date of actual payment of the Redemption Price.

Banco Santander may not give a notice of redemption pursuant to this section “ —Redemption and Repurchase” if a Trigger Event Notice has been given. If a Trigger Event Notice is given after a notice of redemption shall have been given by Banco Santander but before the redemption has occurred, such notice of redemption shall automatically be revoked and be null and void and the relevant redemption shall not be made.

Repurchases of Contingent Convertible Capital Securities

Unless otherwise provided in the applicable prospectus supplement, Banco Santander and any of its subsidiaries or any third party designated by any of them, may at any time repurchase contingent convertible capital securities of any series in the open market or otherwise at any price, in accordance with Applicable Banking Regulations in force at the relevant time and will be subject to the prior consent of the Regulator if and as required.

Notwithstanding any other provision of “ —Settlement Procedures” below and subject to compliance with the provisions of the Spanish Companies Act and/or with any Applicable Banking Regulations, Banco Santander or any member of the Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of Banco Santander (including Conversion Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will:

(a) not declare or pay any Distribution on the contingent convertible capital securities of such series, including any accrued and unpaid Distributions, which shall be cancelled by Banco Santander in accordance with “ —Distributions—Restrictions on Payments” above; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders of contingent convertible capital securities of such series) convert all the contingent convertible capital securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible capital securities of any series will be converted in whole and not in part.

For the purposes of Banco Santander determining whether the Trigger Event has occurred, it will (A) calculate the CET1 ratio based on information (whether or not published) available to management of Banco Santander, including information internally reported within Banco Santander pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of Banco Santander and the Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. Banco Santander’s or the Regulator’s calculation shall be binding on the Trustee and the holders of the relevant series of contingent convertible capital securities.

Except as provided below with respect to fractions, the number of Conversion Shares shall be determined by dividing the Liquidation Preference of such contingent convertible capital security by the relevant Conversion Price in effect on the relevant Trigger Event Notice Date. Fractions of Common Shares will not be issued on Trigger Conversion and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible capital securities are received by or on behalf of the Paying and Conversion Agent such that the Conversion Shares or related ADSs to be delivered by or on behalf of the Settlement Shares Depository are to be registered in the same name or delivered to the same Clearing Agency participant account, the number of such Conversion Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible capital securities being so converted and rounded down to the nearest whole number of Common Shares or related ADSs, as applicable.

Upon any Trigger Event of any series of contingent convertible capital securities, holders shall have no claim against Banco Santander in respect of (i) any Liquidation Preference of such series of contingent convertible capital securities or (ii) any accrued and unpaid Distributions cancelled or otherwise unpaid in respect of contingent convertible capital securities of such series and the contingent convertible capital securities of such series shall cease to represent any right other than the right to receive Common Shares, if elected, or ADSs from or on behalf of the Settlement Shares Depository.

On the Conversion Settlement Date, Banco Santander shall deliver to the Settlement Shares Depository such number of Common Shares as is required to satisfy in full Banco Santander’s obligation to deliver Common Shares in respect of the Trigger Conversion of the aggregate Liquidation Preference of contingent convertible capital securities of such series outstanding on the Trigger Event Notice Date.

The obligation of Banco Santander to issue and deliver Conversion Shares to a holder of contingent convertible capital securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Conversion Shares to the Settlement Shares Depository. Receipt of the relevant Conversion Shares by the Settlement Shares Depository shall discharge Banco Santander’s obligations in respect of such contingent convertible capital securities.

Holders of any series of contingent convertible capital securities shall have recourse to Banco Santander only for the issue and delivery of the relevant Conversion Shares to the Settlement Shares Depository. After such delivery, holders of any series of contingent convertible capital securities shall have recourse to the Settlement Shares Depository only for the delivery to them of such Conversion Shares or related ADSs, in the circumstances described in “ —Settlement Procedures” below.

Conversion Price

“Conversion Price” means, on the Trigger Event Notice Date, if the Common Shares are:

(a)	then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)	the Current Market Price of a Common Share;

(ii)	the Floor Price; and

(iii)	the nominal value of a Common Share, in each case on the Trigger Event Notice Date; or

(b)	not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price

For the purposes of this section “ —Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of Contingent Convertible Capital Securities”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of Banco Santander or any member of the Group, and (b) Common Shares held by or on behalf of Banco Santander or any member of the Group (and which, in the case of sub-paragraphs (d) and (f) below, do not rank for the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.

Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible capital securities shall be adjusted as follows:

(a) If and whenever there shall be a consolidation, reclassification/redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification/redesignation or subdivision by the following fraction:

where:

A	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification/redesignation or subdivision, as the case may be; and

B	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification/redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification/redesignation or subdivision, as the case may be, takes effect.

(b) If and whenever Banco Santander shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Cash Dividend which Shareholders would or could otherwise have elected to receive, (ii) where Shareholders may elect to receive a Cash Dividend in lieu of such Common Shares or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:

where:

A	is the aggregate number of Common Shares in issue immediately before such issue; and

B	is the aggregate number of Common Shares in issue immediately after such issue.

Such adjustment shall become effective on the first day on which Common Shares are traded ex-rights on the relevant Stock Exchange.

(c) (i) If and whenever Banco Santander shall pay any Extraordinary Dividend to its shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date;

B

is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend; and

C

is the amount (if any) by which the Reference Amount determined in respect of the Relevant Dividend exceeds an amount equal to the aggregate of the Fair Market Values of any previous Cash Dividends per Common Share paid or made in such Relevant Year (where C shall equal zero if such previous Cash Dividends per Common Share are equal to, or exceed, the Reference Amount in respect of the Relevant Year). For the avoidance of doubt, “C” shall equal the Reference Amount determined in respect of the Relevant Dividend where no previous Cash Dividends per Common Share have been paid or made in such Relevant Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means (i) any Cash Dividend which is expressly declared by Banco Santander to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders or any analogous or similar term (including any distribution made as a result of any capital reduction), in which case the Extraordinary Dividend shall be such Cash Dividend; or (ii) any Cash Dividend (the “Relevant Dividend”) paid or made in a financial year of Banco Santander (the “Relevant Year”) if (A) the Fair Market Value of the Relevant Dividend per Common Share or (B) the sum of (I) the Fair Market Value of the Relevant Dividend per Common Share and (II) an amount equal to the aggregate of the Fair Market Value or Fair Market Values of any other Cash Dividend or Cash Dividends per Common Share paid or made in the Relevant Year (other than any Cash Dividend or part thereof previously determined to be an Extraordinary Dividend paid or made in such Relevant Year), exceeds the Reference Amount, and in that case the Extraordinary Dividend shall be the amount by which the Reference Amount is so exceeded.

“Reference Amount” means an amount per Ordinary Share that is consistent with the dividend policy of Banco Santander as applied or to be applied for a period or projected period of at least three years.

(ii) If and whenever Banco Santander shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B

is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of Banco Santander or any member of the Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

(iii) For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv) In making any calculations for the purposes of this paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in the Relevant Year in question.

(d) If and whenever Banco Santander shall issue Common Shares to its shareholders as a class by way of rights, or Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant to its shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95 percent. of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Common Shares in issue on the Effective Date;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate, provided that if at the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this sub-paragraph(d), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(e) If and whenever Banco Santander or any member of the Group or (at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to its shareholders as a class by way of rights or grant to its shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(f) If and whenever Banco Santander shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of the any series of contingent convertible capital securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever Banco Santander or any member of the Group or (at the direction or request or pursuance to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible capital securities of any series, which for this purpose include any Further Contingent Convertible Capital Securities), in each case at a price per Common Share which is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and

C

is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Common Shares or date of issue or grant of such options, warrants or rights (as used in this sub-paragraph (f), the “Specified Date”), such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(g) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible capital securities of any series) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A

is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/redesignation would purchase at such Current Market Price per Common Share; and

C

is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/redesignation;

provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (g), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification/redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.

(h) If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible capital securities of any series) as are mentioned in sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95 percent of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:

A

is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by Banco Santander or any member of the Group (or at the direction or request or pursuant to any arrangements with Banco Santander or any member of the Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;

provided that if at the time of such modification (as used in this sub-paragraph (h), the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(i) If and whenever Banco Santander or any member of the Group or (at the direction or request of or pursuant to any arrangements with Banco Santander or any member of the Group) any other company, person or entity shall offer any Securities in connection with which its shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 percent of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Common Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

(j) If Banco Santander determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible capital securities of such relevant series) in such manner and with effect from such date as Banco Santander shall determine and notify to the holders of the relevant series of contingent convertible capital securities.

Notwithstanding the foregoing provisions:

(i)

where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of Banco Santander, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(ii)

such modification shall be made as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(ii)

(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by Banco Santander to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)

if the consideration or price determined pursuant to (I) or (II) above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of (I) above) or the relevant date of first public announcement (in the case of (II) above);

(iv)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to Banco Santander or another entity.

If the record date in respect of any consolidation, reclassification/redesignation or sub-division as is mentioned in sub-paragraph (a) above, or the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) and (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, shall be after the Trigger Event Notice Date in relation to the conversion of any contingent convertible capital security of any series but before the date on which the resolution of issuance of the relevant Common Shares is approved, then Banco Santander shall procure the execution of the corresponding adjustment mechanism pursuant to this section “ —Anti-Dilution Adjustment of the Floor Price” so that there shall be issued and delivered to the Settlement Shares Depository, for onward delivery to the holders of the relevant contingent convertible capital securities, in accordance with the instructions contained in the Delivery Notices received by the Settlement Shares Depository, such number of Common Shares that could be required to be issued and delivered on such conversion taking into account the relevant adjustment to the Floor Price pursuant to this section “ —Anti-Dilution Adjustment of the Floor Price” and all references to the issue and/or delivery of Common Shares or Conversion Shares in this prospectus and the contingent convertible capital securities indenture shall be construed accordingly.

If any doubt shall arise as to whether an adjustment falls to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, and following consultation between Banco Santander and an Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of willful default, bad faith or manifest error.

No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of Banco Santander or any of member of the Group or any associated company or to a Trustee or Trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.

On any adjustment, the resultant Floor Price, if a number of more decimal places than the initial Floor Price, shall be rounded down to such decimal place. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1 percent of the Floor Price then in effect. Any adjustment not required to be made and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Floor Price shall be given by Banco Santander to holders of the contingent convertible capital securities of any series through the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with “ —Notices” below promptly after the determination thereof.

Conversion Procedures

If the Trigger Event occurs at any time on or after the issue date of any series of contingent convertible capital securities, then Banco Santander will: notify the Regulator and holders of such series of contingent convertible capital securities immediately through (i) the filing of an inside information/other relevant information (información privilegiada/otra información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) to the Regulator, holders and the Trustee in accordance with “ —Notices” below (the “Trigger Event Notice”);

A Trigger Event Notice shall be a written notice specifying the following information:

•	that a Trigger Event has occurred;

•	the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “ —Anti-Dilution Adjustment of the Floor Price”);

•	the Conversion Settlement Date;

•	the date on which Banco Santander expects DTC to suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures (the “Suspension Date”);

•

the contact details of the Settlement Shares Depository (if one has been appointed) and Paying and Conversion Agent and the procedures holders of the contingent convertible capital securities must follow to obtain delivery of the Conversion Shares or related ADSs;

•

if Banco Santander has been unable to appoint a Settlement Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares to the holders of the contingent convertible capital securities of such series as it shall consider reasonable in the circumstances;

•

that the contingent convertible capital securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Common Shares or related ADSs from or on behalf of the Settlement Shares Depository.

The failure to notify the Regulator and holders of such series contingent convertible capital securities as aforesaid will not invalidate the conversion.

The date on which the Trigger Event Notice shall be deemed to have been given shall be the date on which it is dispatched by Banco Santander to DTC.

Upon Banco Santander’s determination that a Trigger Event has occurred, it shall immediately inform the Regulator and shall, prior to giving a Trigger Event Notice, deliver to the Trustee a certificate stating that a Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee, the holders and beneficial owners of the contingent convertible capital securities of such series.

Within two (2) Business Days after its receipt of the Trigger Event Notice, the Trustee shall transmit the Trigger Event Notice to DTC and promptly following its receipt of the Trigger Event Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Trigger Event Notice to its Reorganization Inquiry for Participants System.

Notwithstanding anything set forth in this prospectus to the contrary, once Banco Santander has delivered a Trigger Event Notice following the occurrence of a Trigger Event, (i) subject to the right of holders of the contingent convertible capital securities of the relevant series relating to a breach of the Performance Obligation (as defined below) in the event of a failure by Banco Santander to issue and deliver any Common Shares to the Settlement Shares Depository on the Conversion Settlement Date, the contingent convertible capital securities indenture shall impose no duties upon the Trustee whatsoever with regard to a Trigger Conversion and the holders of the contingent convertible capital securities of such series shall have no rights whatsoever under the contingent convertible capital securities indenture or the contingent convertible capital securities of such series to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Trigger Event Notice, except for any indemnity and/or security provided by any holders of the contingent convertible capital securities of such series in such direction or related to such direction, any direction previously given to the Trustee by any holders of the contingent convertible capital securities of such series shall cease automatically and shall be null and void and of no further effect.

Banco Santander’s obligations to indemnify the Trustee in accordance with the contingent convertible capital securities indenture shall survive any Trigger Conversion.

Agreement and Waiver with Respect to a Trigger Conversion

The contingent convertible capital securities of any series are not convertible into Common Shares at the option of holders of contingent convertible capital securities of any series at any time and are not redeemable in cash as a result of a Trigger Event. Notwithstanding any other provision herein, by its acquisition of the contingent convertible capital securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible capital securities of such series, including, without limitation, those related to (x) Trigger Conversion following a Trigger Event and (y) the appointment of the Settlement Shares Depository, the issuance of the Settlement Shares to the Settlement Shares Depository (or to the relevant recipient in accordance with the terms of the contingent convertible capital securities of such series), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders of the contingent convertible capital securities of such series or the Trustee, (ii) agreed that effective upon, and following, the Trigger Conversion, no amount shall be due and payable to the holders of the contingent convertible capital securities of such series, and Banco Santander’s liability to pay any such amounts (including the Liquidation Preference of, or any Distribution in respect of, the contingent convertible capital securities of such series), except as noted under “ —Settlement Procedures” with respect to certain stamp and similar taxes, shall be automatically released, and the holders shall not have the right to give a direction to the Trustee with respect to the Trigger Event and any related Trigger Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible capital securities indenture and in connection with the contingent convertible capital securities of such series, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Trigger Conversion and (iv) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary through which it holds such contingent convertible capital securities to take any and all necessary action, if required, to implement the Trigger Conversion without any further action or direction on the part of such holder or beneficial owner of the contingent convertible capital securities of such series or the Trustee.

Settlement Procedures

Delivery of the Common Shares to the holders of any series of contingent convertible capital securities upon a Trigger Event shall be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

Holders of any series of contingent convertible capital securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if at the time of any Trigger Conversion Banco Santander continues to maintain an ADS depositary facility. For further information on the ADSs and Banco Santander’s current ADS deposit agreement, see “Description of American Depositary Shares”.

DTC Suspension. The Trigger Event Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the relevant series of contingent convertible capital securities. As a result, holders of the contingent convertible capital securities of such series will not be able to settle any transfers of any contingent convertible capital securities of such series following the Suspension Date, and any sale or other transfer of the contingent convertible capital securities of such series that a holder of the contingent convertible capital securities of such series may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The contingent convertible capital securities of such series may cease to be admitted to trading on any stock exchange on which the contingent convertible capital securities of such series are then listed or admitted to trading after the Suspension Date.

Settlement Request Notice. On the Suspension Date, Banco Santander shall deliver a notice in accordance with “ —Notices” below to the Trustee and to the holders of the contingent convertible capital securities of the relevant series (a “Settlement Request Notice”) requesting that holders and beneficial owners of the contingent convertible capital securities of such series complete a notice to be delivered to the Paying and Conversion Agent, with a copy to the Trustee (a “Delivery Notice”). The Settlement Request Notice shall specify the date by which the Delivery Notice must be received by the Paying and Conversion Agent (the “Notice Cut-off Date”) and (ii) the date on which the Contingent Convertible Capital Securities of such series in relation to which no Delivery Notice has been received by the Paying and Conversion Agent on or before the Notice Cut-off Date shall be cancelled, which will be no more than twelve Business Days after the Conversion Settlement Date (the “Final Cancellation Date”), as set forth in “ —Failure to Deliver a Delivery Notice” below.

Delivery Notice. In order to obtain delivery of the relevant Common Shares, or, if the holder elects, ADSs, a holder or beneficial owner must deliver its contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent (including, the delivery of such contingent convertible capital securities and Delivery Notice to the Paying and Conversion Agent through DTC) on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Paying and Conversion Agent, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Delivery Notice shall contain: (i) the name of the holder or beneficial owner of the applicable series of contingent convertible capital securities; (ii) the aggregate Liquidation Preference held by such holder or beneficial owner of such series of contingent convertible capital securities on the date of such notice; (iii) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable (iv) whether Common Shares or ADSs are to be delivered to the holder or beneficial owner of such series of contingent convertible capital securities; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the ADSs or Common Shares are to be credited, details of the registered account in Banco Santander’s ADS facility if direct registration ADSs are to be issued, or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and (vi) such other details as may be required by the Paying and Conversion Agent.

The Delivery Notice must be given and the contingent convertible capital securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent.

Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible capital securities may result in such Delivery Notice being treated as null and void and Banco Santander shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with this section “ —Settlement Procedures”. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “ —Settlement Procedures” shall be made by Banco Santander in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders.

Subject as provided herein and provided the contingent convertible capital securities and Delivery Notice are delivered on or before the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Settlement Shares Depository that the Settlement Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit such relevant Common Shares with the ADS Depositary on behalf of, the holder or beneficial owner of the relevant contingent convertible capital securities completing the relevant Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.

Delivery of ADSs. In respect of any Conversion Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Settlement Shares Depository shall deposit with the custodian for the ADS Depositary the number of Conversion Shares to be issued upon Trigger Conversion of the relevant series of contingent convertible capital securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-ordinary share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Conversion Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

Failure to Deliver a Delivery Notice. If a duly completed Delivery Notice and the relevant contingent convertible capital securities are not delivered to the Paying and Conversion Agent as provided above on or before the Notice Cut-off Date, then at any time following the Notice Cut-off Date and prior to the 10th Business Day after the Conversion Settlement Date Banco Santander may in its sole and absolute discretion (and the relevant holders of such contingent convertible capital securities shall be deemed to agree thereto), elect to appoint a person (the “Selling Agent”) to procure that all Common Shares held by the Settlement Shares Depository in respect of which the applicable contingent convertible capital securities and completed Delivery Notice have not been delivered on or before the Notice Cut-off Date as aforesaid shall be sold by or on behalf of the Selling Agent as soon as reasonably practicable. If the applicable contingent convertible capital securities and Delivery Notice are not delivered to the Paying and Conversion Agent on or before the Notice Cut-off Date, the Settlement Shares Depository shall continue to hold any Conversion Shares not sold by the Selling Agent until a Delivery Notice is so delivered or the Final Cancellation Date (as defined below), whichever is earlier. However, any holder or beneficial owner of the contingent convertible capital securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Settlement Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale thereof, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed rateably to the relevant holders in such manner and at such time as Banco Santander shall determine and notify to the relevant holders.

Such payment shall for all purposes discharge the obligations of Banco Santander, the Settlement Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the Trigger Conversion.

Banco Santander, the Settlement Shares Depository and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “ —Settlement Procedures” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares.

If Banco Santander does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “Settlement Procedures”, such Common Shares for which a Delivery Notice has not been received will be cancelled on the Final Cancellation Date.

Certain Taxes

A holder of the contingent convertible capital securities of any series or Selling Agent (as defined below) must pay (in the case of the Selling Agent by means of deduction from the net proceeds of sale referred to in “ —Failure to Deliver a Delivery Notice” below) any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Trigger Conversion (other than any taxes or capital, issue and registration and transfer taxes or stamp duties payable in Spain by Banco Santander in respect of the issue and delivery of the Common Shares in accordance with a Delivery Notice delivered pursuant to the contingent convertible capital securities indenture which shall be paid by Banco Santander) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a contingent convertible capital security or interest therein.

If Banco Santander shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and Banco Santander as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

Status of the Conversion Shares

The Common Shares issued on Trigger Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the Trigger Event Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, dividends or payments the record date or other due date for the establishment of entitlement for which falls prior to the date that the resolution of issuance of the relevant Common Shares is approved.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all payments of Distributions and other amounts payable (excluding, for the avoidance of doubt, repayment of principal) in respect of contingent convertible capital securities by Banco Santander will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, Banco Santander shall pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference) such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible capital securities receiving such amounts as they would have received had no such withholding or deduction been required, provided that no payments of Additional Amounts will be made if and to the extent that Banco Santander has insufficient Available Distributable Items to pay such additional amounts, Distributions on the contingent convertible capital securities of any series scheduled for payment in the then current financial year and any equivalent payments scheduled to be made in the then current financial year in respect of any other Parity Securities and CET1 Capital securities then outstanding, in each case excluding any portion of such payments already accounted for in determining the Available Distributable Items.

However, Banco Santander shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible capital securities:

(a) to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible capital securities is liable for such Taxes in respect of such contingent convertible capital security by reason of his having some connection with Spain other than (i) the mere holding of such contingent convertible capital security or (ii) the receipt of any payment of Distributions in respect of such contingent convertible capital securities; or

(b) to, or to a third party on behalf of, a holder or the beneficial owner in respect of whose contingent convertible capital securities Banco Santander does not receive such information as may be required in order to comply with the applicable Spanish tax reporting obligations (as amended or restated from time to time), including but not limited to the receipt in a timely manner of a duly executed and completed certificate in accordance with Law 10/2014 and Royal Decree 1065/2007, as amended, and any implementing legislation or regulation; or

(c) to, or to a third party on behalf of, a holder of contingent convertible capital securities in respect of whom Banco Santander does not receive such information concerning such holder’s identity and tax residence as may be required in order to comply with the procedures that may be implemented to comply with the interpretation of Royal Decree 1065/2007 eventually made by the Spanish tax authorities; or

(d) presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on the expiry of such period of 30 days; or

(e) in relation to any estate, inheritance, gift, sales, transfer or similar taxes; or

(f) to, or to a third party on behalf of, individuals resident for tax purposes in the Kingdom of Spain if the Spanish tax authorities determine that payments made to such individuals are not exempt from withholding tax and require a withholding to be made; or

(g) to, or to a third party on behalf of, a Spanish-resident legal entity subject to Spanish corporation tax if the Spanish tax authorities determine that the contingent convertible capital securities of any series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004 and require a withholding to be made; or

(h) where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (h) set forth above.

Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.

For the purposes of this section:

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect is duly given to the holders in accordance with“ —Notices” below.

Except where the context requires otherwise, any reference in this prospectus and the relevant prospectus supplement to Distributions in respect of the contingent convertible capital securities shall include any Additional Amounts payable with respect thereto.

Undertakings

So long as any contingent convertible capital security of a series remains outstanding, Banco Santander shall, unless approved by a majority in aggregate Liquidation Preference of such series:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Trigger Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of Banco Santander, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of the Trigger Conversion;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible capital securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible capital securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible capital securities indenture and the ordinary shares of Newco are:

(i)	admitted to the Relevant Stock Exchange; or

(ii)	listed and/or admitted to trading on another Recognised Stock Exchange;

and the holders of the contingent convertible capital securities of the relevant series irrevocably authorize Banco Santander to make such amendments to the contingent convertible capital securities indenture without the need for any further authorization from the holders of the contingent convertible capital securities of such series;

(d) issue, allot and deliver Common Shares upon Trigger Conversion subject to and as provided in “ —Conversion Upon Trigger Event” above;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Trigger Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Trigger Conversion of the contingent convertible capital securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of “ —Conversion Upon Trigger Event” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Settlement Shares Depository or a Paying and Conversion Agent, Banco Santander shall use all reasonable endeavors promptly to appoint such persons for such purposes.

Modification and Waiver

Banco Santander and the Trustee may make certain modifications and amendments to the contingent convertible capital securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible capital securities of that series without the consent of the holders of such contingent convertible capital securities, including for, but not limited to, any of the following purposes:

•

to evidence the succession of another corporation to Banco Santander and the assumption by any such successor of the covenants of Banco Santander in the contingent convertible capital securities indenture and in the contingent convertible capital securities of any series;

•

to add to the covenants of Banco Santander for the benefit of the holders of all or any series of contingent convertible capital securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible capital securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon Banco Santander by the contingent convertible capital securities indenture;

•	to add any additional Enforcement Events;

•	to make changes to procedures relating to Trigger Conversion, delivery of the Common Shares, or ADSs, as applicable;

•

to change or eliminate any of the provisions of the contingent convertible capital securities indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no outstanding contingent convertible capital security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or as to which such supplemental indenture would apply;

•	to secure the contingent convertible capital securities;

•	to change any place of payment, so long as a place of payment as required by the contingent convertible capital securities indenture is maintained;

•

to cure any ambiguity, to correct or supplement any provision of the contingent convertible capital securities indenture which may be defective or inconsistent with any other provision of the contingent convertible capital securities indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of appointment under the contingent convertible capital securities indenture by a successor Trustee with respect to the contingent convertible capital securities of one or more series and to add to or change any of the provisions of the contingent convertible capital securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible capital securities indenture by more than one Trustee, pursuant to the requirements of the contingent convertible capital securities indenture;

•	to change or eliminate any provision of the contingent convertible capital securities indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•

with respect to any contingent convertible capital security (including a global security), to amend any such contingent convertible capital security to conform to the description of the terms of such contingent convertible capital security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible capital security; and

•

to change or modify any provision of the contingent convertible capital securities indenture as necessary to ensure that the contingent convertible capital securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme

Other modifications and amendments may be made to the contingent convertible capital securities indenture and any applicable supplemental indenture with the consent of not less than a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of the series outstanding under the contingent convertible capital securities indenture and any applicable supplemental indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible capital security affected that would:

•	change the terms of any contingent convertible capital security to include a stated maturity date;

•

reduce the Liquidation Preference of, the Distribution rates of, or the payments with respect to any contingent convertible capital security, other than as permitted under the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	change Banco Santander’s (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•

reduce the percentage in aggregate Liquidation Preference of outstanding contingent convertible capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the contingent convertible capital securities indenture and any applicable supplemental indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•

modify the subordination provisions or the terms of Banco Santander’s obligations in respect of the payment of amounts due and payable on the contingent convertible capital securities in a manner adverse to the holders, in each case other than as permitted under the contingent convertible capital securities indenture or applicable supplemental indenture;

•	modify the provisions of the contingent convertible capital securities indenture affecting the calculation of, and any adjustment to, the Conversion Price; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, Banco Santander and the Trustee may amend or supplement the contingent convertible capital securities indenture or the contingent convertible capital securities of any series and the related supplemental indenture without the consent of any holders of the contingent convertible capital securities of such series to conform the provisions of the contingent convertible capital securities indenture to this “Description of Contingent Convertible Capital Securities” section in this registration statement and the applicable prospectus supplement.

Any agreements, arrangements or understandings between Banco Santander and any holder and beneficial owner of the contingent convertible capital securities of any series with respect to the contingent convertible capital securities of such series must be entered into in accordance with the terms of the contingent convertible capital securities indenture and any applicable supplemental indenture.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible capital securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible capital securities, can only be made in accordance with the rules and requirements of the Regulator, as and to the extent applicable from time to time.

No vote of the outstanding holders of the contingent convertible capital securities of any series will be required for Banco Santander to redeem and cancel the contingent convertible capital securities of such series.

Notwithstanding that the contingent convertible capital securities of any series confer an entitlement to vote under any of the circumstances described above, neither Banco Santander nor any Subsidiary, to the extent that it is a holder of the contingent convertible capital securities of such series of Banco Santander, shall be so entitled to vote.

The holders of any series of contingent convertible capital securities of any series will have no voting rights at any extraordinary or ordinary meetings of Shareholders of Banco Santander.

Additional Issuances

Banco Santander may, without the consent of the holders of the contingent convertible capital securities of any series, issue additional contingent convertible capital securities of such series having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible capital securities of such series described in the relevant prospectus supplement except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible capital securities, together with the contingent convertible capital securities of the relevant series offered by the relevant prospectus supplement, will constitute a single series of securities under the contingent convertible capital securities indenture. There is no limitation on the amount of contingent convertible capital securities that Banco Santander may issue under the contingent convertible capital securities indenture.

Banco Santander may without the consent or sanction of the holders of the relevant series of contingent convertible capital securities: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more other series of Parity Securities ranking equally with the contingent convertible capital securities of such series, as to the participation in the profits and/or assets of Banco Santander, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more other classes or series of shares of Banco Santander or securities mandatorily convertible into Common Shares of Banco Santander ranking junior to the contingent convertible capital securities of any series, as to the participation in the profits and/or assets of Banco Santander.

By acquiring a contingent convertible capital security of any series, each holder of contingent convertible capital securities of such series agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other Parity Securities issued by Banco Santander from time to time.

The contingent convertible capital securities of any series do not grant the holders of the contingent convertible capital securities of such series pre-emption rights in respect of any possible future issues of Parity Securities or any other securities by Banco Santander or any Subsidiary.

Substitution of Issuer

Banco Santander may, without the consent of the holders of any of the contingent convertible capital securities of any series, consolidate with, amalgamate, merge into or transfer or lease Banco Santander’s assets substantially as an entirety to any person, provided that (a) any successor corporation formed by any consolidation, amalgamation or merger, or any transferee or lessee of Banco Santander’s assets, is a company organized under the laws of any part of the European Union that expressly assumes, by a supplemental indenture, Banco Santander’s obligations on the contingent convertible capital securities of such series and under the contingent convertible capital securities indenture, and such supplemental indenture to be executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee; (b) immediately after giving effect to such consolidation, amalgamation or merger, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the relevant indenture. In such event, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Any direct or indirect subsidiary of Banco Santander may assume the obligations of Banco Santander under the contingent convertible capital securities of any series, subject to the prior consent of the European Central Bank, if required, with respect to any series of contingent convertible capital securities, without the consent of the holders of the any series of contingent convertible capital securities, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the contingent convertible capital securities indenture, executed by Banco Santander and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and Banco Santander shall, by amendment of the contingent convertible capital securities indenture, unconditionally guarantee all of the obligations of such successor entity under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture as so modified by such amendment; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) Banco Santander shall have delivered to the Trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible capital securities indenture. In the event of any assumption, Additional Amounts under the contingent convertible capital securities of such series will be payable for taxes imposed by the jurisdiction of incorporation or tax residence of the assuming entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain.

Additional Amounts for payments of Distributions due prior to the date of the assumption will be payable only for taxes imposed by Spain. The assuming corporation will also be entitled to redeem the contingent convertible capital securities of any series in the circumstances described above under the section “ —Redemption Due to a Tax Event” for any change or amendment to, or change in the application or official interpretation of, the laws or regulations of the assuming entity’s jurisdiction of incorporation or tax residence, which change or amendment must, in the case of a substituted issuer, occur subsequent to the date of such assumption if the assuming entity is not incorporated or tax resident in Spain. Upon such assumption, Banco Santander will be released from all its obligations under the applicable contingent convertible capital securities and contingent convertible capital securities indenture and any supplemental indentures.

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities might be considered for U.S. federal income tax purposes to be an exchange by the holders of the contingent convertible capital securities of such series for new contingent convertible capital securities, which could result in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such holders. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of an assumption.

Substitution and Variation

With respect to contingent convertible capital securities of any series, if a Capital Event or a Tax Event occurs and is continuing, Banco Santander may substitute all (but not some) of the contingent convertible capital securities of any series or modify the terms of all (but not some) of the contingent convertible capital securities of such series, without any requirement for the consent or approval of the holders of the contingent convertible capital securities of such series, so that they are substituted for, or varied to, become, or remain, Qualifying Notes, subject to having given not less than 15 nor more than 60 days’ notice to the holders of the contingent convertible capital securities of such series in accordance with the terms described under “—Notices” and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, variation).

Any such notice shall specify the relevant details of the manner in which such substitution or variation shall take effect and where the holders of the contingent convertible capital securities of such series can inspect or obtain copies of the new terms and conditions of the contingent convertible capital securities. Such substitution or variation will be effected without any cost or charge to such holders.

The contingent convertible capital of any series shall cease to bear interest from (an including) the date of substitution thereof.

Any holder or beneficial owner of the contingent convertible capital securities of any series shall, by virtue of its acquisition of the contingent convertible capital securities of any series or any beneficial interest therein, be deemed to accept the substitution or variation of the terms of the contingent convertible capital securities of such series and to grant to Banco Santander full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder which is necessary or convenient to complete the substitution or variation of the terms of the contingent convertible capital securities of such series.

Governing Law

The contingent convertible capital securities of any series, the contingent convertible capital securities indenture and any supplemental indentures will be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by Banco Santander of the indentures and the contingent convertible capital securities, certain provisions of the contingent convertible capital securities and the contingent convertible capital securities indenture related to the subordination of the contingent convertible capital securities as well as the price at which contingent convertible capital securities can be issued, certain minimum requirements with respect to the conversion price and the legal regime applicable for the exclusion of the pre-emptive rights shall be governed by and construed in accordance with Spanish law.

Waiver of Right of Set-off

Subject to applicable law, neither any holder or beneficial owner of the contingent convertible capital securities of any series nor the Trustee acting on behalf of the holders of the contingent convertible capital securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Banco Santander in respect of, or arising under, or in connection with, the contingent convertible capital securities of such series or the contingent convertible capital securities indenture and each holder and beneficial owner of the contingent convertible capital securities of such series, by virtue of its holding of any contingent convertible capital securities of such series or any interest therein, and the Trustee acting on behalf of the holders of the contingent convertible capital securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible capital security of any series or any interest therein by Banco Santander in respect of, or arising under, the contingent convertible capital securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Banco Santander (or, if a Liquidation Event (as defined below) shall have occurred, the liquidator or administrator of Banco Santander, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for Banco Santander (or the liquidator or administrator of Banco Santander, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Trustee and Agents

Unless stated otherwise in the relevant prospectus supplement, the Trustee for the contingent convertible capital securities of any series will be The Bank of New York Mellon, London Branch. The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this registration statement.

Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon, London Branch will initially act as Principal Paying Agent and Calculation Agent for the contingent convertible capital securities of any series. Banco Santander may appoint additional or successor agents (together, the “Agents”).

Banco Santander will procure that there will at all times be a Principal Paying Agent and a Calculation Agent. Banco Santander may change the Principal Paying Agent without prior notice to the holders of the contingent convertible capital securities of any series, and in such an event Banco Santander may act as Principal Paying Agent. Banco Santander is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, Banco Santander may appoint a financial adviser with appropriate expertise. Furthermore, Banco Santander is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, Banco Santander will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial adviser with appropriate expertise as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the contingent convertible capital securities indenture or, should this not be possible, be published in another appropriate manner.

Agreement and Acknowledgement with Respect to the Exercise of the Bail-in Power

Notwithstanding any other term of the contingent convertible capital securities of any series or any other agreements, arrangements, or understandings between Banco Santander and any holder of the contingent convertible capital securities of any series, by its acquisition of the contingent convertible capital securities of any series, each holder (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of any series) acknowledges, accepts, consents to and agrees:

(i) to be bound by effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

- the reduction of all, or a portion, of the Amounts Due on a permanent basis;

- the conversion of all, or a portion, of the Amounts Due into shares, other securities or other obligations of Banco Santander or another person (and the issue to the holder of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible capital securities, in which case the holder agrees to accept in lieu of its rights under such contingent convertible capital securities any such shares, other securities or other obligations of Banco Santander or another person;

- the cancellation of the contingent convertible capital securities or Amounts Due;

- the amendment or alteration of the maturity of the contingent convertible capital securities or amendment of the interest payable on the contingent convertible capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of the contingent convertible capital securities are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

For the avoidance of doubt, the potential write-down or cancellation of all or a portion of the principal amount of—or distributions on—the contingent convertible capital securities or the conversion of the contingent convertible capital securities into shares, other security or other obligations in connection with the exercise of any Bail-in Power by the Relevant Resolution Authority is separate and distinct from a conversion or write-down following a Trigger Event although these events may occur consecutively.

No repayment or payment of Amounts Due, if any, on the contingent convertible capital securities of any series, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities shall not constitute an event of default and the terms and conditions of the contingent convertible capital securities shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the contingent convertible capital securities subject to any modification of the amount of Distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Group entities incorporated in the relevant member state. Neither a reduction or cancellation, in part or in full of the Amounts Due on, the conversion thereof into another security or obligation of Banco Santander or another person, as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of any series will be an Enforcement Event.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series, (which, for the purposes of this clause, includes each holder of a beneficial interest in the contingent convertible capital securities of such series), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of such series.

Additionally, by its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the holders of the contingent convertible capital securities of such series with respect to any portion of the contingent convertible capital securities of such series that are written-down, converted to equity and/or cancelled under the contingent convertible capital securities indenture, which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible capital securities of such series to direct certain actions relating to the contingent convertible capital securities of such series; and

(ii) the contingent convertible capital securities indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the contingent convertible capital securities of any series remain outstanding, there will at all times be a Trustee for the contingent convertible capital securities of such series in accordance with the contingent convertible capital securities indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the contingent convertible capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible capital securities of such series remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series acknowledges and agrees that neither a cancellation or deemed cancellation of the Liquidation Preference or Distributions (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the contingent convertible capital securities of such series will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing the contingent convertible capital securities of any series, each holder (including each beneficial owner) of the contingent convertible capital securities of such series shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds contingent convertible capital securities of such series to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the contingent convertible capital securities of such series as it may be imposed, without any further action or direction on the part of such holder.

Each holder of the contingent convertible capital securities also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the contingent convertible capital securities.

Enforcement Events and Remedies

There are no events of default under any series of contingent convertible capital securities. In addition, under the terms of the contingent convertible capital securities indenture neither the Trigger Conversion nor the exercise of the Bail-in Power by the Relevant Resolution Authority or any action in compliance therewith will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event” with respect to the contingent convertible capital securities of any series:

(i) non-payment of Redemption Price when due as further described in “ —Redemption and Repurchase—Non-payment of Redemption Price” above;

(ii) the breach of any term, obligation or condition binding on Banco Santander under the contingent convertible capital securities of any series or the contingent convertible capital securities indenture (other than any of Banco Santander’s payment obligations under or arising from the contingent convertible capital securities of any series or the contingent convertible capital securities indenture, including payment of any Liquidation Preference or Distributions, including any damages awarded for breach of any obligations) (a “Performance Obligation”); or

(iii) the occurrence of a Liquidation Event prior to the occurrence of a Trigger Event.

Neither a cancellation of contingent convertible capital securities of any series, a reduction, in part or in full, of the principal amount of contingent convertible capital securities of any series or any accrued and unpaid interest on such contingent convertible capital securities, the conversion thereof into another security or obligation of Banco Santander or another person, in each case as a result of the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to Banco Santander, nor the exercise of any Bail-on Power by the Relevant Resolution Authority with respect to such contingent convertible capital securities will be an Enforcement Event or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such securities to any remedies, which are hereby expressly waived.

In addition, the Trigger Conversion will not constitute an Enforcement Event or the occurrence of any event related to the insolvency of Banco Santander or entitle holders to take any action to cause the dissolution, liquidation or winding-up of Banco Santander.

Remedies

The sole remedies of the holders of the contingent convertible capital securities of a series and the Trustee under the contingent convertible capital securities of such series or the contingent convertible capital securities indenture upon the occurrence of an Enforcement Event shall be (1) to seek enforcement of Banco Santander’s obligation to pay the Redemption Price of the securities of such series if not paid within 14 days of the date fixed for redemption (provided that the applicable conditions described under “ —Redemption and Repurchase” above shall have been satisfied), (2) to seek enforcement of a Performance Obligation, and (3) to enforce the entitlement described under “ —Liquidation Distribution” above. The foregoing shall not prevent the holders of the contingent convertible capital securities of such series or the Trustee from instituting proceedings for the bankruptcy of Banco Santander.

For the avoidance of doubt, the breach by Banco Santander of any Performance Obligation shall not give the Trustee and/or the holders of the contingent convertible capital securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the Trustee and/or the holders of the contingent convertible capital securities of such series may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture is specific performance under New York law. By its acquisition of the contingent convertible capital securities of any series, each holder of the contingent convertible capital securities of such series will acknowledge and agree that such holder will not seek, and will not direct the Trustee to seek, a claim for damages against Banco Santander in respect of a breach by Banco Santander of a Performance Obligation and that the sole and exclusive remedy that such holder and the Trustee may seek under the contingent convertible capital securities of such series and the contingent convertible capital securities indenture for a breach by Banco Santander of a Performance Obligation is specific performance under New York law.

No Other Remedies

Other than the limited remedies specified above, no remedy against Banco Santander shall be available to the Trustee (acting on behalf of the holders of the contingent convertible capital securities of any series) or to the holders of the contingent convertible capital securities of such series, provided that (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible capital securities indenture and (2) nothing shall impair the rights of a holder of the contingent convertible capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid in respect of the contingent convertible capital securities, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the contingent convertible capital securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible capital securities of such series shall be subject to the subordination provisions of the contingent convertible capital securities indenture. For the avoidance of doubt, such limitations shall not apply to Banco Santander’s obligations to pay the fees and expenses of, and to indemnify, the Trustee.

The contingent convertible capital securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible capital securities of any series may not require any redemption of the contingent convertible capital securities of such series at any time.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the contingent convertible capital securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may on behalf of all holders of the contingent convertible capital securities of such series waive any past Enforcement Event that results from a breach by Banco Santander of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series may not waive any past Enforcement Events that result from a Liquidation Event or non-payment of Redemption Price when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the contingent convertible capital securities of any series, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the contingent convertible capital securities of such series. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible capital securities indenture and (b) must not be unjustly prejudicial to the holders of the contingent convertible capital securities of such series not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

By acquiring the contingent convertible capital securities of any series, the holders and beneficial owners will acknowledge and agree that neither a Trigger Conversion, a cancellation or deemed cancellation of Distributions, (in each case, in whole or in part) in accordance with the terms of the contingent convertible capital securities indenture and the contingent convertible capital securities of such series nor the exercise of the Bail-in Power or any other resolution tools by the Relevant Resolution Authority or any action in compliance therewith will give rise to a default for the purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Limitation on Suits

No holder of contingent convertible capital securities will be entitled to proceed directly against Banco Santander, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible capital securities, before a holder of the contingent convertible capital securities may bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must have given the Trustee written notice that a continuing Enforcement Event has occurred and remains uncured.

•

The holders of not less than 25% in outstanding Liquidation Preference of the contingent convertible capital securities of the relevant series must make a written request that the Trustee institute proceedings because of the Enforcement Event, and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•

The Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in Liquidation Preference of all outstanding contingent convertible capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible capital securities indenture or the contingent convertible capital securities, the right of any holder of contingent convertible capital securities to receive payment of the Liquidation Preference of and Distributions on, the contingent convertible capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Notices

All notices to holders of registered contingent convertible capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

If and for so long as the contingent convertible capital securities of the relevant series are admitted to trading on a stock exchange, notices will also be given in accordance with any applicable requirements of such stock exchange.

No Obligations to Beneficial Owners

None of Banco Santander, the Trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or obligation to any beneficial owner in a global security, an agent member or other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible capital securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible capital securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible capital securities and the respective indenture shall be given or made only to or upon the order of the registered holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. Banco Santander, the Trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners. Banco Santander, the Trustee, the paying agent and the contingent convertible capital security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the indenture relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Banco Santander, the Trustee, the paying agent or the contingent convertible capital security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent Banco Santander, the Trustee, or any agent of Banco Santander or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.

Subsequent Holders’ Agreement

Holders and beneficial owners of the contingent convertible capital securities of any series that acquire the contingent convertible capital securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the contingent convertible capital securities of such series that acquire the contingent convertible capital securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible capital securities of such series, including in relation to Distribution cancellation, the Trigger Conversion, the Bail-in Power and the limitations on remedies specified in “ —Enforcement Events and Remedies” above.

The Trustee

The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, is the Trustee under the indenture with respect to the contingent convertible capital securities. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture Trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the contingent convertible capital securities indenture at the request of any holder of contingent convertible capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. Banco Santander and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to Banco Santander’s contingent convertible capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of Banco Santander’s preference shares and Banco Santander’s ordinary shares.

Consent to Service of Process

Under the contingent convertible capital securities indenture, Banco Santander irrevocably designates Banco Santander, S.A., New York Branch, as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the contingent convertible capital securities indenture or any supplemental indentures or any contingent convertible capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND

CONTINGENT CONVERTIBLE CAPITAL SECURITIES

Form of Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries identified in the applicable prospectus supplement, including, without limitation, DTC, Euroclear Bank, as operator of Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Unless and until the securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the Trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the relevant indentures. Except as described below under “ —Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have securities registered in its name, receive or be entitled to receive physical delivery of securities in definitive form or be considered the owner or holder of the securities under the relevant indentures. Each person having an ownership or other interest in securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the applicable indentures or the securities.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act 1934, as amended (“Exchange Act”). DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the Principal Paying Agent to the depositary. Payments will be made to beneficial owners of securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream Luxembourg

We understand that investors that hold securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest or Distributions, as applicable, on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest or Distributions, as applicable, on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities or to receive or make a payment or delivery of the securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of securities such global securities will not be exchangeable for definitive securities of that series unless:

•

the depositary notifies the Trustee that it is unwilling or unable to continue to act as depositary for the securities of such series, or, in the case of DTC, the depositary ceases to be a clearing agency registered under the Exchange Act;

•	Banco Santander is liquidated and we fail to make a payment on the securities when due, other than in connection with a cancelled Distribution, Trigger Conversion or any exercise of Bail-in Power; or

•

at any time Banco Santander determines in its option and in its sole discretion that the global securities of a particular series of securities should be exchanged for definitive securities of that series in registered form.

Each person having an ownership or other interest in a security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit Banco Santander to determine at any time and in their sole discretion that securities shall no longer be represented by global securities. DTC has advised Banco Santander that, under its current practices, it would notify its participants of Banco Santander’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. Banco Santander would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive securities will be issued in registered form only. To the extent permitted by law, Banco Santander, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series securities. Payments will be made in respect of the securities by check drawn on a bank in New York or London or, if the holder requests, by transfer to the holder’s account in New York or London. Definitive securities should be presented to the paying agent for redemption.

If Banco Santander issues definitive securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

Banco Santander refers to “Item 10. Additional Information — B. Memorandum and articles of association” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2019 for a summary of the material terms of Banco Santander’s By-laws and applicable Spanish corporate law in effect as of the date of this prospectus regarding Banco Santander’s ordinary shares and the holders thereof. Such summary describes Banco Santander’s By-laws which were approved at the shareholders’ meeting held on June 21, 2008, filed with the office of the Commercial Registry of Santander on August 11, 2008 and became effective immediately thereafter. Subsequently, several articles have been amended and sub-subsections 1 and 2 of Article 5 of Banco Santander’s Bylaws have been updated several times to show the current share capital and the number of shares outstanding. The most recent of such amendments corresponds to the one required by the share capital increase carried out on September 10, 2019 and filed with the office of the Mercantile Registry on the following day. This summary may not contain all of the information that is important to prospective investors. To understand them fully, prospective investors should read Banco Santander’s By-laws, a copy of which has been included in Exhibit 1.1 and Exhibit 1.2 of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2019.

As of March 31, 2020, Banco Santander’s paid in share capital was €8,309,000,000.00 represented by a single class of 16,618,114,582 ordinary shares having a par value of fifty euro cents (€ 0.50) each, represented by means of book entries.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one (1) ordinary share (or a right to receive one (1) ordinary share) deposited with Banco Santander, as custodian for the depositary in the Kingdom of Spain. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Spanish law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Incorporation of Documents by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian with any appropriate documentation that the custodian requires. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, or other requested locations. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your American Depositary Receipt, or ADR, to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to any applicable provision of Spanish law and of our bylaws or similar documents, to vote or to have its agents vote the ordinary shares, shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial opposition from our shareholders to the manner in which such deposited securities would be voted with respect to the particular question; or

•	the particular question would have a material and adverse impact on the rights of our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

If we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist our ordinary shares from an exchange on which they were listed and do not list the ordinary shares on another exchange;

•	we enter insolvency proceedings or information becomes publicly available indicating that unsecured claims against us are not expected to be paid;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 120 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under certain conditions, including: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited, assigns all beneficial rights, title and interest in such ordinary shares to the depositary and will not take any action that is inconsistent with the transfer of such rights, title and interest; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

TAXATION

Spanish Taxation

The following is a general description of material Spanish tax considerations relating to the holders who are the beneficial owners of the securities (the “holders”, the “investors”, the “purchasers” or the “shareholders”, as the case may be). It does not purport to be a complete analysis of all tax considerations relating to these securities.

Prospective purchasers of securities should consult their own tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Spain of acquiring, holding and disposing of securities and receiving any payments under the securities. The information contained within this section is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date (which may have retroactive effects). Investors should consider the legislative changes which could occur in the future.

In particular, note that the Spanish government is considering the introduction of specific tax measures that may modify the taxation of the debt securities, contingent convertible securities and ordinary shares described in this section. These measures may include, inter alia, the following amendments:

(i)

Individual Income Tax: An increase of the tax rates applicable to dividends, interest and income and capital gains derived from the transfer of the debt securities, contingent convertible securities and ordinary shares corresponding to individuals resident in Spain.

(ii)	Wealth tax: An 1% increase in the Wealth-Tax rate applicable to individuals whose net worth exceeds €10 million.

(iii)

Corporate Income Tax: The Spanish participation exemption may be modified from a full exemption to a 95% exemption. In addition, a potential minimum 15% tax rate (18% for, e.g., credit entities) may also be introduced under specific conditions.

These measures have not yet been passed and it is not clear if (or how) they might ultimately be approved.

This analysis is a general description of the tax treatment under the currently in force Spanish legislation applicable in the common territory of Spain and, hence, it does not describe the regional tax regimes in the Historical Territories of the Basque Country and the Community of Navarre or the provisions passed by Autonomous Communities which may apply to investors for certain taxes.

In addition, investors should note that the appointment by an investor in securities or any person through which an investor holds securities, of a custodian, collection agent or similar person in relation to such securities in any jurisdiction may have tax implications. Investors should consult their own tax advisors in relation to the tax consequences for them of any such appointment.

Introduction

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this document:

a)

of general application, First Additional Provision of Law 10/2014, of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) and Royal Decree 1065/2007, of July 27, 2007, approving the General Regulations of the tax inspection and management procedures and developing the common rules of the procedures to apply taxes, as amended by Royal Decree 1145/2011, of July 29, 2011 (“Royal Decree 1065/2007”);

b)

for individuals resident for tax purposes in Spain who are subject to the Individual Income Tax (“IIT”), Law 35/2006 of 28 November, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, as amended, and Royal Decree 439/2007, of 30 March, promulgating the IIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax, as amended, and Law 29/1987, of 18 December on the Inheritance and Gift Tax;

c)

for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014, of 27 November, on Corporate Income Tax and Royal Decree 634/2015, of 10 July, promulgating the CIT Regulations; and

d)

for individuals and entities who are not resident for tax purposes in Spain that are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5 March, promulgating the Consolidated Text of the NRIT Law, as amended, and Royal Decree 1776/2004, of 30 July promulgating the NRIT Regulations, along with Law 19/1991, of 6 June, on Net Wealth Tax as amended, and Law 29/1987, of 18 December, on the Inheritance and Gift Tax.

A.	TAXATION IN SPAIN OF DEBT SECURITIES

1.	Individuals with Tax Residency in Spain

1.1     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayment of the debt securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and generally taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000 and 23% for any amount in excess of EUR 50,000.

Income from the transfer of the debt securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the debt securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the debt securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the debt securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5 of Royal Decree 1065/2007 (“Section 44.5”) (which applies to preferred securities and debt instruments issued under Law 10/2014 and which have been originally registered with entities that manage clearing systems located outside Spain, provided that these entities are recognized by Spanish law or by the law of another Organization for Economic Cooperation and Development (“OECD”) country such as DTC, Euroclear and/or Clearstream, Luxembourg)), Banco Santander will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information regarding the debt securities required by Exhibit 99.1 is submitted by the relevant paying agent, notwithstanding the information obligations of Banco Santander under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by Banco Santander of the debt securities may also be paid without withholding on account of IIT under the same conditions.

If those requirements are not met, such interest and income derived from any transfer of the debt securities may be subject to withholding on account of IIT at the then-applicable rate (currently set at 19%).

Furthermore, in the case of debt securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by Banco Santander of the debt securities may be subject to withholding tax on account of IIT at the then-applicable general rate (currently set at 19%) which will be made by the depositary or custodian. Any amounts withheld on account of IIT may be credited against the final IIT liability for the relevant tax year and may be refundable pursuant to Section 103 of the IIT Law.

1.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth on the last day of any given year exceeds EUR 700,000. Therefore, they should take into account the value of the debt securities which they hold as at 31 December of each year. The current applicable rates range between 0.2% and 2.5%, although the final tax rates may vary depending on the provisions that the Autonomous Communities may have, and some reductions may apply.

In accordance with Article 3 of the Royal Decree-Law 18/2019, of 27 December, adopting certain tax, cadastral and social security measures (Real Decreto-ley 18/2019, de 27 de diciembre, por el que se adoptan determinadas medidas en materia tributaria, catastral y de seguridad socialF) (“RDL 18/2019”), as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals resident in Spain will be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

1.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any debt securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, and the kinship with the deceased or the donor). Some tax benefits could reduce the effective tax rate. In addition, the final tax rate may vary depending also on the legislation of the corresponding autonomous region.

2.	Legal Entities with Tax Residency in Spain

2.1     Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the debt securities are subject to CIT at the current general tax rate of 25% in accordance with the rules for this tax.

In the opinion of Banco Santander, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) under the debt securities, provided the disclosure requirements set out in Section 44.5 are met. Consequently, in general, Banco Santander will not withhold tax on income payments to Spanish CIT taxpayers. This without prejudice to the information reporting obligations of Banco Santander under general provisions of Spanish tax legislation.

However, to the extent that, among other requirements, the information about the debt securities required by Exhibit 99.1 is not submitted to Banco Santander in the manner indicated therein, such interest and income paid by Banco Santander shall be subject to withholding on account of CIT at the then-applicable rate (currently set at 19%).

If the debt securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004, income derived from the debt securities may be subject to withholding tax at the generally applicable rate of 19% (which, in case the debt securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, will be generally levied by such depositary or custodian).

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the debt securities in their taxable income for Spanish CIT purposes.

3.	Individuals and Legal Entities with no tax residency in Spain

This section analyzes the tax treatment applicable to holders who are non-resident for tax purposes in Spanish territory and are beneficial owners of the debt securities. Non-resident holders are individuals who are not IIT taxpayers and entities non-resident in Spanish territory, pursuant to Article 6 of the NRIT Law.

The tax regime described herein is general in nature, and the specific circumstances of each taxpayer should be considered in the light of the applicable double taxation treaties.

3.1     Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the debt securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such debt securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “Taxation in Spain-Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the debt securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the debt securities, obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the debt securities listed on a regulated market, a multilateral trading facility or an organized market, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the exemption to apply, it is necessary for the paying agent to comply with certain information obligations relating to the debt securities, in the manner detailed under “ —Information about the debt securities in connection with payments” as laid down in Section 44.5 of Royal Decree 1065/2007. If these information obligations are not complied with in the manner indicated, Banco Santander will withhold at the then-applicable general rate (currently set at 19%) and Banco Santander will not pay additional amounts with respect to taxes withheld.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but with respect to which Banco Santander does not timely receive the information about the debt securities from the paying agent in accordance with the procedure described in detail as set forth in Exhibit 99.1 hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, in accordance with the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed EUR700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 2.5%. The U.S. – Spain Income Tax Treaty (the “Treaty”) does not address Net Wealth Tax. Individuals who are non-resident in Spain for tax purposes but are resident in an European Union (“EU”) or European Economic Area (“EEA”) Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisors.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax in respect of the debt securities to the extent that the income deriving from the debt securities is exempt from NRIT as described above.

In accordance with Article 3 of the RDL 18/2019, as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals who are not resident in Spain shall be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

3.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over debt securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply. The U.S. and Spain have not entered into a treaty for the avoidance of double taxation (“DTT”) in relation to Inheritance and Gift Tax.

If no DTT in relation to Inheritance Gift Tax applies, individuals who are non-resident in Spain for tax purposes will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the debt securities are located or can be executed within Spanish territory.

Generally, such individuals are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if either the deceased or the donee is a resident of an EU or EEA Member State, the applicable rules will be those corresponding to the relevant autonomous regions, and if the deceased or the donee is a resident outside an EU or EEA Member State, the relevant autonomous regions rules might be applicable pursuant to recent rulings issued by the EU Courts and the Spanish Supreme Court (judgments of February 19, March 21 and March 22, 2018). As such, prospective investors should consult their tax advisors.

Non-Spanish resident legal entities which acquire ownership or other rights over the debt securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income solely in the country of tax residence of the holder of the debt securities.

4.	Tax Rules for debt securities not Listed on a regulated market, a multilateral trading facility or an organized market

4.1     Withholding on Account of ITT, CIT and NRIT

If the debt securities are not listed on a regulated market, a multilateral trading facility or an organized market on any payment date, interest or income from the transfer, redemption or repayment obtained by holders who are not resident in Spain (and do not act through a permanent establishment in Spain in respect of the debt securities) and are the beneficial owners of the debt securities, will be subject to withholding tax at the then-applicable general rate (currently set at 19%), except in the case of holders who are: (a) resident in a Member State of the EU other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the EU, provided that such holders (i) do not obtain the interest income on the debt securities through a permanent establishment in Spain or in a country or jurisdiction which is not a Member State of the EU and (ii) are not resident of, or are not located in, nor obtain income through, a tax haven (as currently defined by Royal Decree 1080/1991, of 5 July, as amended) or (b) resident for tax purposes of a country which has entered into a DTT with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder, who is fully entitled to the benefits of such DTT.

4.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

See “Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)” and “Individuals and Legal Entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)”.

5.	Information about the debt securities in connection with payments

As described above, interest and other income paid by Banco Santander with respect to debt securities listed in a regulated market, a multilateral trading facility or an organized market will not be subject to Spanish withholding tax provided the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in a timely manner. For these purposes, “income” means any earnings paid by Banco Santander under the debt securities, generally interest paid on a date when interest on the debt securities is payable and the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the debt securities (or a portion thereof) and the aggregate principal amount of such debt securities.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5 (“Section 44.5”). In accordance with Section 44.5, the following information with respect to the debt securities must be submitted to Banco Santander from the paying agent before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the debt securities (each, a “Payment Date”) is due.

Such information comprises:

(i)	identification of the debt securities with respect to which the relevant payment is made;

(ii)	income payment date (or refund if the debt securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the debt securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In light of the above, Banco Santander and the issue and paying agent have arranged certain procedures to facilitate the collection of information concerning the debt securities by the close of business on the business day immediately preceding each relevant Payment Date. In particular, the issue and paying agent must certify the information above about the debt securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus (the “Payment Statement”). If, despite these procedures, the relevant information is not received by Banco Santander on each Payment Date, Banco Santander will withhold tax at the then-applicable rate (currently set at 19%) from any payment in respect of the relevant debt securities. Banco Santander will not pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which interest is paid, the issue and paying agent provides such information, Banco Santander will refund the amounts withheld.

Prospective holders of debt securities should note that neither Banco Santander nor the dealers accept any responsibility relating to the procedures established for the collection of information concerning the debt securities. Accordingly, neither Banco Santander nor the dealers will be liable for any damage or loss suffered by any holder of the debt securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, Banco Santander will not pay any additional amounts with respect to any such withholding.

6.	Indirect taxation

The acquisition and any subsequent transfer of the debt securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 314 of the Consolidated Text of the Spanish Securities Market Law and related provisions.

B.	TAXATION IN SPAIN OF CONTINGENT CONVERTIBLE CAPITAL SECURITIES

1.	Individuals with Tax Residency in Spain

1.1     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both interest payments periodically received and income derived from the transfer, redemption or repayments of the contingent convertible capital securities constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25 of the IIT Law, and therefore must be included in the investor’s IIT savings taxable base pursuant to the provisions of the aforementioned law and generally taxed at a flat rate of 19% on the first EUR 6,000; (ii) 21% from EUR 6,000.01 up to EUR 50,000 and 23% for any amount in excess of EUR 50,000.

Income from the transfer of the contingent convertible capital securities must be computed as the difference between the amounts obtained in the transfer, redemption or reimbursement of the contingent convertible capital securities and their acquisition or subscription value. Costs and expenses effectively borne on the acquisition and/or disposal of the contingent convertible capital securities must be taken into account, insofar as adequately evidenced, in calculating the income. When calculating the net income, expenses related to the management and deposit of the contingent convertible capital securities will be deductible, excluding those pertaining to discretionary or individual portfolio management.

According to Section 44.5, Banco Santander will pay interest without withholding to individual holders who are resident for tax purposes in Spain provided that the information about the contingent convertible capital securities required by Exhibit 99.1 is submitted by the relevant paying agent, notwithstanding the information obligations of Banco Santander under general provisions of Spanish tax legislation. In addition, income obtained upon redemption or repayment by Banco Santander of the contingent convertible capital securities may also be paid without withholding on account of IIT under the same conditions.

If those requirements are not met, such interest and income derived from any transfer of the debt securities may be subject to withholding on account of IIT at the then-applicable rate (currently set at 19%).

Furthermore, in the case of contingent convertible capital securities held by Spanish resident individuals and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest or income obtained upon redemption or repayment by Banco Santander of the contingent convertible capital securities may be subject to withholding tax at the then-applicable general rate (currently set at 19%) which will be made by the depositary or custodian. Any amounts withheld on account of IIT may be credited against the final IIT liability for the relevant tax year and may be refundable pursuant to Section 103 of the IIT Law.

1.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth exceeds EUR 700,000. Therefore, they should take into account the value of the contingent convertible capital securities which they hold as at each 31 December. The applicable rates currently ranging between 0.2% and 2.5%, although the final tax rates may vary depending on the provisions that the Autonomous Communities may have, and some reductions may apply.

In accordance with Article 3 of the RDL 18/2019, as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals resident in Spain shall be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

1.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any contingent convertible capital securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the then-applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, the kinship with the deceased or the donor and the qualification for tax benefits). These factors may vary depending on the application of the state’s or the autonomous region’s Inheritance Gift Tax laws.

2.	Legal Entities with Tax Residency in Spain

2.1     Corporate Income Tax (Impuesto sobre Sociedades)

Both interest received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities are subject to CIT at the current general tax rate of 25% in accordance with the rules for this tax.

In the opinion of Banco Santander, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds), provided the disclosure requirements set out in Section 44.5 are met. Consequently, in general, Banco Santander will not withhold tax on income payments to Spanish CIT taxpayers. This without prejudice to the information reporting obligations of Banco Santander under general provisions of Spanish tax legislation.

However, to the extent that, among other requirements, the information about the contingent convertible capital securities required by Exhibit 99.1 is not submitted to Banco Santander in the manner indicated therein, such interest and income paid by Banco Santander shall be subject to withholding on account of CIT at the then-applicable rate (currently set at 19%).

If the contingent convertible capital securities do not comply with the exemption requirements specified in the Reply to the Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated 27 July 2004, income derived from the contingent convertible capital securities may be subject to withholding tax at the generally applicable rate of 19%. In case the contingent convertible capital securities are held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, the withholding tax will be generally levied by such depositary or custodian.

Notwithstanding the above, amounts withheld, if any, may be credited by the relevant investors against its final CIT liability.

2.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the contingent convertible capital securities in their taxable income for Spanish CIT purposes.

3.	Individuals and Legal Entities with no tax residency in Spain

This section analyzes the tax treatment applicable to holders who are non-resident for tax purposes in Spanish territory and are beneficial owners of the contingent convertible capital securities. Non-resident holders are individuals who are not IIT taxpayers and entities non-resident in Spanish territory, pursuant to Article 6 of the NRIT Law.

The tax regime described herein is general in nature, and the specific circumstances of each taxpayer should be considered in the light of the applicable DTT.

3.1     Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

If the contingent convertible capital securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such contingent convertible capital securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “ —Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible capital securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Both interest payments received periodically and income derived from the transfer, redemption or repayment of the contingent convertible capital securities listed on a regulated market, a multilateral trading facility or an organized market by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the contingent convertible capital securities, through a permanent establishment in Spain, are exempt from NRIT and therefore no withholding on account of NRIT will be levied on such income provided certain requirements are met.

In order for the exemption to apply, it is necessary for the paying agent to comply with certain information reporting obligations relating to the contingent convertible capital securities, in the manner detailed under “ —Information about the contingent convertible capital securities in connection with payments” as laid down in Section 44.5. If these information reporting obligations are not complied with in the manner indicated, Banco Santander will withhold at the then-applicable general rate (currently set at 19%) and Banco Santander will not pay additional amounts.

Holders not resident in Spain for tax purposes and entitled to exemption from NRIT but with respect to which Banco Santander does not timely receive the information about the contingent convertible capital securities from the paying agent in accordance with the procedure described in detail as set forth in Exhibit 99.1 hereto would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled, in accordance with the procedures set forth in the Spanish NRIT Law and the relevant regulations.

3.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. The Treaty does not address Net Wealth Tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory exceed EUR700,000 on the last day of any given year would be subject to Net Wealth Tax. The applicable rates currently range between 0.2% and 2.5%. Individuals who are non-resident in Spain for tax purposes but are resident in an EU or EEA Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisors.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax in respect of the contingent convertible capital securities to the extent that the income deriving from the contingent convertible capital securities is exempt from NRIT as described above.

In accordance with Article 3 of the RDL 18/2019, as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals who are not resident in Spain shall be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

Non-Spanish resident legal entities are not subject to Net Wealth Tax.

3.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over contingent convertible capital securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance and Gift Tax. In such case, the provisions of the relevant double tax treaty will apply. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax.

If no DTT in relation to Inheritance Gift Tax applies, individuals who are non-resident in Spain for tax purposes will be subject to Inheritance and Gift Tax in accordance with Spanish legislation, to the extent that rights deriving from the debt securities are located or can be executed within Spanish territory. Generally, such individuals are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if either the deceased or the donee is a resident of an EU or EEA Member State, the applicable rules will be those corresponding to the relevant autonomous regions, and if the deceased or the donee is a resident outside an EU or EEA Member State, the relevant autonomous regions rules might be applicable pursuant to recent rulings issued by the EU Courts and the Spanish Supreme Court (judgments of February 19, March 21 and March 22, 2018). As such, prospective investors should consult their tax advisors.

Non-Spanish resident legal entities which acquire ownership or other rights over the contingent convertible capital securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income solely in the country of tax residence of the holder of the contingent convertible capital securities.

4.	Tax Rules for contingent convertible capital securities not Listed on a regulated market, a multilateral trading facility or an organized market

4.1     Withholding on Account of ITT, CIT and NRIT

If the contingent convertible capital securities are not listed on a regulated market, a multilateral trading facility or an organized market on any payment date, interest or income from the transfer, redemption or repayment obtained by holders who are not resident in Spain (and do not act through a permanent establishment in Spain in respect of the contingent convertible capital securities) and are the beneficial owners of the contingent convertible capital securities, will be subject to withholding tax at the general rate of 19%, except in the case of holders who are: (a) resident in a Member State of the EU other than Spain and obtain the interest income either directly or through a permanent establishment located in another Member State of the EU, provided that such holders (i) do not obtain the interest income on the contingent convertible capital securities through a permanent establishment in Spain or in a country or jurisdiction which is not a Member State of the EU and (ii) are not resident of, or are not located in, nor obtain income through, a tax haven (as currently defined by Royal Decree 1080/1991, of 5 July, as amended) or (b) resident for tax purposes of a country which has entered into a DTT with Spain which provides for an exemption from Spanish tax or a reduced withholding tax rate with respect to interest payable to any holder, who is fully entitled to the benefits of such DTT.

4.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

See “ —Individuals with Tax Residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)” and “ —Individuals and legal entities with no tax residency in Spain—Net Wealth Tax (Impuesto sobre el Patrimonio)”.

5.	Information about the contingent convertible capital securities in connection with payments

As described above, interest and other income paid with respect to the contingent convertible capital securities listed on a regulated market, a multilateral trading facility or an organized market will not be subject to Spanish withholding tax provided that the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in a timely manner.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 44.5. In accordance with this provision, the following information with respect to the contingent convertible capital securities must be submitted to Banco Santander by the paying agent before the close of business on the business day immediately preceding the date on which any payment of interest, principal or of any amounts in respect of the early redemption of the contingent convertible capital securities (each, the Payment Date) is due.

Such information comprises:

(i)	identification of the contingent convertible capital securities with respect to which the relevant payment is made;

(ii)	income payment date (or refund if the contingent convertible capital securities are issued at discount or are segregated);

(iii)	total amount of income (or total amount to be refunded if the contingent convertible capital securities are issued at discount or are segregated); and

(iv)	total amount of the income corresponding to each clearing system located outside Spain.

In particular, the issue and paying agent must certify the information above about the contingent convertible capital securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus.

In light of the above, Banco Santander and the issue and paying agent, as the case may be, have arranged certain procedures to facilitate the collection of information concerning the contingent convertible capital securities by the close of business on the business day immediately preceding each relevant Payment Date. In particular, the issue and paying agent must certify the information above about the contingent convertible capital securities by means of a certificate in the Spanish language, an English language form of which is attached as Exhibit 99.1 of this prospectus (i.e., the Payment Statement). If, despite these procedures, the relevant information is not received by Banco Santander on each Payment Date, Banco Santander will withhold tax at the then-applicable rate (currently set at 19%) from any payment in respect of the relevant contingent convertible capital securities. Banco Santander will not pay any additional amounts with respect to any such withholding.

If, before the tenth day of the month following the month in which interest is paid, the issue and paying agent provides such information, Banco Santander will refund the amounts withheld.

Prospective holders of contingent convertible capital securities should note that neither Banco Santander nor the dealers accept any responsibility relating to the procedures established for the collection of information concerning the contingent convertible capital securities. Accordingly, neither Banco Santander nor the dealers will be liable for any damage or loss suffered by any holder of contingent convertible capital securities who would otherwise be entitled to an exemption from Spanish withholding tax but whose income payments are nonetheless paid net of Spanish withholding tax because these procedures prove ineffective. Moreover, Banco Santander will not pay any additional amounts with respect to any such withholding.

6.	Indirect taxation

The acquisition and transfer of the contingent convertible capital securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 314 of the Consolidated Text of the Spanish Securities Market Law and related provisions.

C.	TAXATION IN SPAIN OF THE CONVERSION OF THE CONTINGENT CONVERTIBLE CAPITAL SECURITIES INTO ORDINARY SHARES

1.	Individuals with Tax Residency in Spain

1.1     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Income obtained on the conversion of the contingent convertible capital securities into ordinary shares, computed as the difference between the market value of the ordinary shares received and the acquisition or subscription value of the contingent convertible capital securities delivered in exchange, will be considered as a return on investment obtained from the transfer of own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law.

The tax treatment will be the one referred to in section B.1.1 above.

2.	Legal Entities with Tax Residency in Spain

2.1     Corporate Income Tax (Impuesto sobre Sociedades)

Subject to the applicable accounting regulations, income derived from the conversion of the contingent convertible capital securities into ordinary shares will be computed as the difference between the market value of the ordinary shares received and the book value of the contingent convertible capital securities delivered in exchange. Such income will be subject to CIT at the current general rate of 25%, in accordance with the rules for this tax.

The tax treatment will be the one referred to in section B.2.1 above.

3. Individuals and Legal Entities with no tax residency in Spain

3.1     Non-resident Income Tax (Impuesto sobre la renta de No Residentes)

(a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

Non-Spanish tax resident investors operating through a permanent establishment in Spain are subject to the same tax treatment that applies to Spanish CIT taxpayers.

(b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Income obtained by non-Spanish tax resident investors on the conversion of the contingent convertible capital securities into ordinary shares will be exempt from such NRIT and from withholding tax on account of NRIT, provided the contingent convertible capital securities are admitted to trading on an regulated market, a multilateral trading facility or an organized market and that the procedures for delivering to Banco Santander the information described in Exhibit 99.1 of this prospectus are complied with in timely manner.

The tax treatment applicable to the income obtained will be the one described in section B.3.1.(b) above.

In the event that, upon the conversion of the contingent convertible capital securities into ordinary shares, such contingent convertible capital securities are not listed on a regulated market, a multilateral trading facility or an organized market, the tax treatment will be the one referred to in section B.4. above.

Notwithstanding the above, income derived from the conversion of the contingent convertible capital securities into ordinary shares may be exempt from NRIT in Spain as set out in section B.4. above. In order for any of the indicated exemptions to apply, a non-Spanish tax resident investor must timely file the corresponding Spanish tax form (currently, Form 210) before the Spanish tax authorities, and attach to it a certificate of tax residence issued by the tax authority of its country of residence (which, if applicable, must state that the shareholder of ordinary shares is a resident of such country within the meaning of the relevant tax treaty) or, as the case may be, an equivalent DTT form.

D.	TAXATION IN SPAIN ON OWNERSHIP AND TRANSFER OF ORDINARY SHARES

1.	Individuals with Tax Residency in Spain

1.1     Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

a) Taxation of dividends

According to the Spanish IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, shares in profits, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the shares and any other income received in his position as shareholder.

Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management); the net amount is included in the relevant Spanish shareholder’s savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000 and 23% for any amount in excess of EUR 50,000.

Gross capital income will be reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management) and the net amount must be included in the relevant Spanish shareholder savings taxable base.

The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable (cuota líquida); if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with Section 103 of the IIT Law.

b) Taxation of capital gains

Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.

Where the taxpayer owns other shares of the same kind, the acquisition price of the transferred shares is based on the principle that those acquired first are sold first (FIFO).

Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base and currently taxed at a flat rate of 19% on the first EUR 6,000; 21% from EUR 6,000.01 up to EUR 50,000 and 23% for any amount in excess of EUR 50,000.

Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.

1.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals with tax residency in Spain are subject to Net Wealth Tax to the extent that their net worth exceeds EUR 700,000. Therefore, they should take into account the value of the ordinary shares which they hold on the last day of any given year. The applicable rates currently range between 0.2% and 2.5%, although the final tax rates may vary depending on the provisions that the Autonomous Communities may have, and some reductions may apply.

In accordance with Article 3 of the RDL 18/2019, as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals resident in Spain shall be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

1.3     Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any ordinary shares by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules, being the taxpayer the transferee. The applicable tax rates currently range between 7.65% and 81.6% depending on relevant factors (such as the amount of the gift or inheritance, the net wealth of the heir or beneficiary of the gift, the kinship with the deceased or the donor and the qualification for tax benefits). These factors may vary depending on the application of the state’s or the autonomous region’s Inheritance Gift Tax laws.

2.	Legal entities with Tax Residency in Spain

2.1     Corporate Income Tax (Impuesto sobre Sociedades)

a) Taxation of dividends

Dividends from Banco Santander received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is currently 25%.

Dividends in respect of the shares obtained by the shareholders that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have a tax acquisition cost in the ordinary shares higher than €20 million; and (ii) hold such participation continuously for at least one year prior to the relevant distribution date or commits to hold the participation for the time needed to complete such one-year holding period, may be exempt from CIT on that dividend as a general rule.

In case Banco Santander obtains dividends, profit distributions or income derived from transfer of shares in entities in an amount higher than 70% of Banco Santander’s revenues, the application of the participation exemption may be subject to particularly complex requirements, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of Banco Santander’s subsidiaries. Prospective investors should consult their own tax advisors in order to determine whether those requirements are complied with by the relevant shareholders.

In case the conditions to apply this exemption applies to the relevant shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld, in accordance with article 127 of the CIT Law.

b) Taxation of capital gains

Gains or losses arising from the sale of the ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is currently 25%. Gains arising from the sale of the ordinary shares will not be subject to withholding tax on account of CIT.

For CIT payers that (i) hold, directly or indirectly, at least 5% in the issuer’s stock or have a tax acquisition cost higher than €20 million; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains will be exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.

In case Banco Santander obtains dividends, profit distributions or income derived from transfer of shares in entities in an amount higher than 70% of Banco Santander’s revenues, the application of the participation exemption may be subject to particularly complex requirements, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of Banco Santander’s subsidiaries. Prospective investors should consult their own tax advisors in order to determine whether those requirements are complied with by the relevant shareholders.

Finally, losses arising on the transfer of the ordinary shares may be tax deductible under certain circumstances. Accordingly, shareholders are urged to consult their tax advisors regarding the CIT deductibility of losses arising on the transfer of ordinary shares.

2.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Legal entities resident in Spain for tax purposes are not subject to Net Wealth Tax.

2.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the ordinary shares in their taxable income for Spanish CIT purposes.

3.	Individuals and legal entities with no tax residency in Spain

3.1     Non-Residents Income Tax (Impuesto sobre la Renta de No Residentes)

a) Non-Spanish tax resident investors acting through a permanent establishment in Spain

Taxation on dividends

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in section D.2.1(a) above.

Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

Taxation of capital gains

If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described section D.2.1(b) above.

b) Non-Spanish tax resident investors not operating through a permanent establishment in Spain

Taxation of dividends

According to the NRIT Law, dividends paid by a Spanish resident company to a non-Spanish tax resident shareholder not holding the ordinary shares through a permanent establishment located in Spain are subject to NRIT, withheld at the source on the gross amount of dividends, at the applicable rate (currently set at 19%).

This taxation can be eliminated as per the application of the NRIT exemption implementing the EU Council Directive 2011/96/EU of 30 November 2011, on the common system of taxation applicable to parent companies and subsidiaries of different Member States (the “EU Parent-Subsidiary Directive”). Under the EU Parent-Subsidiary Directive exemption, no Spanish withholding taxes should be levied on the dividends distributed by a Spanish subsidiary to its EU parent company, to the extent that the following requirements are met:

•	the EU parent company is the beneficial owner of the income;

•

the EU parent company maintains a direct or indirect holding in the capital of the Spanish subsidiary of at least 5% or has a tax acquisition cost exceeding €20 million. The holding must have been maintained uninterruptedly during the year prior to the date on which the distributed profit is due or, failing that, be maintained for the time required to complete such period (in the latter case, the withholding tax must be levied, although the EU parent company may request its refund from the Spanish Tax Authorities once the one-year period has been completed);

•

the EU parent company is incorporated under the laws of a EU Member State, under one of the corporate forms listed in Annex I, Part A, of the EU Parent-Subsidiary Directive, and is subject to a Member State Corporate Income Tax (as listed in Annex I, Part B, of the EU Parent-Subsidiary Directive), without the possibility of being exempt; and

•	the dividends distributed do not derive from the subsidiary’s liquidation.

The EU Parent Subsidiary exemption will be applicable, subject to the compliance of certain requirements (similar to those indicated above), to dividends distributed by a Spanish subsidiary to its EEA parent company provided that there is an effective exchange of tax information with such EEA parent company’s country.

However, this exemption contains specific anti-abuse rules (whereby this exemption might not be applicable if the shareholder is located in a tax haven or when the majority of the voting rights of the EU parent company are held, directly or indirectly, by an individual or legal entity not resident in the EU or in a member country of the EEA with which there is an effective exchange of information in the terms described in the Spanish Law 36/2006 of 29 November, to prevent tax fraud, except in the latter case if the shareholder has been incorporated and operates for valid economic reasons and substantive business reasons) that need to be analyzed on a case-by-case basis and procedural formalities, such as the supply of a tax authorities-issued tax residence certificate.

In addition, shareholders resident in certain countries may be entitled to the benefits of a DTT, in effect between Spain and their country of tax residence providing for a reduced tax rate or an exemption on dividends, subject to the satisfaction of any conditions specified in the relevant treaty, including providing evidence of the tax residence of the shareholder by means of a certificate of tax residence duly issued by the tax authorities of its country of tax residence (the U.S. IRS for U.S. shareholders) indicating that the relevant investor is a resident therein within the meaning of the relevant DTT (or equivalent specific form or wording required under an applicable DTT or administrative practice). From a Spanish tax perspective, tax residence certificates issued by a foreign tax authority (or equivalent DTT forms) are generally deemed to be valid only for one year as from their date of issuance and if they refer to a specific period, they will only be valid for that period.

In accordance with the Order of the Ministry of Finance and Taxation of 13 April 2000, upon distribution of a dividend, Banco Santander or its paying agent will withhold an amount equal to the NRIT amount required to be withheld according to the general rules set forth above, transferring the resulting net amount to the financial institution acting as a depositary of the ordinary shares held by such shareholder. If the applicable depositary is resident, domiciled or represented in Spain and it provides timely evidence (including a valid certificate of tax residence for purposes of the exemption of reduction of withholding tax being claimed, or equivalent form under the applicable DTT), the depositary will immediately receive the amount withheld, which will be credited to the relevant shareholder (the “Quick Refund Procedure”). For these purposes, the relevant certificate of residence (or equivalent DTT form) must be provided before the tenth day following the end of the month in which the dividends were paid. If such certificate of tax residence or, as the case may be, the equivalent DTT form referred to above, is not provided to us by the relevant depositary within the mentioned time frame the relevant NRIT withheld will be paid to the Spanish tax authorities, and a shareholder entitled to an exemption or reduction of NRIT pursuant to the NRIT Law or pursuant to an applicable DTT may subsequently request a refund of the amounts withheld in excess from the Spanish tax authorities, following the standard refund procedure described below under “ —Spanish refund procedure”.

Spanish refund procedure

According to Royal Decree 1776/2004, dated July 30 and the Order of the Ministry of Finance and Taxation EHA/3316/2010, of December 17, a refund of an amount withheld in excess of any applicable NRIT (taking into account an available exemption or reduction under the NRIT Law or applicable TT) can be requested and obtained directly from the relevant Spanish tax authorities.

To pursue the refund claim, the shareholder (who are the beneficial owners entitled to receive the income payments in respect of the ordinary shares) is required to file inter alia:

•	the corresponding Spanish tax refund form (currently, tax form 210);

•

a valid certificate of tax residence issued by the relevant tax authorities of the country of residence of the relevant shareholder stating that the investor is a resident of such country (and, in case an exemption or reduction of NRIT is claimed pursuant to a DTT, such certificate must indicate that the relevant investor is a resident therein within the meaning of the relevant DTT) or, as the case may be, the equivalent DTT form; and

•	documentary evidence of the bank account to which the excess amount withheld should be paid.

For the purposes of this section, a shareholder must file the Form 210 (together with the corresponding documentation) during the period from February 1 of the year following the year in which the NRIT was withheld, and ending on the expiration of the 4-year period which commenced with the end of the corresponding filing period in which Banco Santander reported and paid such withholding taxes.

The Spanish Revenue Office must make the refund within the six months after the filing of the refund claim. If such period elapses without the shareholder receiving the refund, the shareholder is entitled to receive interest for late payment on the amount of the refund claimed.

For further details, prospective shareholders should consult their own tax advisors.

Taxation of capital gains

Capital gains derived from the transfer or sale of the ordinary shares will be deemed to be income arising in Spain, and, therefore, subject to NRIT, at the applicable rate (currently set at 19%). Gains arising from the sale of the ordinary shares are not currently subject to withholding tax on account of NRIT.

As a general rule, capital gains and losses will be calculated separately for each transaction and it is not possible to offset losses derived from a given transfer of shares against capital gains obtained upon another transfer of shares.

However, capital gains derived from the transfer of ordinary shares will be exempt from NRIT in Spain in any of the three following cases:

•

Capital gains derived from a transfer of the ordinary shares carried out on an official Spanish secondary stock market (the Spanish Stock Exchanges), by any shareholder who is tax resident in a country that has entered into a DTT with Spain containing an “exchange of tax information” clause are exempt from NRIT (DTT which is applicable to such shareholder). This exemption is not applicable to capital gains obtained by a shareholder through a country or territory that is classified as a tax haven under the Spanish tax regulations (currently defined by Royal Decree 1080/1991, of 5 July, as amended), nor by a shareholder holding the ordinary shares through a permanent establishment located in Spain.

•

Capital gains obtained directly by any shareholder resident of another EU Member State (other than Spain) or indirectly through a permanent establishment of such shareholder in a EU Member State (other than Spain), provided that the gain is not obtained through a country or territory defined as a tax haven under the applicable Spanish tax regulations or through a permanent establishment in Spain, shall be exempt from taxation in Spain if the issuer’s assets do not mainly consist of, directly or indirectly, real estate property located in Spain and:

i.

in the case of a non-resident individual, the shareholder has not held a direct or indirect interest of at least 25% in the issuer’s capital or net equity during the twelve months preceding the transfer; or

ii.	in the case of non-resident entities, the transfer fulfils the requirements set out in Article 21 of the CIT Law (see paragraph 2.1 (b)).

•

Capital gains realized by a shareholder who benefit from a DTT entered into between their country of tax residence and Spain that provides for taxation of capital gains derived from the transfer of the ordinary shares only in the country of tax residence of such ordinary shares shareholder. As a result, capital gains realized by a U.S. investor entitled to the benefits of the Treaty will generally not be subject to Spanish taxation.

According to the Order dated December 17, 2010, shareholders, as the case may be, will be obliged to submit a Spanish tax form (currently tax form 210) within:

•	the first 20 calendar days of April, July, October and January, in respect of capital gains accrued in the preceding quarter, if there is a tax payment to be made; or

•	the first 20 calendar days of January of the year following that in which the relevant capital gain is accrued, if no tax is due (i.e., if qualifying for a tax exemption).

In order for the exemptions mentioned above to apply, a shareholder must timely file the applicable NRIT tax return before the Spanish tax authorities, and attach to it a certificate of tax residence issued by the tax authority of its country of residence (which, if applicable, must state that the shareholder of ordinary shares is a resident of such country within the meaning of the relevant DTT) or, as the case may be, an equivalent DTT form. U.S. investors should attach to the NRIT tax return an IRS certificate stating that to the knowledge of the IRS the U.S. investor is a resident of the United States within the meaning of the Treaty. As mentioned above, certificates of tax residence (or equivalent DTT forms) will be generally valid only for a period of one year after their date of issuance and if they refer to a specific period, they will only be valid for that period.

Prospective shareholders should consult their own tax advisors to obtain detailed information regarding NRIT filings they may be required to make before the Spanish Tax Authorities.

3.2     Net Wealth Tax (Impuesto sobre el Patrimonio)

Non-Spanish tax resident individuals are subject to the Spanish Wealth Tax on the assets located in Spain or that can be executed within the Spanish territory (including the ordinary shares) as of 31 December each year, unless an applicable DTT provides otherwise. The Treaty does not address Net Wealth Tax.

Unless the DTT provides otherwise, Spanish Wealth Tax Law provides that the first EUR 700,000 of assets owned in Spain by Spanish non-resident tax individuals on the last day of any given year will be exempt from taxation, while the rest of the wealth will be taxed at a rate currently ranging between 0.2% and 2.5% although some reductions may apply. Individuals who are non-resident in Spain for tax purposes but are resident in an EU or EEA Member State may apply the rules approved by the autonomous region where the assets and rights with more value are situated. All such prospective investors should consult their tax advisors.

However, non-Spanish resident individuals will be exempt from Net Wealth Tax in respect of the ordinary shares to the extent that income deriving from the ordinary shares is exempt from NRIT as described above.

In accordance with Article 3 of the RDL 18/2019, as from year 2021, a full exemption on Spanish Net Wealth Tax would apply (bonificación del 100%), and therefore from year 2021 and onwards, individuals who are not resident in Spain shall be released from formal and filing obligations in relation to this Spanish Net Wealth Tax, unless the application of this full exemption is postponed or revoked.

Non-Spanish tax resident entities are not subject to Wealth Tax.

3.3     Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Non-Spanish tax resident individuals who acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy, and who reside in a country with which Spain has entered into a DTT in relation to Inheritance and Gift Tax will be subject to the provisions of the relevant DTT. The U.S. and Spain have not entered into a double tax treaty in relation to Inheritance and Gift Tax.

If the provisions of the foregoing paragraph do not apply, such individuals will be subject to Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules. Generally, individuals who are non-resident in Spain for tax purposes are subject to Spanish Inheritance and Gift Tax according to the rules set forth in the state Inheritance and Gift Tax law. However, if the deceased or the donee are resident in an EU or EEA Member State, the applicable rules will be those corresponding to the relevant autonomous regions according to their law. As such, prospective investors should consult their tax advisors.

Non-Spanish resident legal entities which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), except as provided in any applicable DTT entered into by Spain. In general, DTT provide for the taxation of this type of income solely in the country of tax residence of the shareholder of the ordinary shares or holder.

4.	Indirect taxation

The subscription, acquisition and transfer of the ordinary shares will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax, Stamp Duty and Value Added Tax, in accordance with Article 314 of the Consolidated Text of the Spanish Securities Market Law and related provisions.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of the ownership and disposition of debt securities denominated in U.S. dollars or contingent convertible capital securities denominated in U.S. dollars and any Conversion Shares or ADSs representing Conversion Shares. This summary applies only to the U.S. Holders described below that (i) hold debt securities or contingent convertible capital securities and any Conversion Shares or ADSs representing Conversion Shares as capital assets for U.S. federal income tax purposes and (ii) purchase the debt securities or contingent convertible capital securities in their offering, and in the case of debt securities, at their “issue price” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities of such series is sold for money. To the extent this discussion relates to debt securities, it only applies to debt securities that are treated as debt for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including the alternative minimum tax and the Medicare contribution tax on net investment income, as well as tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or certain traders in securities;

•

persons holding contingent convertible capital securities, ADSs, Conversion Shares or debt securities as part of a straddle, wash sale, constructive sale, conversion transaction or integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, “individual retirements accounts” or “Roth IRAs”;

•	persons subject to special tax accounting rules under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	persons who own or are deemed to own 10% or more of our equity by vote or value; or

•	persons holding debt securities, contingent convertible capital securities, Conversion Shares or ADSs in connection with a trade or business conducted outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes owns debt securities, contingent convertible capital securities, ADSs or Conversion Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning debt securities, contingent convertible capital securities, ADSs or Conversion Shares and partners in such partnerships should consult their tax advisors as to the U.S. federal income tax consequences of owning and disposing of the debt securities, contingent convertible capital securities, ADSs or Conversion Shares in their particular circumstances.

As used herein, a “U.S. Holder” is a person that for U.S. federal income tax purposes is a beneficial owner of debt securities, contingent convertible capital securities, ADSs or Conversion Shares, as applicable and:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This summary is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and Spain (the “Treaty”), all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

Persons considering the purchase of debt securities or contingent convertible capital securities of any series should consult their tax advisors with regard to the application of the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of the securities offered hereunder in their particular situations. The applicable prospectus supplement may include a discussion of additional or alternative U.S. federal income tax considerations that are not described herein and that may be relevant to a particular series of debt securities or contingent convertible capital securities. For example, the applicable prospectus supplement may include a summary of U.S. federal income tax consequences to U.S. Holders of owning and disposing of debt securities that are not U.S. dollar-denominated or debt securities that are subject to the rules applicable to contingent payment debt instruments. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.

Except as specifically discussed under “ —Passive Foreign Investment Company Rules” below, this discussion assumes that Banco Santander is not, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

Taxation of Debt Securities

Characterization of the Debt Securities

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a debt instrument and has significant debt features, but that is subject to statutory bail-in powers such as the Spanish Bail-in Power and Non-Viability Loss Absorption. Therefore, prospective investors should consult their tax advisors as to the proper characterization of the debt securities for U.S. federal income tax purposes. We believe that the debt securities should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes.

Stated Interest

Stated interest on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with a U.S. Holder’s method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes (if any) and, without duplication, any payments of Additional Amounts paid with respect thereto. Interest income (and any original issue discount described below) will constitute foreign-source income for foreign tax credit purposes. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish taxes withheld from interest income on a debt security at a rate not exceeding any applicable rate under the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Special rules applicable to certain “OID debt securities,” “floating rate debt securities” and “short-term debt securities” are described below.

Original Issue Discount

If a debt security’s “issue price” (as described above) is less than its “stated redemption price at maturity”, the debt security will be considered to have been issued at an original issue discount (“OID”) for U.S. federal income tax purposes (“OID debt security”) unless the difference is less than a specified de minimis amount, as described below. A debt security’s stated redemption price at maturity will equal the sum of all payments under the debt security, other than payments of “qualified stated interest”. Generally, “qualified stated interest” is stated interest unconditionally payable at least annually during the entire term of the debt security at a single fixed rate or, if certain conditions are met, at a variable rate. See “ —Floating Rate Debt Securities” below for a discussion regarding the treatment of certain variable rates as qualified stated interest.

If the difference between a debt security’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount (generally 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity), the debt security will not be considered to have OID. A U.S. Holder of OID debt securities will be required to include any qualified stated interest in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, as described in “ —Stated Interest” above. In addition, a U.S. Holder of OID debt securities will be required to include in income the sum of the daily portions of the OID for each day on which the U.S. Holder held the OID debt securities. The U.S. Holder will be required to include such OID as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received and regardless of such U.S. Holder’s regular method of tax accounting. Under this method, U.S. Holders of OID debt securities generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

For purposes of applying the OID rules and determining whether a debt security is issued with OID, if the issuer or a holder has an unconditional option to redeem a debt security prior to its stated maturity date and certain other conditions are met, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the amount payable at maturity, in the case of the issuer’s option, the yield on the debt security would be lower than its yield to the stated maturity date or, in the case of the holder’s option, the yield on the debt security would be higher than its yield to the stated maturity date. If this option is not in fact exercised, the debt security would be treated, solely for purposes of calculating OID, as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security’s adjusted issue price on that date. The adjusted issue price of a debt security is generally the issue price of the debt security, increased by the amount of OID previously includible in gross income and decreased by the amount of any payment previously made, other than a payment of qualified stated interest.

A U.S. Holder may make an election to include in income all interest that accrues on a debt security (including stated interest, OID and de minimis OID), as adjusted by any amortizable bond premium (as described below), in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). The constant yield election will apply only to the debt securities with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service.

Floating Rate Debt Securities

The discussion below addresses floating rate debt securities that pay interest at a single variable rate plus a fixed spread (or any successor rate) throughout the term of the debt security, which is unconditionally payable at least annually in cash. This discussion assumes that the variable rate will be a rate of a type whereby variations in value can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in U.S. dollars (such as a rate based on the U.S. dollar, LIBOR or SOFR). If a floating rate debt security of any series is issued with different terms or rates, the applicable prospectus supplement may describe relevant U.S. federal income tax consequences to U.S. Holders.

All stated interest on a floating rate debt security will constitute qualified stated interest and will be taxed as described in “ —Stated Interest” above. Thus, a floating rate debt security generally will not be treated as issued with OID, unless the floating rate debt security is issued at an issue price below its principal amount and the difference between the issue price and the principal amount equals or is in excess of the specified de minimis amount described in “ —Original Issue Discount” above. In general, if a floating rate debt security is issued with OID, the amount of qualified stated interest and the amount of OID that accrues during an accrual period will be determined under the rules applicable to fixed rate debt instruments, as discussed under “ —Stated Interest” and “ —Original Issue Discount” above, by assuming that the variable rate is a fixed rate equal to the value, as of the issue date, of the LIBOR plus the applicable fixed spread. The qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing sentence.

Short-Term Debt Securities

A debt security that matures one year or less from its date of issuance taking into account the last possible date on which the debt security could be outstanding (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the short-term debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but will be required to include in income any interest paid to such U.S. Holder). U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount that has not been included in income.

Prior Accrued Interest on Additional Debt Securities

Under the terms of the debt securities, if Banco Santander issues additional debt securities that have the same CUSIP, ISIN or other identifying number of the outstanding debt securities (“additional debt securities”), the additional debt securities and the outstanding debt securities must be fungible for U.S. federal income tax purposes. U.S. Holders that purchase additional debt securities upon their issuance may exclude from income the portion of the interest paid on the first interest date on additional debt securities that relates to the period from the preceding interest payment date on the outstanding debt securities to the issue date of the additional debt securities (“prior accrued interest”). Prior accrued interest not included in income will not form part of any amortizable bond premium (as described under “—Amortizable Bond Premium” below). A U.S. Holder’s tax basis in an additional debt securities will generally equal the cost of such additional debt security to the U.S. Holder, reduced by any prior accrued interest excluded from income.

Amortizable Bond Premium

If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium. In general, the amount of amortizable bond premium will be equal to the excess of the purchase price over the sum of all amounts payable on the debt security other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant yield method, over the remaining term of the debt security. The amortization of bond premium on a debt security with an unconditional early redemption put or call option may be subject to limitations during certain accrual periods. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such U.S. Holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the amortized premium. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a U.S. Holder makes a constant yield election (as described in “ —Original Issue Discount” above) for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

Sale, Retirement or Other Taxable Disposition of the Debt Securities

Upon the sale, retirement or other taxable disposition of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, retirement or disposition and the U.S. Holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest will be taxed as interest as described in “ —Stated Interest” above. A U.S. Holder’s adjusted tax basis in the debt securities will generally equal the cost of such debt security to the U.S. Holder, increased by the amount of any OID included in income and decreased by (i) the amount of any payment on the debt securities other than payments of qualified stated interest, (ii) any amortized bond premium and (iii) any prior accrued interest excluded from income as described above in “—Prior Accrued Interest on Additional Debt Securities.”

Except as described under “Short-Term Debt Securities” above, gain or loss recognized on the sale, retirement or other taxable disposition of a debt security will generally be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, retirement or taxable disposition the U.S. Holder has held the debt security for more than one year. Gain or loss will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. The deductibility of capital losses may be subject to limitations.

Substitution of Issuer; Variation of Debt Securities’ Terms

Banco Santander’s obligations under the terms of a debt security may be assumed by another entity as described in “Description of Debt Securities—Substitution of Issuer.” In addition, in certain circumstances, Banco Santander may substitute all of the debt securities or vary their terms, as described in “Description of Debt Securities—Substitution and Variation.” Depending on the facts at the time of any such substitution or variation, it is possible that any such substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of debt securities for new debt securities. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt securities, and the new debt securities may be treated as issued with OID. U.S. Holders should consult their tax advisors regarding the tax consequences of any such substitution or variation.

Taxation of Contingent Convertible Capital Securities

Characterization of the Contingent Convertible Capital Securities

Banco Santander believes, and the remainder of this discussion assumes, that the contingent convertible capital securities will be treated as equity for U.S. federal income tax purposes.

Taxation of Distributions

Distributions with respect to contingent convertible capital securities (including Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto), generally will be treated as dividends to the extent paid out of Banco Santander’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Because Banco Santander does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.

Distributions will be treated as foreign-source dividend income for foreign tax credit purposes and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, distributions received by certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at reduced rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their own tax advisors regarding the availability of the long-term capital gains rate on dividends in their particular circumstances.

Distributions will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the distribution. The amount of dividend income will include any Spanish taxes withheld and, without duplication, any Additional Amounts paid with respect thereto. Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, Spanish taxes withheld from distributions at a rate not exceeding any applicable rate under the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale, Redemption or Other Taxable Disposition

A U.S. Holder will generally recognize capital gain or loss on the sale, redemption or other taxable disposition of contingent convertible capital securities (other than the receipt of Conversion Shares or ADSs upon Conversion, which will be treated as described below under “—Consequences of a Trigger Conversion”), assuming that in the case of a redemption, the U.S. Holder does not own, and is not deemed to own any of our Common Shares at such time. The gain or loss will be long-term capital gain or loss if the U.S. Holder has held the contingent convertible capital securities for more than one year. The amount of the U.S. Holder’s gain or loss will equal the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the contingent convertible capital securities. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Substitution of Issuer

An assumption of the obligations of Banco Santander under any series of contingent convertible capital securities as described under “Description of Contingent Convertible Capital Securities—Substitution of Issuer” might be considered for U.S. federal income tax purposes to be an exchange by the U.S. Holders of the contingent convertible capital securities of such series for new contingent convertible capital securities, which depending on the facts at the time of assumption, may result in recognition of taxable gain or loss for these purposes. U.S. Holders should consult their tax advisors regarding the U.S. federal, state and local income tax consequences of any such assumption.

Substitution or Variation of Terms

In certain circumstances, Banco Santander may substitute all of the contingent convertible capital securities or vary their terms. See “Description of Contingent Convertible Capital Securities—Substitution and Variation.” Because the terms of any such substituted or modified contingent convertible capital securities are not currently known, U.S. Holders should consult their tax advisors regarding the tax consequences of any such substitution or variation, including the potential for any such substitution or variation to be a taxable event for U.S. federal income tax purposes, and of owning or disposing of any substituted or modified contingent convertible capital securities.

Consequences of a Trigger Conversion

A conversion of contingent convertible capital securities into Conversion Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s tax basis in, and holding period for, the Conversion Shares or ADSs received upon conversion will generally be the same as the U.S. Holder’s tax basis in, and holding period of, the contingent convertible capital securities.

Taxation of ADSs and Conversion Shares

This discussion, to the extent it relates to the ADSs, is based in part on representations by the ADS Depositary and assumes that each obligation under the Deposit Agreement and any related agreement or undertaking will be performed in accordance with its terms. In general, a U.S. Holder who owns ADSs will be treated as the owner of the Conversion Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Conversion Shares represented by those ADSs.

The U.S. Treasury has expressed concern that parties to whom American depositary shares are released before shares are delivered to the depositary, or intermediaries in the chain of ownership between holders and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax described above applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Spanish taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Subject to the discussion above regarding concerns expressed by the U.S. Treasury, distributions paid on the Conversion Shares or ADSs (other than certain pro-rata distributions of Common Shares) will generally be treated in the manner described above under “ —Taxation of Contingent Convertible Capital Securities—Taxation of Distributions” with the following modifications. In the case of ADSs, a dividend will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt by the U.S. Holder, or in the case of ADSs, by the depositary, regardless of whether the payment is converted into U.S. dollars on the date of receipt. If a cash dividend is converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend payment. A U.S. Holder may have foreign currency gain or loss if a cash dividend is converted into U.S. dollars after the date of receipt. Any foreign currency gain or loss realized by a U.S. Holder on a sale or other disposition of the foreign currency will be U.S.-source ordinary income or loss.

Subject to applicable restrictions and limitations, which vary depending upon the U.S. Holder’s circumstances, non-refundable Spanish taxes withheld from distributions at a rate not exceeding any applicable rate under the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Spanish taxes withheld in excess of any applicable rate under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. U.S. Holders should consult their own tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such Spanish taxes in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the relevant taxable year.

Sale and Other Taxable Disposition of ADSs or Ordinary Shares

A U.S. Holder’s sale or other taxable disposition of Conversion Shares or ADSs will generally be treated in the manner described above under “ —Taxation of Contingent Convertible Capital Securities—Sale, Redemption or Other Taxable Disposition,” with the U.S. Holder’s adjusted basis and amount realized each determined in U.S. dollars.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations that are not yet in effect, but are generally proposed to become effective for taxable years beginning after December 31, 1994, Banco Santander does not expect to be a PFIC for U.S. federal income tax purposes for its current taxable year or for the foreseeable future. However, since PFIC status depends upon the composition of Banco Santander’s income and assets and the market value of its assets from time to time, there can be no assurance that Banco Santander will not be a PFIC for any taxable year.

If Banco Santander were a PFIC for any taxable year during which a U.S. Holder held contingent convertible capital securities, ADSs or Conversion Shares, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder. Generally, gain recognized by a U.S. Holder on a sale, redemption or other disposition (including under certain circumstances, a pledge) of contingent convertible capital securities, ADSs or Conversion Shares would be allocated ratably over the U.S. Holder’s holding period for the contingent convertible capital securities, ADSs or Conversion Shares (which in the case of ADSs or Conversion Shares, will include the holding period of the contingent convertible capital securities that were converted into such ADSs or Conversion Shares, as described above). The amounts allocated to the taxable year of the sale or other disposition and to any year before Banco Santander became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Further, any payments or distributions in respect of contingent convertible capital securities, ADSs or Conversion Shares in excess of 125% of the average of the annual payments or distributions on such contingent convertible capital securities, ADSs or Conversion Shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner as gain, as described immediately above. Certain elections may be available that would result in alternative treatments (such as the mark-to-market election) of the contingent convertible capital securities, ADSs and Conversion Shares if Banco Santander were a PFIC.

U.S. Holders should consult their tax advisors regarding the PFIC rules.

Information Reporting and Backup Withholding

Payments of interest, dividends and proceeds from the sale, redemption or other disposition of debt securities, contingent convertible capital securities, ADSs or Conversion Shares that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding, unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain individual U.S. Holders (and certain specified entities) may be required to report to the Internal Revenue Service certain information relating to their securities or non-U.S. financial accounts through which the securities may be held. U.S. Holders who fail to report the required information could be subject to substantial penalties.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase, holding and subsequent disposition of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that its purchase, holding and subsequent disposition of the securities will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell debt securities, contingent convertible capital securities or ordinary shares (including ADSs) to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (“Securities Act”). Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, ordinary shares and contingent convertible capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase ordinary shares, debt securities or contingent convertible capital securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

The validity of the securities will be passed upon by Davis Polk & Wardwell LLP as to matters of U.S. federal and New York law, and by Uría Menéndez Abogados, S.L.P. as to matters of Spanish law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Each of Banco Santander and the subsidiary issuers is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Banco Santander and all of the directors of the subsidiary issuers, and certain of the experts named in this prospectus, are not residents of the United States. A substantial majority of the assets of Banco Santander and substantially all of the assets of the subsidiary issuers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. Banco Santander and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Banco Santander and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the securities and have appointed Banco Santander, S.A., New York Branch, as agent in New York City to accept service of process in any such action.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed.

We will provide the Trustee for any debt securities and contingent convertible capital securities and the ADR depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any Trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the Trustee or the ADR depositary will mail the reports to all record holders of the debt securities, contingent convertible capital securities or ordinary shares. In addition, we will provide the Trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the Group’s 2019 Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 6, 2020, “Part 1. Consolidated Directors’ Report-Economic and Financial Review. Section 3” in the Group’s annual report on Form 20-F for the year ended December 31, 2018 filed with the SEC on March 26, 2019 and “Exhibit 99.1. Section 3. Economic and Financial Review by Segment” in the Group’s Form 6-K filed with the SEC on July 8, 2019.

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.

You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

Economic and Industry Conditions

•

general economic or industry conditions in Spain, the U.K., the U.S., other European countries, Brazil, other Latin American countries and the other areas in which we have significant business activities or investments;

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•	a worsening of the economic environment in Spain, the U.K., the U.S., other European countries, Brazil, other Latin American countries, and increase of the volatility in the capital markets;

•	the effects of a decline in real estate prices, particularly in Spain and the U.K.;

•	the effects of results of U.K. political developments, including the U.K.’s exit from the European Union;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR model we use;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings of businesses that may not perform in accordance with our expectations;

•	changes in demographics, consumer spending, investment or saving habits;

•	potential losses associated with prepayment of our loan and investment portfolio, declines in the value of collateral securing our loan portfolio, and counterparty risk; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the U.K., other European countries, Latin America and the U.S.;

•

changes in Spanish, U.K., E.U., U.S., Latin American, or other jurisdictions’ laws, regulations or taxes, including changes in regulatory capital and liquidity requirements, including as a result of the U.K. exiting the E.U.; and

•	increased regulation in light of the global financial crisis.

Transaction and Commercial Factors

•	damage to our reputation;

•

our ability to integrate successfully our acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while we integrate these acquisitions; and

•	the outcome of our negotiations with business partners and governments.

Operating Factors

•	potential losses associated with an increase in the level of non-performance by counterparties to other types of financial instruments;

•	technical difficulties and/or failure to improve or upgrade our information technology;

•

changes in our ability to access liquidity and funding on acceptable terms, including as a result of changes in our credit spreads or a downgrade in our credit ratings or those of our more significant subsidiaries;

•	our exposure to operational losses (e.g., failed internal or external processes, people and systems);

•	changes in our ability to recruit, retain and develop appropriate senior management and skilled personnel;

•	the occurrence of force majeure, such as natural disasters, that impact our operations or impair the asset quality of our loan portfolio;

•	the impact of changes in the composition of our balance sheet on future interest income / (charges); and

•	potential losses associated with cyber-attacks.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Group’s 2019 Annual Report or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Capitalized terms used but not otherwise defined in this Part II of the registration statement shall have the meaning ascribed to them in the prospectus included in this registration statement.

Item 8. Indemnification of Directors and Officers

Banco Santander, S.A.

Indemnification under Banco Santander’s By-Laws (estatutos) and Spanish Law

Under Banco Santander’s bylaws and Spanish law, Banco Santander’s directors will be liable to Banco Santander and the shareholders and creditors of Banco Santander for any damage they cause through acts contrary to the law or the bylaws of Banco Santander, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by a Shareholders’ Meeting shall not relieve the directors from their liability. No provision of Banco Santander’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Pursuant to resolutions adopted by the Executive Committee of the Board of Directors of Banco Santander on March 9, 2020 in connection with the filing of this registration statement, Banco Santander has undertaken to indemnify its directors and officers, to the extent permitted by applicable law and Banco Santander’s bylaws, against any loss, claim, damages and judgments, and any expenses (including legal expenses) relating thereto, to which they may become subject under any U.S. state or federal securities laws insofar as such liabilities arise in connection with this registration statement.

Directors and Officers Insurance

Banco Santander maintains an insurance policy that protects officers and directors of Banco Santander and its consolidated subsidiaries from civil liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form F-3.

Number	Description

1.1*	Form of Underwriting Agreement for the senior preferred debt securities

1.2*	Form of Underwriting Agreement for the senior non preferred debt securities

1.3*	Form of Underwriting Agreement for the subordinated debt securities

1.4*	Form of Underwriting Agreement for the contingent convertible capital securities

4.1	Form of Senior Preferred Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee

4.2	Form of Senior Non Preferred Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee

4.3	Form of Subordinated Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee

4.4	Form of Contingent Convertible Capital Securities Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee

Number	Description

4.5	Form of Amended and Restated Deposit Agreement among Banco Santander, S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-6 (File No. 333-213557), filed on September 9, 2016)

4.6	English translation of the Bylaws (Estatutos) of Banco Santander, S.A. (incorporated herein by reference to Banco Santander, S.A.’s annual report on Form 20-F, filed on March 6, 2020)

5.1	Opinion and Consent of Davis Polk & Wardwell LLP, U.S. counsel to Banco Santander, S.A.

5.2	Opinion and Consent of Uría Menéndez Abogados, S.L.P., Spanish counsel to Banco Santander, S.A.

23.1	Consent of PricewaterhouseCoopers Auditors, S.L.

23.2	Consent of Davis Polk & Wardwell LLP (included in 5.1)

23.3	Consent of Uría Menéndez Abogados, S.L.P. (included in 5.2)

25.1	Statement of Eligibility for the Form of Senior Preferred Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, on Form T-1

25.2	Statement of Eligibility for the Form of Senior Non Preferred Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, on Form T-1

25.3	Statement of Eligibility for the Form of Subordinated Debt Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, on Form T-1

25.4	Statement of Eligibility for the Form of Contingent Convertible Capital Securities Indenture between Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, as Trustee, on Form T-1

99.1	Spanish Tax Exhibit

*

To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Banco Santander, S.A.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Banco Santander, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madrid, Kingdom of Spain, on May 14, 2020.

BANCO SANTANDER, S.A.

By:	/s/ José Antonio Soler
Name: José Antonio Soler Title: Authorized Representative

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a director, officer or authorized representative of Banco Santander, S.A., or otherwise) constitutes and appoints any member of the Board of Directors of Banco Santander, S.A., José García Cantera, Francisco Javier Illescas Fernández-Bermejo, José Antonio Soler Ramos, Antonio Torío Martín, Juan Urigoen Irusta, Óscar García Maceiras, José María Ciruelos, and Silvana Leticia Borgatti and each of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 426(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Ana Botín	Chairman of the Board of Directors	May 14, 2020

/s/ José Antonio Álvarez
José Antonio Álvarez	Chief Executive Officer and Vice Chairman of the Board of Directors	May 14, 2020

/s/ Bruce Carnegie-Brown
Bruce Carnegie-Brown	Vice Chairman of the Board of Directors	May 14, 2020

/s/ Rodrigo Echenique
Rodrigo Echenique	Director	May 14, 2020

/s/ Álvaro Antonio Cardoso de Souza
Álvaro Antonio Cardoso de Souza	Director	May 14, 2020

Guillermo de la Dehesa	Director	May 14, 2020

/s/ Homaira Akbari
Homaira Akbari	Director	May 14, 2020

/s/ Ignacio Benjumea
Ignacio Benjumea	Director	May 14, 2020

/s/ Javier Botín
Javier Botín	Director	May 14, 2020

/s/ Sol Daurella
Sol Daurella	Director	May 14, 2020

/s/ Henrique de Castro
Henrique de Castro	Director	May 14, 2020

/s/ Esther Giménez-Salinas
Esther Giménez-Salinas	Director	May 14, 2020

/s/ Ramiro Mato
Ramiro Mato	Director	May 14, 2020

/s/ Belén Romana
Belén Romana	Director	May 14, 2020

/s/ Pamela Ann Walkden
Pamela Ann Walkden	Director	May 14, 2020

/s/ José Cantera
José Cantera	Group Chief Financial Officer	May 14, 2020

/s/ José Doncel
José Doncel	Group Chief Accounting Officer	May 14, 2020

/s/ Mercedes Pacheco
Mercedes Pacheco	Managing Director and Senior Legal Counsel, Authorized U.S. Representative	May 14, 2020